                                                                   Exhibit 10.6


                      Amended and Restated Credit Agreement
                      (Secured Revolver-to-Term Facility)

                                   among

                           AIMCO Properties, L.P.,
                       a Delaware limited partnership,

             Bank of America National Trust and Savings Association,
                               as the Agent,

                                    and

            Bank of America National Trust and Savings Association,
                           as the initial Lender


                                May 5, 1997

                              TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .  . . . .1

1.01 Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
1.02 Other Definitional Provisions. . . . . . . . . . . . . . . . . . . . 29
1.03 Accounting Principles. . . . . . . . . . . . . . . . . . . . . . . . 30


ARTICLE II  THE FACILITY. . . . . . . . . . . . . . . . . . . . . . . . . 30

2.01 Amounts and Terms of Commitments . . . . . . . . . . . . . . . . . . 30
2.02 Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
2.03 Procedure for Borrowing. . . . . . . . . . . . . . . . . . . . . . . 34
2.04 Conversion and Continuation Elections. . . . . . . . . . . . . . . . 36
2.05 Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . 37
2.06 Mandatory Prepayments of Loans; Mandatory Amortization and
     Reductions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
2.07 Application of Proceeds. . . . . . . . . . . . . . . . . . . . . . . 39
2.08 Repayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
2.09 Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
2.10 Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
2.11 Computation of Fees and Interest . . . . . . . . . . . . . . . . . . 41
2.12 Payments by the Company. . . . . . . . . . . . . . . . . . . . . . . 42
2.13 Security; Additions, Substitutions and Exclusions of Borrowing
     Base Properties; Cash Collateral . . . . . . . . . . . . . . . . . . 42
2.14 Payments by the Lenders to the Agent . . . . . . . . . . . . . . . . 48
2.15 Sharing of Payments, Etc.. . . . . . . . . . . . . . . . . . . . . . 48
2.16 Participations Purchased by Lenders in the Letter of Credit
     Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49


ARTICLE III  TAXES, YIELD PROTECTION AND ILLEGALITY . . . . . . . . . . . 50

3.01 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
3.02 Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
3.03 Increased Costs and Reduction of Return. . . . . . . . . . . . . . . 53
3.04 Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
3.05 Inability to Determine Rates . . . . . . . . . . . . . . . . . . . . 55
3.06 Certificates of Lender . . . . . . . . . . . . . . . . . . . . . . . 55
3.07 Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55


ARTICLE IV  CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . 55

4.01 Conditions of First Loan . . . . . . . . . . . . . . . . . . . . . . 55
4.02 Conditions to Each Loan. . . . . . . . . . . . . . . . . . . . . . . 58
4.03 Conversion Conditions. . . . . . . . . . . . . . . . . . . . . . . . 59


ARTICLE V  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . 60

5.01 Existence and Power. . . . . . . . . . . . . . . . . . . . . . . . . 60
5.02 Authorization; No Conflict . . . . . . . . . . . . . . . . . . . . . 61
5.03 Governmental Authorization . . . . . . . . . . . . . . . . . . . . . 61
5.04 Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

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5.05 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
5.06 Title to Properties. . . . . . . . . . . . . . . . . . . . . . . . . 62
5.07 Subsidiaries; Interests in Other Entities; Changes in
     Organizational Structure . . . . . . . . . . . . . . . . . . . . . . 62
5.08 Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . 62
5.09 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
5.10 ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . 63
5.11 Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . 64
5.12 Collateral Documents . . . . . . . . . . . . . . . . . . . . . . . . 65
5.13 Regulated Entities . . . . . . . . . . . . . . . . . . . . . . . . . 65
5.14 Use of Proceeds; Margin Regulations. . . . . . . . . . . . . . . . . 65
5.15 REIT and Tax Status; Stock Exchange Listing. . . . . . . . . . . . . 66
5.16 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
5.17 No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
5.18 [Intentionally Deleted.] . . . . . . . . . . . . . . . . . . . . . . 66
5.19 Not a "Foreign Person. . . . . . . . . . . . . . . . . . . . . . . . 66
5.20 Defects. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
5.21 Property Documents . . . . . . . . . . . . . . . . . . . . . . . . . 66
5.22 Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
5.23 Violation of Laws; Permits . . . . . . . . . . . . . . . . . . . . . 67
5.24 Utilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
5.25 Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
5.26 Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . 67


ARTICLE VI  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . 68

6.01 Financial Information. . . . . . . . . . . . . . . . . . . . . . . . 68
6.02 Certificates; Other Information. . . . . . . . . . . . . . . . . . . 69
6.03 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
6.04 Preservation of Existence, Etc.. . . . . . . . . . . . . . . . . . . 72
6.05 Maintenance of Property. . . . . . . . . . . . . . . . . . . . . . . 72
6.06 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
6.07 Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . 72
6.08 Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . 73
6.09 Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . 73
6.10 Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . 73
6.11 Maintenance of REIT Status; Stock Exchange Listing . . . . . . . . . 73
6.12 Inspection of Property and Books and Records . . . . . . . . . . . . 73
6.13 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . 74
6.14 Communication with Accountants . . . . . . . . . . . . . . . . . . . 74
6.15 Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
6.16 Covenants Relating to Borrowing Base Properties. . . . . . . . . . . 75


ARTICLE VII  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . 76

7.01 Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
7.02 Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
7.03 Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . 78
7.04 Lease Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . 78
7.05 Disposition of Properties. . . . . . . . . . . . . . . . . . . . . . 79
7.06 Consolidations and Mergers . . . . . . . . . . . . . . . . . . . . . 79
7.07 Liquidations; Changes in Structure; New Subsidiaries . . . . . . . . 80
7.08 Changes in Business Investments. . . . . . . . . . . . . . . . . . . 81
7.09 Restricted Payments and Demands. . . . . . . . . . . . . . . . . . . 82
7.10 Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . 82

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7.11 Special Covenants Relating to the REIT . . . . . . . . . . . . . . . 82
7.12 Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . 83
7.13 Taxation of the Company. . . . . . . . . . . . . . . . . . . . . . . 83
7.14 ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
7.15 Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
7.16 Financial Covenants. . . . . . . . . . . . . . . . . . . . . . . . . 84
7.17 Accounting Changes . . . . . . . . . . . . . . . . . . . . . . . . . 84
7.18 Transfers of Non-Owned Interests in the Management Entities. . . . . 84


ARTICLE VIII  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . 84

8.01 Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . 84
8.02 Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
8.03 Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . . . . 89


ARTICLE IX  THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . 89

9.01 Appointment and Authorization. . . . . . . . . . . . . . . . . . . . 89
9.02 Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . 90
9.03 Liability of Agent . . . . . . . . . . . . . . . . . . . . . . . . . 90
9.04 Reliance by Agent. . . . . . . . . . . . . . . . . . . . . . . . . . 90
9.05 Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . . . 91
9.06 Credit Decision. . . . . . . . . . . . . . . . . . . . . . . . . . . 91
9.07 Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . 91
9.08 Agent in Individual Capacity . . . . . . . . . . . . . . . . . . . . 92
9.09 Successor Agents . . . . . . . . . . . . . . . . . . . . . . . . . . 92
9.10 Collateral Matters . . . . . . . . . . . . . . . . . . . . . . . . . 93


ARTICLE X  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 93

10.01 Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . . 93
10.02 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
10.03 No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . . . . . 95
10.04 Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . 95
10.05 Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
10.06 Marshalling; Payments Set Aside . . . . . . . . . . . . . . . . . . 96
10.07 Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . 96
10.08 Assignments, Participations, etc. . . . . . . . . . . . . . . . . . 96
10.09 Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
10.10 Notification of Addresses, Lending Offices, Etc . . . . . . . . . . 99
10.11 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
10.12 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
10.13 No Third Parties Benefited. . . . . . . . . . . . . . . . . . . . . 99
10.14 Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
10.15 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .100
10.16 Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . .100
10.17 Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . .100
10.18 Notice of Claims; Claims Bar. . . . . . . . . . . . . . . . . . . .101
10.19 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .101
10.20 Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . .101
10.21 Exculpation of Lenders. . . . . . . . . . . . . . . . . . . . . . .101
10.22 Relationship. . . . . . . . . . . . . . . . . . . . . . . . . . . .102

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

                  AMENDED AND RESTATED CREDIT AGREEMENT

                   (Secured Revolver-To-Term Facility)

     This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of May 5, 1997, among AIMCO PROPERTIES, L.P., a Delaware limited partnership (the "Company"), the lenders from time to time party to this Agreement (the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as one of the Lenders and as the Issuing Lender, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent").

     A. Pursuant to that certain Credit Agreement, dated as of August 12, 1996, by and between BofA, as a lender and the agent, and the Company, as amended (as so amended, the "Previous Credit Agreement"), BofA made available to the Company a revolver-to-term credit facility in the amount of up to Fifty Million Dollars ($50,000,000).

     B. BofA, the Lenders and the Company desire to replace the Previous Credit Agreement with this Agreement thereby making available to the Company a revolver-to-term credit facility upon the terms and conditions set forth in this Agreement. Upon the Closing Date (as defined below), the lending commitments of any Lender to the Company under the Previous Credit Agreement shall be cancelled.

     C. As of the date hereof, the outstanding principal balance under the Previous Credit Agreement is $52,180,261, and letters of credit have been issued thereunder in the stated amount of $614,739.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

     "ACQUISITION SUB" means AIMCO/NHP Holdings, Inc., a Delaware corporation.

     "ACQUISITION SUB FINANCING DOCUMENTS" means all documents evidencing, securing or relating to credit facilities now or hereafter provided to the Acquisition Sub, the Company, the REIT or any of their respective
Subsidiaries for purposes of

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financing the acquisition of all or any portion of the NHP Interests, and shall include, without limitation that certain Credit Agreement, of even date herewith, among the Acquisition Sub, BofA as the agent and a lender and Smith Barney Mortgage Capital Group, Inc. as a lender, providing for a maximum credit facility of up to $76,000,000, and that certain Payment Guaranty delivered to such lender by the REIT and the Company pursuant thereto, together with all amendments, extensions and renewals of any of the foregoing, and all documents whereby the obligations of any Person other than the lenders thereunder shall be assumed or guaranteed by any other Person (whether or not the Company, the REIT or any Subsidiary thereof).

     "ACQUISITION SUB'S PRO RATA SHARE" means, as of any date, the ratio (expressed as a percentage) which the aggregate number of shares of Stock in NHP held by the Acquisition Sub bears to the aggregate number of issued and outstanding shares of Stock in NHP.

     "ACTUAL ADVANCE RATIO" means, at any time, the ratio (expressed as a percentage) determined by dividing the Outstanding Amount at such time by the sum of (i) the Appraised Values of all Borrowing Base Properties minus any assessment liens against such properties plus (ii) ninety-five percent (95%) of the amount of Pledged Cash at such time.

     "ADDITIONAL LENDER" has the meaning specified in Section 2.01(a)(iv).

     "ADDITIONAL LENDER AGREEMENT" means an agreement by and among an Additional Lender, the Agent and the Company entered into pursuant to Section 2.01(a)(iv), substantially in the form of EXHIBIT M.

     "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.
 Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the equity of a Person shall, for the purposes of this Agreement, be deemed to control the other Person. In no event shall any Lender be deemed an "Affiliate" of the Company.

     "AGENT" means Bank of America National Trust and Savings Association, in its capacity as Agent, and any successor Agent appointed hereunder.

     "AGENT-RELATED PERSONS" has the meaning specified in Section 9.03.

     "AGGREGATE COMMITMENT" means the combined Commitments of the Lenders. As of the Closing Date the Aggregate Commitment is $60,000,000 and the Aggregate Commitment shall be increased above $60,000,000 to not more than $100,000,000 only in compliance with Section 2.01(a)(iv) below.

     "AGREEMENT" means this Credit Agreement, as amended, supplemented or modified from time to time.

     "ANNUALIZED CURRENT YEAR NOI" shall mean for each Borrowing Base Property for any fiscal quarter during the term of the Revolving Facility, the annualized Net Operating Income from such Borrowing Base Property for the period from the commencement of the then current year through the end of the most recent quarter, with adjustments to reflect a level of annual Capital Expenditures equal to the Imputed Capital Expenditures.

     "APARTMENT PROPERTY CAP RATE" means nine and 6/10ths percent (9.6%).

     "APPLICABLE LIBOR MARGIN" shall mean, with respect to LIBOR Loans, on any date during a Rate Period described below, the applicable spread set forth below:

Applicable Period                Applicable LIBOR Margin
-----------------                -----------------------
For Rate Periods                 1.70% if, after such
ending prior to                  LIBOR Loan is made,
the Six Month                    converted or continued,
Date                             the Actual Advance Ratio
                                 would exceed 60%, and
                                 1.45% if, after such
                                 LIBOR Loan is made,
                                 converted or continued,
                                 the Actual Advance Ratio
                                 would be less than or
                                 equal to 60%

For Rate Periods                 1.45%
ending on or
after the Six
Month Date

     "APPLICABLE MARGIN" means

          (a)  with respect to Base Rate Loans, 0.0%; and

          (b)  with respect to LIBOR Loans, the Applicable LIBOR Margin.

     "APPRAISAL" means a real estate appraisal providing an assessment of the fair market value of a Property, taking into account any and all Estimated Remediation Costs, that is (a) conducted on an "as-is" basis in accordance with the Uniform Standards of Professional Appraisal Practice (as promulgated by the Appraisal Standards Board of the Appraisal Foundation), all Requirements of Law applicable to the Agent, FIRREA, and the applicable internal policies of the Agent, and (b) undertaken by an independent M.A.I. appraisal firm engaged by the Agent and satisfactory to the Agent and the Requisite Lenders.

     "APPRAISED VALUE" as to any item of Collateral shall, as of any date of determination, be the value of such Collateral reflected in the Appraisal thereof most recently delivered to and approved by the Agent pursuant to
Section 2.13(a)(ii)(A).

     "ASSIGNEE" has the meaning specified in Section 10.08(a).

     "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in Section
10.08(a).

     "ASSIGNMENT OF LEASES" means an assignment of leases and rents, substantially in the form of EXHIBIT A, in each case with such revisions as may be proposed by local counsel to the Agent and acceptable to the Agent and the Requisite Lenders.

     "ASSUMED INTEREST RATE" shall mean an annual rate equal to the greater of (a) the yield on U.S. Treasury obligations having a maturity of ten (10) years from the date of determination (or the closest maturity date thereafter), plus two and one-half percent (2.50%), or (b) nine percent (9.0%). In calculating the Revolving Facility Debt Service Coverage-Based Principal Limit or Term Loan Debt Service Coverage-Based Principal Limit for any fiscal quarter, the Assumed Interest Rate shall be based on the yield on such U.S. Treasury obligations as published for the last Business Day of the preceding fiscal quarter. In calculating the Term Loan Debt Service Coverage-Based Principal Limit as of the Conversion Date, the Assumed Interest Rate shall be based on the yield on such obligations as published for the Business Day preceding the date a notice of the Company's request for the conversion is delivered to the Agent pursuant to Section 4.03.

     "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

     "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (12 U.S.C. Section 101, ET. SEQ.), as amended from time to time.

     "BASE RATE" means the higher of:

          (a) the annual rate of interest publicly announced from time to time by the Reference Lender as its "reference" rate. The "reference" rate is a rate set based upon various factors including the Reference Lender's costs and desired return, general economic conditions, and other factors, and is used as reference points for pricing some loans. Any change in the Base Rate shall take effect on the day specified in the public announcement of such change; or

          (b) one-half of one percent (0.5%) per annum above the latest Federal Funds Rate.

     "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

     "BORROWING BASE" shall mean at any time: (a) in the case of the Revolving Facility, the Revolving Facility Borrowing Base and (b) in the case of the Term Loan, the Term Loan Borrowing Base.

     "BORROWING BASE PROPERTY" means one of the multi-family apartment projects which is identified on SCHEDULE 1.01A attached hereto or otherwise offered by the Company and accepted by all of the Lenders as Collateral pursuant to Section 2.13(a) below (upon the satisfaction of the conditions set forth therein), together with all personal property, deposits, accounts, contract rights, leases and other Collateral relating to such project, unless and until such project is excluded as a Borrowing Base Property or otherwise released as Collateral pursuant to Sections 2.13(b), 2.13(e), 7.05, or 10.01(b)(vi), as applicable.

     "BOFA" means Bank of America National Trust and Savings Association, other than in its capacity as the Agent hereunder.

     "BORROWING NOTICE" means a notice given by the Company to the Agent pursuant to Section 2.03, in substantially the form of EXHIBIT B.

     "BRIDGE LOAN AGREEMENT" means that certain Amended and Restated Credit Agreement (Bridge Loan Facility) dated as of even date herewith by and among the Company, the Agent and the initial Lenders which provides, inter alia, that the lenders party thereto will make available to the Company a credit facility in the amount of up to Twenty-Five Million Dollars ($25,000,000.00), as the same may be amended, supplemented, or modified from time to time.

     "BRIDGE LOAN" means any Base Rate Loan and any LIBOR Loan (as such terms are defined in the Bridge Loan Agreement) made pursuant to the Bridge Loan Agreement.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial lenders are authorized or required by law to close in New York City or the city in which the Agent's office charged with administration of the Loans is located; except in cases in which it relates to any LIBOR Loan, in which cases "Business Day" means such a day on which dealings are carried on in the London dollar interbank market.

     "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central lender or other Governmental Authority having jurisdiction, or any other law, rule or regulation, whether or not having the force of law, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

     "CAPITAL EXPENDITURES" means, for any period and with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price, less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

     "CAPITAL LEASE" means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

     "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, the amount at which such Person's obligations under Capital Leases are required to be carried on the balance sheet of such Person in accordance with GAAP.

     "CARRYING VALUE" means, with respect to any asset or liability of any Person, the amount at which such asset or liability has been recorded or, in accordance with GAAP, should have been recorded, in the books of account of such Person, as reduced by any reserves or write-downs which have been announced, set aside or taken or, in accordance with GAAP, should have been set aside or taken, with respect thereto; PROVIDED, HOWEVER, that, if more than one method of recording the amount of any asset or liability, or the setting aside or taking of any reserves or write-downs with respect thereto, is permitted under GAAP, the permitted method actually used shall be controlling for purposes of determining Carrying Value, provided that such method is used in a manner consistent with prior periods.

     "CASH COLLATERAL ACCOUNT" has the meaning specified in Section 2.13(d).

     "CASH EQUIVALENTS" means:

          (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

          (b) certificates of deposit, time deposits, demand deposits, eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than three (3) months, issued by the Agent, or by any U.S. commercial bank (or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S.) having combined capital and surplus of not less than $100,000,000 whose short-term securities are rated at least A-1 by S&P and P-1 by Moody's; PROVIDED, HOWEVER, such Investments may not be made in amounts in excess of $1,000,000 with any lender that is owed Indebtedness in excess of $1,000,000 by the Company, the REIT or any Subsidiary (other than the Obligations) unless such bank waives in writing (in form and substance satisfactory to the Requisite Lenders) its right to set-off such Investment against such Indebtedness;

          (c) demand deposits on deposit in accounts maintained at commercial banks having membership in the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and

          (d) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's and in either case having a tenor of not more than three (3) months.

     "CERCLA" has the meaning specified in the definition of "Environmental
Laws".

     "CLOSING DATE" means the date on which all conditions precedent to the effectiveness of this Agreement set forth in Section 4.01 (a) are satisfied or waived by all Lenders; said date shall occur no later than the earlier of
(i) May 7, 1997 or (ii) the "Closing Date" under (and as such term is defined in) the Acquisition Sub Credit Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     "COLLATERAL" means all property interests, now owned or hereafter acquired, of the Company or any Wholly-Owned Subsidiary in or upon which a Lien now or hereafter exists in favor of the Agent on behalf of the Lenders hereunder or under the Collateral Documents.

     "COLLATERAL DOCUMENTS" means, collectively, (a) the Mortgages, the Assignments of Leases, the Environmental Indemnity Agreements and all security agreements, lease assignments and other similar agreements between the Company or any Wholly-Owned

Subsidiary and the Lenders or the Agent for the benefit of the Lenders now or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby, (b) all financing statements (or comparable documents) now or hereafter filed in accordance with the UCC (or comparable law) against the Company or any Wholly-Owned Subsidiary as debtor in favor of the Lenders or the Agent for the benefit of the Lenders as secured party, (c) any other documents executed by the Company or any Wholly-Owned Subsidiary at the request of Agent and upon the recommendation of Agent's counsel or local counsel in order to establish, perfect or protect any of the liens or security interests granted in the Mortgages, and (d) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

     "COMMITMENT", with respect to each Lender, shall mean that Lender's Revolving Commitment (during the term of the Revolving Facility) or Term Commitment (during the term of the Term Loan), as specified in Sections 2.01(a) or (c), as applicable.

     "COMMITMENT PERCENTAGE" means, as to any Lender, the percentage equivalent of such Lender's Commitment divided by the Aggregate Commitment.

     "CONSOLIDATED EBITDA" means, for any period, and without double counting any item, the sum of the EBITDA for the Company, the REIT and their respective Subsidiaries for such period on a consolidated basis PLUS for all periods until the NHP Combination Date, Acquisition Sub's Pro Rata Share of the EBITDA for NHP and its Subsidiaries (exclusive of NHP Financial Services, Inc. and its Subsidiaries) for such period on a consolidated basis.

     "CONSOLIDATED EBITDA-TO-FIXED CHARGES RATIO" means for any period of determination, the ratio computed as follows:

Consolidated EBITDA-    [Consolidated EBITDA minus Imputed Capital Expenditures]
to-Fixed Charges Ratio=                        divided by
                                         Consolidated Fixed Charges

     "CONSOLIDATED EBITDA-TO-INTEREST RATIO" means for any period of determination, the ratio computed as follows:

Consolidated EBITDA-    [Consolidated EBITDA minus Imputed Capital Expenditures]
   to-Interest Ratio =                        divided by
                                    Consolidated Interest Expense

     "CONSOLIDATED FIXED CHARGES" means for any period of determination the sum of the Consolidated Interest Expense for such period, plus Consolidated Scheduled Amortization for such period, plus dividends accrued (whether or not declared or payable) on the REIT's preferred Stock during such period plus any cumulative unpaid dividends on such preferred Stock carried over to such period from a prior period.

     "CONSOLIDATED INTEREST EXPENSE" means for any period of determination, and without double counting any item, the sum of the Interest Expense for the Company, the REIT and their respective Subsidiaries for such period on a consolidated basis plus, for all periods until the NHP Combination Date, the sum of the Acquisition Sub's Pro Rata Share of the Interest Expense for NHP and its Subsidiaries (exclusive of NHP Financial Services, Inc.) for such period on a consolidated basis.

     "CONSOLIDATED SCHEDULED AMORTIZATION" means for any period of determination, and without double counting any item, the sum of the Scheduled Amortization for the Company, the REIT and their respective Subsidiaries for such period on a consolidated basis plus, for all periods until the NHP Combination Date, the sum of the Acquisition Sub's Pro Rata Share of the Scheduled Amortization for NHP and its Subsidiaries (exclusive of NHP Financial Services, Inc.) for such period on a consolidated basis.

     "CONSOLIDATED TOTAL INDEBTEDNESS" means as of any date, and without double counting any item, the sum of (a) the Total Indebtedness for the Company, the REIT and their respective Subsidiaries as of such date (including, without limitation the Total Indebtedness of the Acquisition Sub as of such date), plus (b) at all times until the NHP Combination Date, the sum of the Acquisition Sub's Pro Rata Share of the Total Indebtedness of NHP and its Subsidiaries (exclusive of NHP Financial Services, Inc.) as of such date.

     "CONTINGENT OBLIGATION" means, as to any Person, (a) any Guaranty Obligation of that Person, and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person, (i) in respect of any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings,
(ii) as a partner or joint venturer in any partnership or joint venture,
(iii) to purchase any materials, supplies or other Property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered, or such services are ever performed or tendered, or (iv) incurred pursuant to any Rate Contract. Except as provided in the definition of "Total Indebtedness" below, the amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof.

     "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, mortgage, deed of trust, indenture, or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

     "CONTROLLED GROUP" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code.

     "CONVERSION CONDITIONS" has the meaning specified in Section 4.03.

     "CONVERSION DATE" shall mean the date on which all Conversion Conditions have been satisfied and the Revolving Facility has been converted into the Term Loan. The Conversion Date shall be set forth in the certificate delivered to and approved by the Agent pursuant to Section 4.03(e) below. "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

     "DEVELOPMENT ACTIVITY" means, as to any Property of the Company or any Subsidiary, any construction, reconstruction, rehabilitation or other development activity or related series of activities in connection with any single apartment or commercial complex, the cost of which, in the aggregate, exceeds $1,000,000.

     "DISPOSITION" means the sale, lease, conveyance, transfer or other disposition of (whether in one or a series of transactions) any Property, including accounts and notes receivable (with or without recourse) and sale-leaseback transactions, but otherwise excluding Permitted Liens.

     "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

     "DOMESTIC LENDING OFFICE" means, with respect to each Lender, the office of that Lender designated as such on the signature pages hereto or such other office of a Lender as it may from time to time specify in writing to the Company and the Agent.

     "EBITDA" means, for any period, the sum determined in accordance with GAAP, of the following, for any Person on a consolidated basis (a) the net income (or net loss) of such Person during such Period PLUS (b) all amounts treated as expenses for real estate depreciation, Interest Expense and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), PLUS (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); PROVIDED, HOWEVER, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains.

     "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such commercial bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, and (c) any Lender Affiliate.

     "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "ENVIRONMENTAL INDEMNITY AGREEMENT" means an environmental indemnity agreement substantially in the form of EXHIBIT C, with such revisions as may be proposed by local counsel to the Agent and acceptable to the Agent and the Requisite Lenders.

     "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Hazardous Material Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act, each as amended or supplemented, and any analogous future or present local, municipal, state or federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of any determination.

     "ENVIRONMENTAL PERMITS" has the meaning set forth in Section 5.11(b).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b), 414(c) or 414(m) of the Code.

     "ERISA EVENT" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under
Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the Company or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan when due; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan pursuant to Section 4042 of ERISA; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Company or any Subsidiary of the Company may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Company or any member of the Controlled Group may be directly or indirectly liable.

     "ESTIMATED REMEDIATION COST" means all costs associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

     "EVENT OF DEFAULT" means any of the events or circumstances specified in
Section 8.01.

     "EVENT OF LOSS" means, with respect to any Borrowing Base Property, any of the following: (a) any loss, destruction or damage of such property, (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain, or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or requisition of the use of such property.

     "EXCHANGE ACT" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

     "FEDERAL FUNDS RATE" means, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate".
If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three (3) leading brokers of Federal funds transactions in New York City selected by the Agent.

     "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereof.

     "FINANCE SUBSIDIARY" means AIMCO Properties Finance Partnership, L.P., a Delaware limited partnership.

     "FINANCE SUBSIDIARY LOAN" means, collectively, (i) the loan in the amount of $95,387,690 made by the Finance Subsidiary to the REIT on or around September 12, 1995, as evidenced by that certain Promissory Note, dated as of September 12, 1995, executed by the REIT, in favor of the Finance Subsidiary, which loan has been assumed by the Company pursuant to that certain Redemption Agreement, dated as of April 15, 1996, between the REIT and the Company, among others, and (ii) the loan in the amount of $3,000,000 made by the Finance Subsidiary to the REIT on or around September 6, 1995, as evidenced by that certain Promissory Note, dated as of September 6, 1995, executed by the REIT, in favor of the Finance Subsidiary.

     "FIRREA" means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time, and any regulations promulgated thereunder.

     "FUNDS FROM OPERATIONS" means, with respect to the Company, the REIT, and their Subsidiaries on a consolidated basis, net income calculated in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus real estate depreciation and amortization, plus amortization associated with the purchase of property management companies, and after adjustments for unconsolidated partnerships and joint ventures (with adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis), as interpreted by the National Association of Real Estate Investment Trusts in its March, 1995, White Paper on Funds From Operations.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "GP CORP" means AIMCO-GP, Inc., a Delaware corporation. GP Corp is a Wholly-Owned Subsidiary of the REIT and is the general partner of the Company.

     "GROSS ASSET VALUE" means, with respect to the Company, the REIT and their respective Subsidiaries on a consolidated basis, and without double counting any item, the sum of: (a) the Company's, REIT's, or their respective Subsidiaries' annualized Net Operating Income from all apartment projects one hundred percent (100%) owned by the Company or Wholly-Owned Subsidiaries for the period from the commencement of the then current year through the end of the most recent quarter, capitalized at the Apartment Property Cap Rate, PLUS (b) the Company's, REIT's, or their respective Subsidiaries' share of annualized Net Operating Income from all apartment projects in which the Company or any Subsidiary holds an interest less than one hundred percent (100%) for the period from the commencement of the then current year through the end of the most recent quarter, capitalized at the Apartment Property Cap Rate, PLUS (c) to the extent not included in clause
(b) above, the Company's, REIT's or their respective Subsidiaries' share of annualized unconsolidated net income of the Management Entities and the Unconsolidated Partnerships for the period from the commencement of the then current year through the end of the most recent quarter multiplied by 6.5 PLUS (d) prior to the NHP Combination Date, the Acquisition Sub's Pro Rata Share of the annualized EBITDA of NHP for the period from the commencement of the then current year through the end of the most recent quarter multiplied by 8.0, PLUS (e) all cash (including Restricted Cash) and the fair market value of all Cash Equivalents held as of the last day of such quarter.

     "GUARANTOR SUBSIDIARIES" means AIMCO Holdings QRS, Inc., a Delaware corporation, AIMCO/OTC QRS, Inc., a Delaware corporation, AIMCO Holdings, L.P., a Delaware limited partnership, AIMCO-GP, Inc., a Delaware corporation, AIMCO-LP, Inc., a Delaware corporation, and AIMCO Somerset, Inc., a Delaware corporation.

     "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any Property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase securities, other Properties or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. Except as set forth in the definition of "Total Indebtedness" below, the amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

     "HAZARDOUS MATERIALS" means (i) all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste, (ii) any other materials or pollutants that (a) pose a hazard to any Property of the Company or to Persons on or about such Property or (b) cause such Property to be in violation of any Environmental Laws, (iii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and (iv) any other chemical, material, substance, or waste, exposure to which is prohibited, limited, or regulated by any Governmental Authority or may or could pose a hazard to the health and safety of the owners, occupants, or any Persons surrounding the relevant Property.

     "IMPUTED CAPITAL EXPENDITURES" means, for any four (4) consecutive quarters, an amount equal to the average number of apartment units owned by the Operating Partnership, the REIT or the Subsidiaries of the Operating Partnership or the REIT during such period multiplied by (a) Three-Hundred Dollars ($300) per apartment unit in the case of a unit in their primary portfolio of Class A or B market-rate units and (b) Four Hundred Dollars ($400) per apartment unit in the case of any Class C, affordable or other unit, and for any period of less than four (4) consecutive quarters, an appropriate proration of such figure.

     "INDEBTEDNESS" of any Person means without duplication, (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent material or non-contingent), (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Properties, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Properties acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such properties), (f) all Capital Lease Obligations,
(g) all net obligations with respect to Rate Contracts, (h) all obligations (other than, in the case of the REIT, the obligation to acquire Units in exchange for shares of common Stock of the REIT) to purchase, redeem, or acquire any Stock of such Person or its Affiliates that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or its Affiliates, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, before June 30, 2001, (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Properties (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses
(a) through (h) above.

     "INDEMNIFIED LIABILITIES" has the meaning specified in Section 10.05.

     "INDEMNIFIED PERSON" has the meaning specified in Section 10.05.

     "INITIAL BORROWING BASE PROPERTIES" means the real properties so designated on SCHEDULE 1.01A hereto.

     "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case as undertaken under U.S. Federal, State or foreign law.

     "INTEREST EXPENSE" means, for any period, gross interest expense for the period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Company, the REIT and their respective Subsidiaries PLUS the portion of the upfront costs and expenses for Rate Contracts entered into by the Company, the REIT and their respective Subsidiaries (to the extent not included in gross interest expense) fairly allocated to such Rate Contracts as expenses for such period, as determined in accordance with GAAP; provided, that, all interest expense accrued by the Company, the REIT and their respective Subsidiaries during such period, even if not payable on or before the Maturity Date, shall be included within "Interest Expense." Notwithstanding the foregoing, interest accrued under any Intra-Company Debt shall not be included within "Interest Expense" for any purposes hereof.

     "INTEREST PAYMENT DATE" means, with respect to any Base Rate Loan and any LIBOR Loan, the first day of each month.

     "INTEREST PERIOD" means, with respect to any LIBOR Loan, the period commencing on the Business Day on which the Loan is disbursed or on the Pricing Conversion Date on which the Loan is continued as or converted to the LIBO Rate and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by the Company in its Borrowing Notice or Notice of Conversion/Continuation; PROVIDED that:

          (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (c) no Interest Period for any Loan shall extend beyond the Revolving Facility Maturity Date or after the Conversion Date, the Term Loan Maturity Date.

     "INTRA-COMPANY DEBT" means Indebtedness (whether book-entry or evidenced by a term, demand or other note or other instrument) owed by the Company, the REIT or any of their respective Subsidiaries to any Subsidiary, and incurred or assumed for the purpose of capitalizing a Subsidiary of the REIT or the Company. As of the date hereof, Intra-Company Debt includes the Indebtedness listed in SCHEDULE 1.01B and Indebtedness of the Subsidiaries under the promissory notes of Subsidiaries assigned to the Company and described on
SCHEDULE 7.02 attached hereto.

     "INTRA-COMPANY LOAN SUBORDINATION AGREEMENT" means a Subordination Agreement, in form and substance satisfactory to the Requisite Lenders, with respect to Intra-Company Debt (including the Finance Subsidiary Loan), in favor of the Agent for the ratable benefit of the Lenders, and entered into by each of the "Lenders" designated on SCHEDULE 1.01B and the Company.

     "INVESTMENT" means (a) any purchase or acquisition of any capital stock, equity interest, asset, obligation or other security of or any interest in, any Person, (b) any advance, loan, extension of credit or capital contribution to any Person, (c) any purchase, lease, or other acquisition of Property for investment purposes or for the purpose of resale or leasing to another Person, and (d) any contingent or other agreement to do any of the foregoing.

     "IRS" means the Internal Revenue Service or any agency successor thereto.

     "ISSUING LENDER" shall mean BofA, in its capacity as the issuer of Letters of Credit.

     "KNOWLEDGE OF THE COMPANY" means the actual knowledge (after reasonable inquiry) of any of the officers of the Company or the REIT and each other Person with executive responsibility for any aspect of the Company's or the REIT's business.

     "LENDER" means each of the lenders party to this Agreement, and includes BofA in its individual capacity.

     "LENDER AFFILIATE" means a Person that is engaged primarily in the business of commercial lending and is a Subsidiary of a Lender or of a Person of which a Lender is a Subsidiary.

     "LENDING OFFICE" means, with respect to any Lender, the office or offices of the Lender specified as its "Lending Office" opposite its name on the signature pages hereto, or such other office or offices of the Lender as it may from time to time specify in writing to the Company and the Agent.

     "LETTER OF CREDIT" means any letter of credit issued pursuant hereto by the Issuing Lender for the account of the Company for general corporate purposes. Each Letter of Credit shall be for a term of not more than one year from the date of issuance thereof, but shall in any event expire prior to the Revolving Facility Maturity Date.

     "LETTER OF CREDIT LIABILITY" means, as of any date of determination, all then existing liabilities of the Company to the Issuing Lender in respect of Letters of Credit, whether such liability is contingent or fixed, and shall consist in principal amount of the sum of (a) the available amount under all Letters of Credit (the determination of such amount to assume compliance with all conditions for drawing) and (b) the aggregate amount which has then been paid by, and not been reimbursed by the Company to, the Issuing Lender under all Letters of Credit.

     "LIBO RATE" means, for each Interest Period for any LIBOR Loan, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

LIBO Rate =           LIBOR
             -------------------------
             1.00 - Reserve Percentage


Where,

     (i) "LIBOR" means the per annum rate of interest, rounded upward, if necessary, to the nearest 1/16th of one percent (0.0625%), at which the Reference Lender's London branch, London, England, would offer U.S. dollar deposits in amounts and for periods comparable to those of the applicable LIBOR Loan and Interest Period to major banks in the London U.S. dollar inter-bank market at approximately 11:00 a.m., London time, on the first Business Day after the Borrowing Notice or Notice of Conversion/Continuation for such LIBOR Loan is delivered to the Agent; and

    (ii) "RESERVE PERCENTAGE" means the total of the maximum reserve percentages from time to time for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, whether or not applicable to any Lender. The Reserve Percentage shall be expressed in decimal form and rounded upward, if necessary, to the nearest 1/100th of one percent, and shall include marginal, emergency, supplemental, special and other reserve percentages.

     "LIBOR LOAN" means a Loan that bears interest based on the LIBO Rate.

     "LIEN" means any mortgage, deed of trust, security agreement, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

     "LOAN" has the meaning specified in Section 2.01(d).

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Collateral Documents, the REIT Guaranty Documents, and all other documents delivered to the Agent or the Lenders in connection therewith.

     "MANAGEMENT ENTITY" shall mean the Acquisition Sub and each of the following Persons and any successor thereto which conducts the management business described in the SEC Report, as well as any Subsidiary of the Company or the REIT which is engaged in the business of managing multi-family apartment projects or other real estate projects: Property Asset Management Services, L.P., a Delaware limited partnership, Property Asset Management Services, Inc., a Delaware corporation, Property Asset Management Services-CA, LLC, a California limited liability company; each of the "Service LLC's" referred to in the SEC Report; and any Subsidiary formed to conduct the management business related to the NHP Interests.

     "MARGIN STOCK" means "margin stock" as such term is defined from time to time in Regulation G, T, U or X of the Federal Reserve Board.

     "MATERIAL ADVERSE EFFECT" means a material adverse change in, or a material adverse effect upon, any of (a) the assets, operations, business, condition (financial or otherwise), or prospects of the Company, the REIT and their respective Subsidiaries, taken as a whole, (b) the ability of the Company, the REIT and their respective Subsidiaries to perform under any Loan Document and avoid any Event of Default, (c) the ability of the REIT and the Subsidiaries party thereto to perform under the REIT Guaranty Documents.

     "MOODY'S" shall mean Moody's Investors Service, a Delaware corporation, and its successors and assigns.

     "MORTGAGE" means a deed of trust, mortgage or similar real property security instrument encumbering Collateral, substantially in the form of EXHIBIT D, with such revisions as may be proposed by local counsel to the Agent and acceptable to the Agent and the Requisite Lenders.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

     "NET ISSUANCE PROCEEDS" means, in respect of any issuance of Stock, Units or Indebtedness by the Company, the REIT or any of their respective Subsidiaries, the proceeds in cash or Cash Equivalents (or, for purposes of Section 7.16(a), in the case of any issuance of Units in exchange for Property, the fair market value of the Property so acquired) received by the Company, the REIT or any of their respective Subsidiaries upon or substantially simultaneously with such issuance, net of (a) the direct costs of such issuance then payable by the recipient of such proceeds (excluding amounts payable to the Company, the REIT or any Affiliate of the Company or the REIT) (b) sales, use and other taxes paid or payable by such recipient as a result thereof, and (c) in the case of the issuance of indebtedness secured by any Property the portion of such proceeds used to repay Indebtedness previously incurred and secured by the same Property.

     "NET OPERATING INCOME," as to any Property, means (a) all gross revenues received from the operation of such Property during a particular period (including, without limitation, payments received from insurance on account of business or rental interruption and condemnation proceeds from any temporary use or occupancy, in each case to the extent attributable to the period for which such Net Operating Income is being determined, but excluding any proceeds from the sale or other disposition of any part or all of such Property; or from any financing or refinancing of such Property; or from any condemnation of any part or all of such Property (except for temporary use or occupancy); or on account of a casualty to the property (other than payments from insurance on account of business or rental interruption); or any security deposits paid under leases of all or a part of such Property, unless forfeited by tenants; and similar items or transactions the proceeds of which under GAAP are deemed attributable to capital), MINUS (b) all reasonable and customary property maintenance and repair costs, leasing and administrative costs, management fees assumed to be three percent (3%) of gross receipts (whether or not actually paid pursuant to a separate management contract or otherwise) and real estate taxes and insurance premiums actually paid by the Company during such period with respect to such Property (exclusive of Capital Expenditures). There shall be no deduction for any expense not involving a cash expenditure, such as depreciation.

     "NET WORTH" means at any time the Gross Asset Value minus all liabilities (as determined in accordance with GAAP) of the Company, the REIT and their respective Subsidiaries on a consolidated basis, inclusive of their respective shares of Indebtedness of the Unconsolidated Partnerships. Regardless of its characterization under GAAP, the Indebtedness of the Acquisition Sub under the Acquisition Sub Financing Documents and the Acquisition Sub's Pro Rata Share of Indebtedness of NHP shall be characterized as a liability of the REIT for purposes of this definition. Notwithstanding the foregoing, the liabilities of the REIT shall include the redemption amount payable under any preferred Stock of the REIT which is optionally or mandatorily redeemable at any time on or prior to one year after the Revolving Facility Maturity Date (or, if the Company elects to convert the Revolving Facility into the Term Loan, on or prior to one year after the Term Loan Maturity Date).

     "NHP" means NHP, Incorporated, a Delaware corporation.

     "NHP COMBINATION DATE" means the date on which Acquisition Sub, the Company, the REIT or any of their Subsidiaries shall have acquired one hundred percent (100%) of the common stock of NHP or shall have consummated a merger with NHP, whichever is the earlier.

     "NHP INTERESTS" means collectively, (a) the shares of stock in NHP acquired or to be acquired from the NHP Shareholders by the Acquisition Sub pursuant to that certain Stock Purchase Agreement dated April 16, 1997, among the REIT and the NHP Shareholders and (b) the NHP-Related Real Estate Assets.

     "NHP-RELATED REAL ESTATE ACQUISITION AGREEMENT" means the Real Estate Acquisition Agreement to be entered into among the NHP Shareholders and Phemus Corporation, as the sellers, the Company and the REIT.

     "NHP-RELATED REAL ESTATE ASSETS" means the shares of stock, partnership, membership and other equity interests, and loans acquired or to be acquired by the Company pursuant to the NHP-Related Real Estate Acquisition Agreement.

     "NHP REVOLVING CREDIT AGREEMENT" means that certain Revolving Credit Agreement, dated as of August 18, 1995, among NHP and its subsidiaries, The First National Bank of Boston, as Lead Agent, and Fleet Bank of Massachusetts, National Association, and Morgan Guaranty Trust Company of New York, as Co-Agents, as amended by that certain First Amendment thereto, dated as of November 10, 1995, that certain Consent and Amendment Agreement, dated as of March 27, 1996, and that certain Amendment No. 2 thereto, dated as of February 11, 1997.

     "NHP SHAREHOLDERS" means Demeter Holdings Corporation and Capricorn Investors, L.P.

     "NOTE" means a promissory note of the Company payable to the order of a Lender in substantially the form of EXHIBIT E, evidencing the aggregate indebtedness of the Company to such Lender resulting from Loans made by such Lender.

     "NOTICE OF CONVERSION/CONTINUATION" means a notice given by the Company to the Agent pursuant to Section 2.04, in substantially the form of EXHIBIT F.

     "NOTICE OF LIEN" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

     "NYSE" means the New York Stock Exchange.

     "OBLIGATIONS" means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owed by the Company, the REIT or any of their respective Subsidiaries to the Agent, any Lender, or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

     "ORDINARY COURSE OF BUSINESS" means, in respect of any transaction involving a Person, the ordinary course of such Person's business, substantially as intended to be conducted by any such Person as of the Closing Date (which, in the case of the Company, shall be as reflected in the SEC Report), and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Contractual Obligation of such Person.

     "ORGANIZATIONAL CHART" means the organizational chart attached as
SCHEDULE 5.07 hereto showing the REIT, the Company, all of their Subsidiaries and their interests in the

Acquisition Sub, the Management Entities and the Unconsolidated Partnerships, as the same may be modified pursuant hereto.

     "ORGANIZATIONAL DOCUMENTS" means: (a) for any corporation, the certificate or articles of incorporation, the bylaws, any supplementary articles, certificate of determination or instrument relating to the rights of preferred shareholders, and all duly adopted resolutions of the board of directors (or any committee thereof) of such corporation; (b) for any partnership, the partnership agreement, the certificate and/or statement of partnership and all duly adopted authorizations of the partners thereof; (c) for any limited liability company, the articles of organization and operating agreement therefor and duly adopted authorizations or resolutions of the members thereof; and (d) for any trust, the declaration or agreement of trust.

     "OTHER TAXES" has the meaning specified in Section 3.01(b).

     "OUTSTANDING AMOUNT" means the aggregate principal amount of all outstanding Loans (including, without limitation, the aggregate Letter of Credit Liability) from time to time.

     "OUTSTANDING INDEBTEDNESS" means, as of any date of determination, that portion of Total Indebtedness outstanding. In the case of any Indebtedness consisting of letter of credit reimbursement obligations, such Indebtedness shall be deemed "outstanding" for purposes hereof to the full extent of the aggregate amount available to be drawn under the letter of credit under any circumstances, whether or not the same is then available to be drawn.

     "PARTICIPANT" has the meaning specified in Section 10.08(d).

     "PAYMENT OFFICE" means the address for payments set forth on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 10.02.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERMITTED EXCEPTIONS" means covenants, conditions, restrictions, easements and other exceptions to title affecting a Borrowing Base Property approved by the Agent and shown as exceptions in the Title Policy for such property.

     "PERMITTED INDEBTEDNESS" has the meaning specified in Section 7.02.

     "PERMITTED LIENS" has the meaning specified in Section 7.01.

     "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, limited liability company, unincorporated association, joint venture or governmental authority.

     "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or any member of the Controlled Group makes, is making or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

     "PLEDGED CASH" shall mean the amount held on deposit in the Cash Collateral Account.

     "PREVIOUS CREDIT AGREEMENT" has the meaning specified in the Recital A.

     "PRICING CONVERSION DATE" means any date on which the Company elects to
(a) convert a Base Rate Loan to a LIBOR Loan or a LIBOR Loan to a Base Rate Loan or (b) continue an existing LIBOR Loan for an additional Interest Period.

     "PRO FORMA REVOLVING FACILITY DEBT SERVICE" shall mean at any time the sum of the annual pro forma payments of principal and interest which would be due (based on a monthly repayment schedule) on an initial principal sum equal to the Revolving Facility Debt Service Coverage-Based Principal Limit based on a mortgage constant calculated upon the Assumed Interest Rate at such time and a twenty-five (25) year amortization period.

     "PRO FORMA TERM LOAN DEBT SERVICE" for any Borrowing Base Property shall mean the sum of (a) the pro forma amount of interest which would accrue during a period of one year on a principal sum equal to the Term Loan Debt Service Coverage-Based Principal Limit for such property at a rate equal to the Assumed Interest Rate plus (b) an amount equal to 1/25th of the Term Loan Amount for such Borrowing Base Property calculated as of the Conversion Date.

     "PROHIBITED TRANSACTION" means any transaction described in section 406 of ERISA which is not exempt by reason of section 408 of ERISA or the transitional rules set forth in section 414(c) of ERISA and any transaction described in section 4975(c)(12) of the Code which is not exempt by reason of section 4975(c)(2) or section 4975(d) of the Code, or the transitional rules of section 2003(c) of ERISA.

     "PROPERTY" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     "QUALIFIED PLAN" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

     "RATE CONTRACTS" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

     "REFERENCE LENDER" means BofA.

     "REIT" means Apartment Investment and Management Company, a Maryland corporation.

     "REIT GUARANTY DOCUMENTS" shall mean a guaranty of the Obligations, in the form of EXHIBIT G attached hereto, and such other documents relating to such guaranty as the Agent may require, duly executed by the REIT and the Guarantor Subsidiaries, together with the guaranties delivered pursuant to
Section 6.13(c) and Section 7.07(c).

     "REIT STATUS" means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 ET SEQ. of the Code, and
(c) the qualification and taxation of such Person as a real estate investment trust under analogous provisions of state and local law in each state and jurisdiction in which such Person owns property, operates or conducts business.

     "REPORTABLE EVENT" means any of the events set forth in section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in section 4063 of ERISA, a cessation of operations described in section 4068(f) of ERISA, an amendment to a Plan necessitating the posting of security under section 401(a)(29) of the Code, or a failure to make when due a payment required by section 412(m) of the Code and section 302(e) of ERISA.

     "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

     "REQUISITE LENDERS" means, as of any date of determination, (a) if there is only one Lender hereunder having a minimum Commitment of $5,000,000, that Lender, and (b) if there are two (2) or more Lenders hereunder each having a minimum Commitment of $5,000,000, then two (2) or more Lenders (for purposes of counting Lenders, BofA and all affiliates of BofA collectively count as one Lender, and in order to qualify as one of the two (2) necessary Lenders, a Lender must hold a minimum Commitment of $5,000,000), holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding balance of the Loans, or, if there are no Loans outstanding, having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitment.

     "RESPONSIBLE OFFICER" means, in relation to the REIT, the Chief Executive Officer or the Vice Chairman of the REIT, and, in relation to the Company, the Chief Executive Officer or any Vice President of GP Corp, in its capacity as the general partner of the Company, and/or any other officer of the REIT or GP Corp having substantially the same authority and responsibility, or, with respect to financial matters, the Chief Financial Officer or the Treasurer of the REIT or GP Corp, respectively, or any other officer having substantially the same authority and responsibility.

     "RESTRICTED CASH" means the sum of Pledged Cash plus any cash pledged by the Company, the REIT or any of their respective Subsidiaries to other lenders, as indicated in the line item for "restricted cash" in the REIT's balance sheet from time to time.

     "REVOLVING AVAILABILITY" shall mean at any time the Revolving Commitment of all Lenders, minus the outstanding balance of any Bridge Loans at such time.

     "REVOLVING COMMITMENT" has the meaning specified in Section 2.01(a).

     "REVOLVING FACILITY" has the meaning specified in Section 2.01(a).

     "REVOLVING FACILITY BORROWING BASE" shall mean at any time during any fiscal quarter or portion thereof the lesser of:

          (a)  The Revolving Availability;

          (b) The sum of (i) seventy-five percent (75%) (at all times prior to the Six Month Date and sixty percent (60%) (at all times on and subsequent to the Six Month Date), as the case may be, of the Appraised Value of all Borrowing Base Properties, minus the amounts of any assessment liens against such properties, and plus (ii) ninety-five percent (95%) of the amount of Pledged Cash at such time; and

          (c) The Revolving Facility Debt Service Coverage-Based Principal Limit for the fiscal quarter in question.

     "REVOLVING FACILITY DEBT SERVICE COVERAGE RATIO" shall mean the ratio determined for each fiscal quarter during the term of the Revolving Facility by dividing Annualized Current Year NOI for all Borrowing Base Properties for the period from the commencement of the then current year through the end of the most recent quarter by the aggregate Pro Forma Revolving Facility Debt Service for such period.

     "REVOLVING FACILITY DEBT SERVICE COVERAGE-BASED PRINCIPAL LIMIT" shall mean the principal balance which, if it were outstanding under the Revolving Facility, would produce a Revolving Facility Debt Service Coverage Ratio equal to 1.20:1.0 (at all times prior to the Six Month Date) and 1.30:1.0 (at all times on and subsequent to the Six Month Date), as the case may be. Said amount shall be determined for any fiscal quarter based on the Revolving Facility Debt Service Coverage Ratio for the period from the commencement of the then current year through the end of the most recent quarter.

     "REVOLVING FACILITY MATURITY DATE" means August 12, 1998, subject, however, to earlier acceleration pursuant to the provisions of the Loan Documents.

     "REVOLVING LOAN" has the meaning specified in Section 2.01(a).

     "S&P" shall mean Standard & Poor's Ratings Group and its successors and assigns.

     "SCHEDULED AMORTIZATION" means, with respect to any Person, the sum, as of any date of determination, of the current portion (I.E., such portion as is scheduled to be paid by the obligor thereof within twelve (12) months from the date of determination) of all regularly scheduled amortization payments due on such Person's long-term fully amortizing mortgage Indebtedness (exclusive of balloon payments).

     "SEC" means the Securities and Exchange Commission, or any successor thereto.

     "SEC REPORT" means the Annual Report of the REIT on Form 10-K filed with the SEC for the year ending December 31, 1996.

     "SIX MONTH DATE" means the date which is six (6) months after the Closing Date.

     "SOLVENT" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

     "STOCK" means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, perpetual preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

     "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture, trust or other business entity of which more than fifty percent (50%) of the Stock or other equity or beneficial interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof (regardless of whether such Stock or other interests are entitled to voting rights). As of the date hereof, the Persons listed on the Organizational Chart are Subsidiaries of the REIT and the Company.

     "TAXES" has the meaning specified in Section 3.01(a).

     "TERM ADVANCE" has the meaning specified in Section 2.01(c).

     "TERM COMMITMENT" has the meaning specified in Section 2.01(c).

     "TERM LOAN" has the meaning specified in Section 2.01(c).

    "TERM LOAN AMOUNT" shall mean the amount of the Term Loan allocated to a Borrowing Base Property, as follows: The amount of the Term Loan allocated to each Borrowing Base Property initially shall be equal to the outstanding balance of the Term Loan as of the Conversion Date multiplied by the Term Loan Percentage for such Borrowing Base Property, and shall be reduced from time to time by such property's Term Loan Percentage of principal payments and prepayments occurring after the Conversion Date (other than payments and prepayments resulting from or made in connection with the release of a Borrowing Base Property as Collateral). If a Property is removed or released as a Borrowing Base Property, for any reason, the Term Loan Amount for such Property shall be zero.

     "TERM LOAN BORROWING BASE" shall mean the lesser of (i) the outstanding balance of the Revolving Facility on the Conversion Date; (ii) the maximum Term Loan amount as determined under Section 4.03 below; (iii) the sum of the Term Loan Limit or Term Loan Amount (whichever is less) for all Borrowing Base Properties at any time; and (iv) the Aggregate Commitment minus, as of any date, in the case of (i), (ii) or (iii) above, the aggregate cumulative amortization payments required to be made through such date under Section 2.06(c).

     "TERM LOAN DEBT SERVICE COVERAGE-BASED PRINCIPAL LIMIT" shall mean, with respect to any Borrowing Base Property, the principal balance which, if it were outstanding under the Term Loan, would produce a Term Loan Debt Service Coverage Ratio for such Borrowing Base Property equal to 1.30:1.0. Said amount shall be determined as of the Conversion Date and for any fiscal quarter based on the Term Loan Debt Service Coverage Ratio for the period from the commencement of the then current year through the end of the most recent quarter.

     "TERM LOAN DEBT SERVICE COVERAGE RATIO" with respect to any Borrowing Base Property shall mean the ratio determined as of the Conversion Date and for each fiscal quarter during the term of the Term Loan by dividing the Annualized Current Year NOI for such Borrowing Base Property for the applicable quarter by Pro Forma Term Loan Debt Service for such Borrowing Base Property for such quarter.

     "TERM LOAN LIMIT" for any Borrowing Base Property shall mean the lesser of the amounts described in clauses (a) and (b) below; such amounts shall be calculated as of the Conversion Date and as of the end of each fiscal quarter while the Term Loan is outstanding for each property then in the Borrowing
Base:

           (a) sixty percent (60%) of the "as-is" appraised value of such Borrowing Base Property, as most recently determined prior to the Conversion Date or the end of the fiscal quarter in question pursuant to an M.A.I. appraisal or reappraisal ordered and approved by the Agent, minus the amounts of any assessment liens against such property; or

           (b) the Term Loan Debt Service Coverage-Based Principal Limit for such Borrowing Base Property as of the Conversion Date or for the fiscal quarter in question, as applicable.

     "TERM LOAN PERCENTAGE" for any Borrowing Base Property shall mean at any time the percentage equivalent of the Term Loan Limit for such Borrowing Base Property as of the Conversion Date divided by the sum of the Term Loan Limits for all Borrowing Base Properties at such time.

     "TERM LOAN MATURITY DATE" means the date which is three (3) years after the Conversion Date, subject, however, to earlier acceleration pursuant to the provisions of the Loan Documents.

     "TITLE INSURER" means a title insurance company acceptable to the Agent.

     "TITLE POLICY" for any Borrowing Base Property means an extended coverage 1970 ALTA Loan Policy (revised 10/17/70) issued by the Title Insurer and in form and substance satisfactory to the Agent in its discretion, which shall insure the lien of the Mortgage on such Borrowing Base Property as a valid first lien on the Company's (or the applicable Wholly-Owned Subsidiary's) fee simple estate therein (as well as on all rights and easements under any applicable reciprocal easement or similar agreement and all other appurtenant interests), subject to no exceptions other than Permitted Exceptions. Unless otherwise approved by the Agent, each Title Policy shall be in the amount of the Commitments of all Lenders (or such lesser amount as may be approved by the Agent for Borrowing Base Properties located in states where aggregate liability coverage is not available), and shall be reinsured with other companies and in such amounts as may be acceptable to the Agent pursuant to 1987 ALTA Facultative Reinsurance Agreements (with direct access) in form and substance satisfactory to the Agent in its discretion. Each Title Policy shall also include such endorsements as may be required by the Agent in its discretion, including, without limitation, each of the following endorsements: (i) a CLTA 100 endorsement relating to covenants, conditions and restrictions and encroachments; (ii) a CLTA 103.4 or 103.7 endorsement insuring that such Borrowing Base Property has access to a specified physically open, dedicated and accepted public street; (iii) a CLTA 104.6 endorsement insuring the priority of the assignment of leases and rents for such Borrowing Base Property; (iv) a CLTA 111.5 endorsement (variable rate); (v) a CLTA 116 endorsement; (vi) a CLTA 116.1 endorsement; (vii) a revolving credit endorsement; (viii) a tie-in endorsement; (ix) an environmental endorsement; and (x) "last-dollar" endorsement. Unless otherwise approved by the Agent, no Title Policy shall include an exception for bankruptcy, fraudulent conveyance or creditors' rights issues. The Title Insurer shall not insure or endorse over any lien or other easement, whether based on an indemnity from the Company or otherwise, without the prior approval of the Agent.

    "TOTAL INDEBTEDNESS" means as of any date of determination and in respect of any Person, all outstanding Indebtedness, and in the case of clause
(iii) below, Indebtedness available to be drawn, of a Person, and shall include, without limitation: (i) such Person's share of the Indebtedness of any partnership or joint venture in which such Person directly or indirectly holds any interest; (ii) any recourse or contingent obligations, directly or indirectly, of such Person with respect to any Indebtedness of such partnership or joint venture in excess of its proportionate share and (iii) such Person's liability in respect of letters of credit, whether such liability in contingent or fixed (such liability to be determined on the assumption that all conditions for drawing upon such letters of credit have been complied with). Notwithstanding the foregoing, (x) Intra-Company Debt, and (y) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business in accordance with customary terms and paid within the specified time, shall be excluded from the calculation of "Total Indebtedness" but shall not otherwise be excluded as Indebtedness for any other purpose hereof.

     "UCC" means the Uniform Commercial Code as in effect in any relevant jurisdiction.

     "UNCONSOLIDATED PARTNERSHIP" means any partnership or joint venture (a) in which the Company or any Subsidiary of the Company or the REIT holds an interest which is not consolidated in the financial statements of the REIT or
(b) which is not a Subsidiary.

     "UNFUNDED PENSION LIABILITIES" means the excess of a Plan's benefit liabilities under section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to section 412 for the applicable plan year.

     "UNITED STATES" and "U.S." each mean the United States of America.

     "UNITS" shall mean the units of limited partnership interest in the Company issued and outstanding from time to time.

     "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of the Company or the REIT
(i) one hundred percent (100%) of the Stock or other equity or other beneficial interests (in the case of Persons other than corporations) is owned directly or indirectly by (A) the Company and/or (B) the REIT and (ii) which is formed in compliance with Section 7.07 (c); provided, however, that where such term is qualified with respect to a specific Person (e.g., "Wholly-Owned Subsidiary of the REIT") such term means a Subsidiary (i) one hundred percent (100%) of the Stock or other equity or other beneficial interests (in the case of Persons other than corporations) is owned directly or indirectly by the specified Person, and (ii) which is formed in compliance with Section 7.07 (c).

     1.02 OTHER DEFINITIONAL PROVISIONS.

   (a) DEFINED TERMS. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein but defined in the UCC shall have the meanings set forth therein.

   (b) THE AGREEMENT. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

   (c)         CERTAIN COMMON TERMS.

       (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

       (ii) The term "including" is not limiting and means "including without limitation."

       (iii) The term "ratably" means, at any time that Loans may be outstanding, in accordance with the amount of the outstanding Loans of the respective Lenders; and, at any time that no Loans are outstanding, in accordance with the outstanding Commitments of the respective Lenders.

   (d) PERFORMANCE; TIME. Whenever any performance obligation hereunder (other than a payment obligation) is stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

   (e) CONTRACTS. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

   (f) LAWS. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

   (g) CAPTIONS. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

   (h) INDEPENDENCE OF PROVISIONS. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

     1.03 ACCOUNTING PRINCIPLES.

   (a) GAAP. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. Notwithstanding anything to the contrary contained herein, all financial covenants applicable to the Company and the REIT hereunder shall be calculated based upon the EBITDA, Interest Expense, Scheduled Amortization, Net Worth, Total Indebtedness, Gross Asset Value, and other accounting items of the REIT, before any adjustment for the minority interest attributable to the holders of limited partner interests in the Company.

   (b) FISCAL YEAR; QUARTER. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                  ARTICLE II

                                 THE FACILITY

     2.01 AMOUNTS AND TERMS OF COMMITMENTS.

   (a)         REVOLVING LOANS.

       (i) REVOLVING LOANS. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make loans to the Company (each such loan, a "Revolving Loan" and all such loans collectively, the "Revolving Facility") from time to time on any Business Day during the period from the Closing Date to the earlier of the Conversion Date or the Revolving Facility Maturity Date, in an aggregate amount not to exceed at any time the lesser of the amount set forth opposite such Lender's name in SCHEDULE 2.01 (such amount as the same may be affected by reason of Section 2.01(a)(iv) or reduced or increased as a result of one or more assignments pursuant to
Section 10.08, and inclusive of such Lender's participation in the Letter of Credit Liability, such Lender's "Revolving Commitment") or such Lender's Commitment Percentage of the Revolving Availability.

       (ii) LETTERS OF CREDIT. Provided that the Company is in compliance with all of the terms and conditions for the making of Revolving Loans by the Lenders, the Company shall have the right to request, through a Borrowing Notice, the Issuing Lender to deliver from time to time Letters of Credit, and the Issuing Lender shall promptly upon such request issue the requested Letter of Credit, each of which shall be in a form approved by the Issuing Lender; provided that the maximum Letter of Credit Liability at any one time outstanding shall not exceed $2,000,000. Each drawing under a Letter of Credit shall be payable in full upon the date thereof by the Company, without notice or demand of any kind. The Company shall have the right to obtain, in accordance with the terms and conditions otherwise applicable to advances of the Revolving Loans hereunder, a Revolving Loan hereunder in the amount so drawn to be used to reimburse BofA as the Issuing Lender for the amount so drawn. The liability of the Company to reimburse the Issuing Lender for the amounts drawn under Letters of Credit shall be included within the terms "Revolving Loan" and "Loan" for all purposes of this Agreement, and any amounts so drawn shall bear interest until paid in full (whether out of the proceeds of a Revolving Loan otherwise permitted hereunder or otherwise) at the Base Rate, subject to Section 2.09(c). The Company's Obligation to reimburse the Issuing Lender for any and all amounts drawn under any Letter of Credit and all interest thereon shall be secured by the Collateral. The Company's obligations to repay any and all drawings under any Letter of Credit and any and all other amounts payable to Issuing Lender, Agent or any other Lender hereunder shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against Issuing Lender, Agent or any other Lender (except such as may arise out of Issuing Lender's, Agent's or any other Lender's gross negligence or willful misconduct hereunder) or any other Person, including, without limitation, any setoff, counterclaim or defense based upon or arising out of:

         (A) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents or such Letter of Credit;

         (B) Any amendment or waiver of or any consent to or departure from the terms of such Letter of Credit or the Loan Documents;

         (C) The existence of any claim, setoff, defense or other right which the Company or any other Person may have at any time against, any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Issuing Lender, Agent or any other Lender or any other Person, whether in connection with such Letter of Credit, the Loan Documents or any unrelated transaction;

         (D) Any demand, statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever or any variations in punctuation, capitalization, spelling or format of the drafts or any statements presented in connection with any drawing under such Letter of Credit;

         (E) The surrender or impairment of any security for the performance or observance of any of the terms of such Letter of Credit or the Loan Documents; and

         (F) The failure, for any reason, of any Lender to fund advances to the Company hereunder for any purpose.

Nothing contained herein shall constitute a waiver of any rights or remedies of the Company against Issuing Lender, Agent or any other Lender arising out of the gross negligence or willful misconduct of Issuing Lender, Agent or any such other Lender.

             (iii) LIMITS ON REVOLVING LOANS AND LETTERS OF CREDIT. Notwithstanding anything to the contrary set forth herein, after giving effect to any Revolving Loan and after the issuance of any Letter of Credit, in no event shall the Outstanding Amount exceed the then applicable Revolving Facility Borrowing Base. Within the limitations set forth in this Section 2.01(a), and subject to the other terms and conditions hereof, the

Company may borrow or request Letters of Credit to be issued under this
Section 2.01(a), repay or prepay pursuant to Section 2.05 or otherwise cause Letters of Credit to be cancelled or to expire undrawn and reborrow (subject to the limitations set forth hereinbelow) or request additional Letters of Credit to be issued pursuant to this Section 2.01.

             (iv) INCREASE IN COMMITMENTS. The Agent may from time to time prior to the Revolving Facility Maturity Date arrange an increase in the Aggregate Commitment in accordance with this Section 2.01(a)(iv); provided, that the aggregate amount of all such Aggregate Commitment increases shall not exceed $40,000,000 and in no event shall the Aggregate Commitment exceed $100,000,000. Agent may arrange either for an existing Lender to increase its Commitment or arrange for one or more lenders not a party to this Agreement, but qualifying as an Eligible Assignee (each such person, an "Additional Lender"), to assume such additional Commitment(s) (provided that any Additional Lender shall have a Commitment of not less than $5,000,000) by becoming a party to this Agreement by signing an Additional Lender Agreement and such other documentation as the Agent may reasonably request to effectuate such transaction. If, after giving effect to any increase in the Commitments as aforesaid, the respective Commitment Percentages of the Lenders are not the same as the respective Commitment Percentages of the Lenders immediately prior to such increase, the Company shall prepay any outstanding Loans, together with interest thereon and any amounts due pursuant to Section 3.04, effective as of the date of such increase, which payments shall be applied in accordance with each Lender's Commitment Percentage prior to giving effect to such increase, and may reborrow such Revolving Loans from each Lender in accordance with each Lender's revised Commitment Percentage after giving effect to such increase. The Agent and the Lenders shall use reasonable efforts to effect any such increase so as to minimize amounts due pursuant to Section 3.04. In the event of an increase in Commitments pursuant to this Section, appropriate adjustments shall be made to the Bridge Commitment Percentages of the lenders party to the Bridge Loan Agreement, as more fully described therein.

             (v)    OUTSTANDING LETTER OF CREDIT LIABILITY AS OF THE
CLOSING DATE. As of the Closing Date, the Company and each Lender acknowledge that BofA as the Issuing Lender has issued Letters of Credit in the outstanding stated amount of $614,739 under the Previous Credit Agreement, which Letters of Credit shall, for all purposes hereof, be deemed to have been issued under this Agreement and shall be subject to the terms and conditions hereof. The Company's reimbursement obligations in respect of such Letters of Credit shall be secured by the Mortgages and other Collateral Documents.

   (b) REVOLVING CREDIT USAGE. The Company shall use the proceeds of all Revolving Loans and all Letters of Credit for general working capital purposes, including, without limitation, acquisitions of multi-family apartment projects and other real estate assets (including, without limitation, the acquisition of the NHP-Related Real Estate Assets, but only in accordance with the NHP-Related Real Estate Acquisition Agreement and any amendment thereof approved by the Requisite Lenders), Investments in Persons engaged primarily in the business of owning or managing real estate assets and other Investments permitted hereunder, Capital Expenditures and redevelopment projects. Notwithstanding the foregoing, in no event shall the Company use the proceeds of any Revolving Loans or Letters of Credit hereunder to pay for the NHP-Related Real Estate Assets in amounts in excess of the following:

         --------------------------------------------------------------------
                                                    Maximum Amount of
         NHP-Related Real Estate                    Loans and Letters of
         Asset to be acquired                       Credit to be used for
                                                    the acquisition thereof
         ---------------------------------------------------------------------
         Through purchase, the interests of
         the Selling Shareholders and
         Phemus in the entities holding the
         general partner interests in a port-
         folio of conventional Class A
         apartment projects containing
         11,078 apartment units                       $24,500,000
         ---------------------------------------------------------------------
         Through capital contribution,
         acquisition of partnership interests
         in partnerships owning certain
         affordable housing units and man-
         agement rights                               $14,500,000
         ---------------------------------------------------------------------
         Through purchase, all of the stock
         in HPI, Inc.                                 $ 3,500,000
         ---------------------------------------------------------------------


    (c) AMOUNTS AND TERMS OF TERM LOAN. Each Lender severally agrees, on the terms and conditions hereinafter set forth, and provided all Conversion Conditions have been satisfied, to continue or convert loans to the Company (each such loan, a "Term Advance" and all such loans collectively the "Term Loan") from time to time on any Business Day from the Conversion Date to the Term Loan Maturity Date, in an aggregate amount not to exceed at any time the amount set forth opposite the Lender's name in SCHEDULE 2.01 (such amount as the same may be affected by reason of Section 2.01(a)(iv) or reduced or increased as a result of one or more assignments pursuant to
Section 10.08, the Lender's "Term Commitment"); provided, however, that after giving effect to any Term Advance, the Outstanding Amount shall not exceed the then applicable Term Loan Borrowing Base. Once repaid or prepaid, the Company may not reborrow any Term Advance.

   (d) LOANS GENERALLY. As used herein, the term "Loan" or "Loans" shall mean any Revolving Loan or any Term Advance, as the case may be.

     2.02 NOTE. The Loans made by each Lender shall be evidenced by a Note dated the Closing Date payable to the order of that Lender in an amount equal to its Commitment. Each Lender shall endorse on the schedules annexed to the Note, the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each Lender is irrevocably authorized by the Company to endorse its Note, and each Lender's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender. As of the Closing Date, the Notes shall evidence each Lender's share of the outstanding advances made under the Previous Credit Agreement (together with all accrued interest thereon as of the date hereof and accruing hereafter), which advances shall, for all purposes hereof, be deemed to have been made under this Agreement and shall be subject to the terms and conditions hereof. All such advances shall be evidenced by the Notes and shall be secured by the Mortgages and other Collateral Documents and shall bear interest at the rates and for the remainder of the Interest Periods established under the Previous Credit Agreement.

     2.03 PROCEDURE FOR BORROWING.

   (a) BORROWING NOTICE. Each Loan shall be made upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of the Company in the form of a Borrowing Notice, as follows:

       (i) DESIGNATION OF INTEREST RATE. The Company shall have the right to elect that a Loan be made as a LIBOR Loan or a Base Rate Loan; PROVIDED that, unless the Agent shall otherwise agree in writing, the Company may not elect that a Loan be made as a LIBOR Loan if after giving effect to such Loan there shall be more than five (5) different LIBOR Loans outstanding.

       (ii)         [intentionally left blank]

       (iii) TIMING OF NOTICE. Each Borrowing Notice shall be submitted to and received by the Agent prior to 9:00 a.m. (California time)
(A) at least three (3) Business Days prior to the specified borrowing date, in the case of LIBOR Loans; (B) at least one (1) Business Day prior to the specified borrowing date, in the case of Base Rate Loans; and (C) in the case of a Borrowing Notice requesting a proposed Letter of Credit, at least five (5) Business Days prior to the proposed issuance date of such Letter of Credit.

       (iv) CONTENTS OF NOTICE. Each Borrowing Notice shall set forth the following information with respect to the Loan subject thereto:

           (A) a single, specific borrowing date, which shall be a Business Day;

           (B) a single, exact amount for the Loan, which for any LIBOR Loan, shall be in an aggregate minimum principal amount of $1,000,000 or any multiple of $100,000 in excess thereof;

           (C) whether the Loan is to be made as a LIBOR Loan or a Base Rate Loan;

           (D) if the Loan is to be made as a LIBOR Loan, the applicable Interest Period. If a Borrowing Notice shall fail to specify the applicable Interest Period for any LIBOR Loan requested, such Loan will instead be made as a Base Rate Loan; and

           (E) in the case of any proposed Letter of Credit, such Borrowing Notice shall be accompanied by a letter of credit application, appropriately completed, on the Issuing Lender's standard form substantially in the form of EXHIBIT H.

   (b) NOTICE TO LENDERS. Upon receipt of a Borrowing Notice conforming with the terms of Section 2.03(a), the Agent shall promptly notify each Lender thereof and of the amount of such Lender's Commitment Percentage of the Loan described therein.

   (c) FUNDING OF COMMITMENT. Each Lender shall make the amount of its Commitment Percentage of the Loan described in any Borrowing Notice available to the Agent for the account of the Company at the Payment Office by 9:00 a.m. (California time) on the borrowing date specified therein in funds immediately available to the Agent. Unless any applicable condition specified in Article IV has not been satisfied, such funds shall then be made available to the Company by the Agent at such office by crediting the account of the Company with the aggregate of the amounts made available to the Agent by the Lenders (in like funds as received by the Agent).

   (d) FREQUENCY OF BORROWINGS. No more than four (4) Borrowing Notices may be given in any calendar month.

     2.04 CONVERSION AND CONTINUATION ELECTIONS.

   (a) NOTICE OF CONVERSION/CONTINUATION. Each conversion or continuation of an outstanding Base Rate Loan or LIBOR Loan shall be made upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of the Company in the form of a Notice of Conversion/Continuation, as follows:

       (i) DESIGNATION OF INTEREST RATE. The Company shall have the right to make the following elections with respect to the conversion or continuation of any outstanding Base Rate Loan or LIBOR Loan:

           (A) to convert, on any Business Day, any Base Rate Loan, in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, into a LIBOR Loan; or

           (B) to convert, on the last day of any Interest Period with respect to a LIBOR Loan (or, on any other day of any Interest Period, upon payment of any loss or expense incurred or sustained by any Lender with respect to the early termination of such LIBOR Loan prior to the last day of the Interest Period as provided in Section 3.04), such LIBOR Loan into a Base Rate Loan; or

           (C)         to continue, on the last day of any Interest
Period with respect to a LIBOR Loan (or, on any other day of any Interest Period, upon payment any loss or expense incurred or sustained by any Lender with respect to the early termination of such LIBOR Loan prior to the last day of the Interest Period as provided in Section 3.04), such LIBOR Loan (or any part thereof in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof) for a subsequent Interest Period;

PROVIDED, that unless the Agent shall otherwise agree in writing, the Company may not elect to have any outstanding LIBOR Loan or Base Rate Loan (or any portion thereof) continued as or converted into a LIBOR Loan if (A) a Default or Event of Default shall exist, (B) after giving effect to such continuation or conversion there shall be more (i) than five different LIBOR Loans outstanding or (ii) the aggregate outstanding principal amount of all LIBOR Loans shall have been reduced, by payment, prepayment, or partial conversion to less than $1,000,000.

       (ii) TIMING OF NOTICE. Each Notice of Conversion/Continuation shall be submitted to and received by the Agent prior to 9:00 a.m. (California time): (A) at least three (3) Business Days prior to the Pricing Conversion Date of any outstanding Loan to be converted into or continued as a LIBOR Loan; and (B) at least one (1) Business Day prior to the Pricing Conversion Date of any outstanding Loan to be converted into or continued as a Base Rate Loan.

       (iii)        CONTENTS OF NOTICE.  The Notice of
Conversion/Continuation shall set forth the following information with respect to the Loan subject thereto:

           (A)         the Pricing Conversion Date, which shall be a Business
Day;

           (B) the amount of the LIBOR Loan or Base Rate Loan to be converted or continued;

           (C) whether such Loan is to be converted into/continued as a LIBOR Loan or a Base Rate Loan; and

           (D) if such Loan (or any portion thereof) is to be converted into/continued as a LIBOR Loan, the applicable Interest Period.

   (b) AUTOMATIC CONVERSIONS. Any outstanding LIBOR Loan shall automatically convert to a Base Rate Loan, effective on the last day of the applicable Interest Period, if as of such date:

       (i) DEFAULT; EVENT OF DEFAULT. A Default or Event of Default shall exist;

       (ii) FAILURE TO PROVIDE NOTICE. The Company shall have failed to submit a Notice of Conversion/Continuation for such Loan in compliance with the terms of Section 2.04(a); or

       (iii) FAILURE TO MAINTAIN MINIMUM LOANS. If the aggregate outstanding principal amount of LIBOR Loans having the same Interest Period shall have been reduced, by payment, prepayment, or partial conversion to be less than $1,000,000.

   (c)         NOTICE TO LENDERS.  Upon receipt of a Notice of
Conversion/Continuation conforming with the terms of Section 2.04(a), or an automatic conversion pursuant to Section 2.04(b), the Agent shall promptly notify each Lender thereof. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans converted or continued.

     2.05   OPTIONAL PREPAYMENTS; OPTIONAL REDUCTIONS OF THE REVOLVING
            COMMITMENT.

     (a) Subject to Section 3.04, the Company may, at any time and from time to time, ratably prepay Loans in whole or in part, in an aggregate minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, upon (a) at least three (3) Business Days' prior notice, if the Loans to be prepaid are LIBOR Loans, and (b) at least one Business Day's prior notice, if the Loans to be prepaid are Base Rate Loans. Such notice of prepayment shall specify (i) the amount of such prepayment, (ii) the date of such prepayment, which shall be a Business Day, and (iii) whether such prepayment is of LIBOR Loans, Base Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Company and the Agent shall promptly notify each Lender thereof and of such Lender's Commitment Percentage of such prepayment. If a prepayment notice is given, the payment amount specified therein shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts required to be paid pursuant to Section 3.04.

     (b) At any time after the payment in full of all obligations owing under the Acquisition Sub Financing Documents and prior to the Conversion Date, the Company may, upon not less than five (5) Business Days' prior notice to Agent, terminate the aggregate Revolving Commitment of all Lenders or permanently reduce the aggregate Revolving Commitment of all Lenders by an aggregate minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Outstanding Amount would exceed the amount of the Revolving Facility Borrowing Base then in effect and, PROVIDED, FURTHER, that once reduced in accordance with this Section 2.05(b), the aggregate Revolving Commitment of all Lenders may not be increased. Any reduction of the aggregate Revolving Commitment of all Lenders shall be applied to each Lender's Revolving Commitment in accordance with such Lender's Revolving Commitment Percentage. If the Revolving Commitments are terminated in their entirety, all accrued commitment fees under Section 2.11(c) to, but not including, the effective date of such termination shall be payable on the effective date of such termination.

     2.06   MANDATORY PREPAYMENTS OF LOANS; MANDATORY AMORTIZATION AND
            REDUCTIONS.

     (a) STOCK OR DEBT ISSUANCE AFTER CONVERSION DATE. If at any time after the Conversion Date, the REIT or the Company shall (i) make any public or private issuance of Stock for cash or Cash Equivalents or (ii) incur Indebtedness for borrowed money (other than Indebtedness permitted under Section 7.02(a)-(f)), the Company shall (A) notify the Agent of such issuance or incurrence (including the amount of the estimated Net Issuance Proceeds thereof) and (B) immediately upon the receipt of the Net Issuance Proceeds of such issuance or incurrence, prepay Loans in an amount equal to the following percentages of the aggregate Net Issuance Proceeds of such issuance or incurrence:

         (i)           during the 1st year after Conversion Date:  50%;

         (ii)          during the 2nd year after Conversion Date:  75%; and

         (iii)         during the 3rd year after Conversion Date:  100%.

   (b) BORROWING BASE. If at any time the Outstanding Amount exceeds the then applicable Borrowing Base, the Company shall immediately prepay Loans (or cause Letters of Credit to be cancelled) in an amount sufficient to reduce the Outstanding Amount to the then applicable Borrowing Base. In addition, if at any time the Outstanding Amount of the Term Loan multiplied by the Term Loan Percentage for any Borrowing Base Property exceeds the Term Loan Amount for such property or the Term Loan Limit for such property, whichever is less, the Company shall immediately prepay Term Advances in the amount of such excess.

   (c) AMORTIZATION. On the last Business Day of each March, June, September and December following the Conversion Date, the Company shall repay or prepay Loans in an aggregate amount equal to one-one hundredth (1/100th) of the initial outstanding balance of the Term Loan as of the Conversion Date.

   (d) EXERCISE OF PUT RIGHTS. If the Company or any Subsidiary exercises any right under the NHP-Related Real Estate Acquisition Agreement to transfer to the sellers thereunder any NHP-Related Real Estate Assets for a purchase price payable in cash, the Company shall immediately upon such transfer prepay Loans in an amount equal to the purchase price so received in cash.

     2.07 APPLICATION OF PROCEEDS. Unless otherwise instructed by the Company, any prepayments pursuant to Section 2.05 or Section 2.06 made (i) on a day other than the last day of an Interest Period for any Loan shall be applied first to any Base Rate Loans then outstanding and then to any LIBOR Loans then outstanding, in the inverse order of such LIBOR Loans' stated maturities and (ii) on the last day of an Interest Period for any LIBOR Loan shall be applied first to such maturing LIBOR Loan, then to any Base Rate Loans outstanding, and then to any other LIBOR Loans then outstanding, in the inverse order of such LIBOR Loans' stated maturities.

     2.08 REPAYMENT. Subject to Section 2.06, unless the Revolving Facility has been converted into the Term Loan, the Company shall repay all Obligations on the Revolving Facility Maturity Date and, if the Revolving Facility has been converted into the Term Loan, shall repay all Obligations on the Term Loan Maturity Date.

     2.09   INTEREST.

   (a) RATES. Subject to Section 2.09(c), each Loan shall bear interest on the outstanding principal amount thereof from the date such Loan is made until the date such Loan becomes due, at a rate per annum equal to the LIBO Rate or the Base Rate, as the case may be, PLUS the Applicable Margin.

   (b) PAYMENT DATES. Interest on each Loan shall be payable in arrears on each Interest Payment Date and the Revolving Facility Maturity Date or, if the Revolving Facility has been converted into the Term Loan, the Term Loan Maturity Date. Interest shall also be payable on the date of any prepayment of Loans pursuant to Section 2.05 or Section 2.06 for the portion of the Loans so prepaid. During the existence of any Event of Default, interest shall be payable on demand.

   (c) DEFAULT RATES. While any Event of Default exists or after acceleration and during the continuation thereof, and after as well as before any entry of judgment thereon, the Company shall pay interest (after as well as before judgment to the extent permitted by law) on all outstanding Obligations at a rate per annum which is determined by increasing the Applicable Margin then in effect by three percent (3%) per annum; PROVIDED, HOWEVER, that, on and after the expiration of the Interest Period applicable to any LIBOR Loan outstanding on the date of occurrence of such Event of Default or acceleration, the outstanding Obligations shall, during the continuation of such Event of Default or after acceleration and during the continuation thereof, bear interest at a fluctuating rate per annum equal to the Base Rate plus three percent (3%).

   (d) LIMITATIONS FOR APPLICABLE LAW. Anything herein to the contrary notwithstanding, payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payments by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

     2.10   FEES.

   (a) ARRANGEMENT FEE. Upon the due execution and delivery of this Agreement by the Company, the Agent and each of the Lenders which are the initial Lenders party to this Agreement, the Company shall pay to BofA an arrangement fee as set forth in a separate letter agreement between the Company and BofA.

   (b) FACILITY FEES. The Company shall pay to BofA such facility fees as are set forth in a separate letter agreement between the Company and BofA.

   (c) COMMITMENT FEES. Commencing on the date hereof and up to the Conversion Date, the Company shall pay to the Agent for the account of each Lender ratably a commitment fee on the average daily unused portion of such Lender's Commitment Percentage of the Aggregate Commitment (inclusive of the average daily undrawn available amount of all Letters of Credit outstanding), regardless of whether or not such Aggregate Commitment is available to be advanced hereunder equal to 0.175% per annum. Such commitment fee shall accrue from the Closing Date to the earlier of the Conversion Date or the Revolving Facility Maturity Date and shall be due and payable in arrears quarterly on the last Business Day of each March, June, September, and December commencing on the last Business Day of June 1997, on the Revolving Facility Maturity Date, and on any other date on which the Revolving Facility is paid in full and the Commitment permanently terminated.

     (d) CONVERSION FEE. On the Conversion Date, the Company shall pay to the Agent for the account of each Lender then a party to this Agreement ratably a conversion fee equal to 0.50% of the original balance of the Term Loan as of the Conversion Date.

     (e) BORROWING BASE ADJUSTMENT FEE. Without limiting the Company's obligations to pay costs and expenses under Section 2.13 and 10.04, upon the addition of a project as a Borrowing Base Property on or after the date hereof, the Company shall pay to the Agent for the ratable benefit of the Lenders a Borrowing Base Property adjustment fee in the amount of $2,000 per property for each project added as a Borrowing Base Property on or after the date hereof after the first five (5) approved additional Borrowing Base Properties.

     (f)  LETTER OF CREDIT FEES.

         (i) The Company shall pay to Agent for the benefit of the Issuing Lender only a non-refundable letter of credit origination fee in the amount of one-half of one percent (0.50%) of the initial available amount under each Letter of Credit, prior to issuance of such Letter of Credit and as a condition thereto.

        (ii) The Company shall pay to the Agent for the ratable benefit of the Lenders a letter of credit commitment fee in an amount equal to one and six hundred twenty-five thousandths percent (1.625%) per annum of the aggregate daily undrawn amount of all Letters of Credit outstanding.

       (iii) Such fees as described in Section 2.10(f)(ii), shall accrue from the date of issuance of each Letter of Credit to the date of the expiration or cancellation thereof, and shall be due and payable in arrears quarterly on the last Business Day of each March, June, September and December, on the Revolving Facility Maturity Date, and on any other date on which the Revolving Facility is paid in full and the Revolving Commitment permanently terminated.

     (g) ACCRUED FEES. The Company ratifies and confirms its agreement to pay all accrued but unpaid fees under the Previous Credit Agreement, which obligation shall be paid promptly upon demand by the Agent and shall not be superseded by this Agreement.


     2.11 COMPUTATION OF FEES AND INTEREST.

     (a) COMPUTATION PERIOD. All computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period for which interest or fees are computed from the first day thereof to the last day thereof.

     (b) NOTICE. The Agent shall, with reasonable promptness, notify the Company and the Lenders of each determination of a LIBO Rate, PROVIDED that no failure to do so shall relieve the Company of any obligation hereunder. Any change in the interest rate on a Loan resulting from a change in the Reserve Percentage (as defined in the definition of

"LIBO Rate") shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall with reasonable promptness notify the Company and the Lenders of the effective date and the amount of each such change, PROVIDED that no failure to do so shall relieve the Company of any obligation hereunder. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

     (c) DETAIL OF CALCULATION. The Agent shall, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate.


     2.12 PAYMENTS BY THE COMPANY.

     (a) TERMS OF PAYMENTS. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without setoff or counterclaim and shall, except as otherwise expressly provided herein, be made to the Agent for the ratable account of the Lenders at the Payment Office, in dollars and in immediately available funds, no later than 9:00 a.m. (California time) on the date specified herein. The Agent shall promptly distribute to each Lender such Lender's Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts (in like funds as received). Any payment which is received by the Agent later than 9:00 a.m. (California time) shall be deemed to have been received on the immediately succeeding Business Day, and any applicable interest or fee shall continue to accrue.

     (b) BUSINESS DAYS. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period."

     (c) RELIANCE OF AGENT ON PAYMENTS BY THE COMPANY. Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Lenders hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date, and the Agent may (but shall not be required to), in reliance upon such assumption, cause to be distributed to each Lender on such due date the amount then due such Lender. If and to the extent the Company shall not have made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate as in effect for each such day.

     2.13 SECURITY; ADDITIONS, SUBSTITUTIONS AND EXCLUSIONS OF BORROWING BASE PROPERTIES; CASH COLLATERAL.

     (a) SECURITY. As of the Closing Date, the Borrowing Base Properties hereunder shall be the Initial Borrowing Base Properties. Additional apartment projects may be offered by the Company and shall be included as Borrowing Base Properties only in accordance with the following (and any other applicable terms and conditions contained in this Agreement):

         (i) REQUEST FOR BORROWING BASE INCREASE. The Company from time to time may request that stabilized apartment projects owned or to be acquired in fee simple by the Company or any Wholly-Owned Subsidiary be accepted as Collateral and included as a Borrowing Base Property by delivering to the Agent and the Lenders a written request therefor.

        (ii) ACCEPTANCE OF COLLATERAL. The Lenders shall have the right, in their sole discretion, and after performing such due diligence as the Lenders desire in their sole discretion, to accept or reject any project offered as an additional Borrowing Base Property. The Lenders shall not unreasonably withhold their acceptance of an apartment project owned in fee simple by the Company or any Wholly-Owned Subsidiary offered as a Borrowing Base Property hereunder if, through the due diligence contemplated hereby, the Lenders determine that the project is of a quality and character, and is located in a geographical market, which is consistent with the then-current or any previous Borrowing Base Properties hereunder or under the Previous Credit Agreement. The Company shall at its expense provide the Agent and the Lenders with the following due diligence materials and information with respect to any project offered as a Borrowing Base Property hereunder, at least six (60) days prior to the delivery by the Company of the initial Borrowing Notice with respect to such project:

             (A)  an Appraisal;

             (B) a preliminary title report and an ALTA survey meeting the Agent's customary requirements;

             (C) written advice relating to such lien and judgment searches as the Agent shall have requested of the Company with respect to such Borrowing Base Property;

             (D) an environmental site assessment with respect to such Borrowing Base Property, dated as of a recent date, prepared by a qualified firm acceptable to the Agent, identifying any conditions or operations on such property that are not in compliance with any Environmental Laws and any Hazardous Materials located thereon, showing Estimated Remediation Costs, if any, and stating that there are no conditions on such property or other items requiring further investigation or remediation, and any follow-on or supplemental report required by the Agent, together with the Agent's standard form Environmental Questionnaire and Disclosure Statement completed by the Company;

             (E) if required by the Agent, a report regarding structural, siting, engineering, seismic and code/legal compliance (including compliance with the Americans With Disabilities Act) matters;

             (F) current, certified rent roll and other reports of the financial and operating results (for the most recent 12-month period) and projections for the property setting forth in such format as the Agent may require the information relevant to such property necessary to calculate the Revolving Facility Debt Service Coverage-Based Principal Limit therefor;

             (G) copies of the standard lease form and the property management agreement and other material operating agreements or contracts relating to the property;

             (H) if required by the Agent, evidence of the zoning, subdivision and entitlements status of the property, including, without limitation, copies of the certificate of occupancy and any other material permits, licenses or approvals required for the property;

             (I) a copy of the purchase and sale agreement(s) by which the Company or such Wholly-Owned Subsidiary has acquired the property;

             (J) such consents, estoppels, subordination agreements and other documents and instruments executed by Persons party to material contracts relating to such Borrowing Base Property as are requested by the Agent or the Requisite Lenders; and

             (K)  such other items as the Agent may reasonably request.

The Company acknowledges that the review of the due diligence materials described in this Section 2.13(a)(ii) will require advance notice to the Agent and the Lenders, and the Company undertakes to provide as much advance notice as possible to achieve timely review of such materials.

       (iii) CONDITIONS TO INCLUSION OF PROPOSED PROJECTS IN BORROWING BASE. Each of the following conditions must be satisfied (or waived by the Agent in writing) prior to the Lenders' acceptance of any apartment project as a Borrowing Base Property and as Collateral hereunder:

             (A) ACCEPTANCES. The Lenders shall have agreed to accept the apartment project offered by the Company for inclusion as a Borrowing Base Property and as Collateral in the Lenders' sole and absolute discretion in accordance with Section 2.13(a)(ii) above, and the Agent shall have so notified the Company in writing. Any such acceptance shall be subject to the satisfaction of the other conditions set forth in this Section 2.13(a)(iii). Acceptance by the Lenders of any apartment project as a Funded Project under (and as defined in) the Bridge Loan Agreement shall not create a presumption of acceptance of such project as a Borrowing Base Property hereunder.

             (B) COLLATERAL DOCUMENTS. The Company shall deliver to the Agent, at the Company's sole expense: (i) the Collateral Documents for such project, each of which shall be duly executed by the Company and recorded where required and shall create a duly perfected first priority Lien on or security interest in, or assignment of, the Collateral described therein, and
(ii) such termination statements and other documents as may be necessary to terminate all Liens on such Project other than Permitted Exceptions. In the case of a Borrowing Base Property owned by a Wholly-Owned Subsidiary, the Collateral Documents delivered to the Agent shall include Environmental Indemnity Agreements executed both by such Wholly-Owned Subsidiary and by the Company.

             (C) TITLE ASSURANCES. The Agent shall receive a Title Policy for such project.

             (D) INSURANCE. The Company shall have provided the Agent with evidence satisfactory to the Requisite Lenders that the Company has obtained and the Agent has been named as loss payee under and has been issued a standard mortgagee endorsement for, all policies of casualty insurance, and named as additional insured under all policies of liability insurance, required by any Collateral Document with respect to such Borrowing Base Property;

             (E) LEGAL OPINIONS. The Company shall have delivered to the Agent, if required by the Agent, favorable opinions of (I) counsel to the Company as to the due authorization, execution and delivery of the Mortgage and other Collateral Documents for such property, and lack of any conflict of any such document with any Contractual Obligations of the Company or the REIT in form and substance satisfactory to the Agent and the Requisite Lenders, and (II) counsel to the Agent in the state where the property is located concerning the form, legality and enforceability of the Mortgage and other Collateral Documents relating to such property, lack of any violation of any Requirements of Law as a result of the execution, delivery and performance of such documents, and such other matters relating to the Company, the REIT, such property and such documents as the Agent may require; and

             (F) OFFICERS' CERTIFICATE. The Company shall have delivered to the Agent a certificate of two Responsible Officers substantially in the form of EXHIBIT I confirming (i) that all conditions precedent set forth in this
Section 2.13(a)(iii) (other than those based solely upon the approval of the Agent or the Lenders) have been satisfied with respect to such project; (ii) that all financial and operating information delivered to the Agent pursuant to Section 2.13(a)(ii), subject to audit, is complete and correct to the knowledge of the Company and setting forth in detail the calculation of the Revolving Facility Debt Service Coverage-Based Principal Limit for such project; (iii) that the proposed project, if included as a Borrowing Base Property, would not be required to be excluded as Collateral pursuant to
Section 2.13(b); (iv) the Company's purchase price for the property, upon which the Agent and the Lenders shall be entitled to rely; and (v) the Person owning the proposed project has incurred no Indebtedness other than as permitted under Section 7.02(a)-(g).

     Under no circumstances shall the Agent or the Lenders be deemed to have a lien on any Borrowing Base Property prior to the time a first priority Mortgage and first priority assignment of leases and rents encumbering such property have been recorded at the Agent's instruction.

     (b)  EXCLUSION OF BORROWING BASE PROPERTIES FROM THE COLLATERAL.
Any Borrowing Base Property will automatically be considered to have an Appraised Value of zero for purposes of the calculations of the Borrowing Base hereunder and will be excluded as a Borrowing Base Property and removed as Collateral for the Obligations:

         (i) Within ten (10) days after demand from the Agent to the Company following the occurrence of any one of the following events:

             (A) any Event of Loss with respect to such property which is not restored or repaired as required under the terms of the Mortgage encumbering such property within no more than one hundred and twenty (120) days after the occurrence of such Event of Loss; or

             (B) the occurrence of an adverse change in the environmental condition of the property from that described in the materials described in
Section 2.13(a)(ii)(D) above which is not adequately remediated pursuant to the terms of the Environmental Indemnity Agreement relating to or Mortgage encumbering such property;

        (ii) Immediately upon the occurrence of any sale, transfer or encumbrance of such property (without limiting the other rights of the Lenders with respect to any such sale, transfer or encumbrance under the Loan Documents) other than Permitted Liens.

     (c) APPRAISALS. The Company shall reimburse the Agent for the cost of all Appraisals of properties offered by the Company as proposed Borrowing Base Properties under Section 2.13(a). Any delay in the completion of such appraisals shall be the sole risk of the Company. Requisite Lenders shall have the right to have the Borrowing Base Properties reappraised in the event that the Company delivers a notice of its election to convert the Revolving Facility to the Term Loan pursuant to Section 4.03. Requisite Lenders may exercise this right only once at any time after the notice of election to convert is delivered to the Agent (unless otherwise required by applicable law) and the Company shall reimburse the Agent for the cost of all such reappraisals. All appraisals shall be subject to review and approval by the Agent and the Requisite Lenders. The Company shall cooperate with such Appraisals, including by providing the appraisers with access to the premises of the Company, the books and records of the Company, and the Collateral or proposed Collateral subject to Appraisal.

     (d) CASH COLLATERAL. The Company shall have the right to deposit cash as Collateral hereunder (together with all interest and earnings thereon, "PLEDGED CASH") into an interest bearing deposit account (the "CASH COLLATERAL ACCOUNT") established with and pledged to the Agent for the ratable benefit of the Lenders pursuant to documentation in form and substance satisfactory to the Agent and the Requisite Lenders. Such Cash Collateral Account shall secure the Obligations. The Company hereby grants a perfected first priority security interest in favor of the Agent for the ratable benefit of the Lenders in all Pledged Cash and in such Cash Collateral Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof, whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities, together with all rights of a secured party with respect thereto (even if no further documentation is requested by the Agent or the Requisite Lenders or executed by the Company with respect thereto). The Company shall execute such additional documents as the Agent or the Requisite Lenders in their discretion may require and shall provide all other documents requested by the Agent or the Requisite Lenders to evidence or perfect the Agent's first priority security interest in such Cash Collateral Account. The Cash Collateral Account shall be held in the name of the Company as debtor, with the Agent as secured party for the ratable benefit of the Lenders. All interest earned on the Cash Collateral Account shall be retained in the Cash Collateral Account subject to the Company's withdrawal rights set forth herein. The Company shall treat all interest earned on the Cash Collateral Account as its income for federal income tax purposes. No Pledged Cash shall be withdrawn from the Cash Collateral Account by the Company unless after such withdrawal the Borrowing Base would be equal to or greater than the Outstanding Amount and no Event of Default is then continuing. Upon the occurrence and during the continuation of an Event of Default, the Agent may (and, upon the instruction of the Requisite Lenders, shall):

         (i) without any advertisement or notice to or authorization from the Company (all of which advertisements, notices and/or authorizations are hereby expressly waived), withdraw, sell or otherwise liquidate all Pledged Cash and apply the proceeds thereof to the unpaid Obligations in such order as the Requisite Lenders may elect in their sole discretion, without liability for any loss (including as a result of any sale or liquidation of any account including such Pledged Cash such before maturity) and the Company hereby consents to any such withdrawal and application as a commercially reasonable disposition of such Collateral and agrees that such withdrawal shall not result in satisfaction of the Obligations except to the extent the amounts are applied to such sums;

        (ii) without any advertisement or notice to or authorization from the Company (all of which advertisements, notices and/or authorizations are hereby expressly waived), notify any account debtor on any such Collateral to make payment directly to the Agent;

       (iii) foreclose upon all or any portion of such Collateral or otherwise enforce the Agent's security interest in any manner permitted by law or provided for in this Agreement;

        (iv) sell or otherwise dispose of all or any portion of such Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Requisite Lenders may determine;

         (v) recover from the Company all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Agent in exercising any right, power or remedy provided by this Agreement or by law; and

        (vi) exercise any other right or remedy available to the Agent or the Lenders under applicable law or in equity.

     (e) RELEASES. The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans payable under this Agreement and under any other Loan Document; (ii) if such Collateral is excluded as Collateral pursuant to
Section 2.13(b); (iii) pursuant to Section 7.05 or 2.13(d); or (iv) if approved, authorized or ratified in writing by all the Lenders. In addition, the Lenders irrevocably authorize the Agent, at its option and in its discretion, to subordinate the Lien granted to or held by the Agent upon any Collateral to easements, rights-of-way, restrictions, or other similar encumbrances incurred in the Ordinary Course of Business of the Company which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company; in making the determinations set forth in this sentence, the Agent shall be entitled to rely solely, without investigation of any kind, upon the written certification of two (2) Responsible Officers of the Company, and the Agent shall incur no liability to any Person by virtue of such reliance.


     2.14 PAYMENTS BY THE LENDERS TO THE AGENT.

     (a) RELIANCE OF AGENT ON PAYMENTS BY THE LENDERS. Unless the Agent shall have received notice from a Lender on the Closing Date or, with respect to each borrowing after the Closing Date, at least one Business Day prior to the date of any proposed borrowing, that such Lender will not make available to the Agent for the account of the Company the amount of that Lender's Commitment Percentage of the Loan to be funded on such date, the Agent may assume that each Lender has made such amount available to the Agent on the borrowing date, and the Agent may (but shall not be required to), in reliance upon such assumption, make available to the Company a corresponding amount on such date. If and to the extent any Lender shall not have made its full amount available to the Agent and the Agent in such circumstances has made available to the Company such amount, that Lender shall on the next Business Day following the date of such borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A certificate of the Agent submitted to any Lender with respect to amounts owing under this Section 2.14(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan (as of the date of the borrowing) for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following the borrowing date, the Agent shall notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such borrowing, and the Company may exercise any rights and remedies it may have against the Lender that so failed to fund.

     (b) OBLIGATIONS OF AGENT; LENDER. The failure of any Lender to make any Loan on any date of borrowing shall not relieve any other Lender of any obligation hereunder to make a Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any borrowing.

     2.15 SHARING OF PAYMENTS, ETC. If, other than as expressly contemplated elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through exercise of any right of setoff, or otherwise) in excess of its Commitment Percentage of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith (a) notify the Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid thereto together with a percentage (calculated by dividing (i) the amount of such paying Lender's required repayment by (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all of such purchasing Lender's rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such purchasing Lender were the direct creditor of the Company in the amount of such participation. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.15 and shall in each case notify the Lenders following any such purchases.

     2.16 PARTICIPATIONS PURCHASED BY LENDERS IN THE LETTER OF CREDIT
LIABILITY.

     (a) On the date of the issuance of each Letter of Credit (and, with respect to the Letters of Credit previously issued under the Previous Credit Agreement, on the Closing Date), the Issuing Lender shall be deemed irrevocably and unconditionally to have sold and transferred to each Lender (other than the Issuing Lender) and each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Lender, an undivided interest and participation, to the extent of such Lender's Commitment Percentage in effect from time to time, in such Letter of Credit and all Letter of Credit Liability with respect thereto. The Revolving Commitment of each Lender hereunder shall include that Lender's share of the Letter of Credit Liability.

     (b) In the event that any reimbursement obligation under this Agreement is not paid when due to the Issuing Lender with respect to any Letter of Credit, the Issuing Lender shall promptly notify the Agent to that effect, and the Agent shall promptly notify each Lender (other than the Issuing Lender) of the amount of such reimbursement obligation and each Lender other than the Issuing Lender shall immediately pay to the Agent for distribution to the Issuing Lender, in lawful money of the United States and in same day funds, an amount equal to such Lender's Commitment Percentage then in effect of the amount of such unpaid reimbursement obligation.

     (c) The obligation of each Lender other than the Issuing Lender to make payments under subsection (b) above shall be unconditional and irrevocable and shall be made under all circumstances, including, without limitation, following the occurrence of any

Default or any Event of Default or any of the circumstances referred to in
Section 2.01(a)(ii) hereof.

     (d) Prior to the occurrence of any Event of Default, the Agent shall promptly distribute to each Lender its Commitment Percentage (or other applicable share as expressly provided herein) of all amounts received on account of the obligations of the Company to repay amounts drawn under any Letter of Credit (in like funds as received). Following the occurrence of an Event of Default, all amounts received by the Agent on account of such obligations shall be disbursed by the Agent as follows:

         (i) First, to the payment of expenses incurred by the Agent in the performance of its duties and enforcement of its rights under the Loan Documents, including, without limitation, all costs and expenses of collection, attorneys' fees, court costs and foreclosure expenses;

        (ii) Then, to the Lenders, pro rata in accordance with their respective Commitment Percentages until all outstanding reimbursement obligations for drawings on such Letter of Credit and interest accrued thereon have been paid in full; and

       (iii) Then, and if but only if there remains any available amount which has not been drawn under such Letter of Credit, to the Agent to hold as cash collateral for the obligation of Company to reimburse any future drawings on such Letter of Credit, Company hereby granting to the Agent, for the pro rata, PARI PASSU benefit of the Lenders, a first perfected security interest therein and hereby irrevocably agreeing that amounts so held may be applied from time to time in reimbursement of drawings on such Letter of Credit as the same may occur, until the expiration of such Letter of Credit and payment in full of all amounts due with respect to any drawing thereon.

     (e) If any payment received from Company on account of any reimbursement obligation with respect to any Letter of Credit and distributed to a Lender under Section 2.16(d) hereof is thereafter recovered from the Issuing Lender, each Lender which received such distribution shall, upon demand by the Agent, repay to the Issuing Lender such Lender's ratable share of the amount so recovered together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered) of any interest of other amount paid or payable by the Issuing Lender in respect of the total amount so recovered.

                                  ARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY
     3.01 TAXES.

     (a) Subject to Section 3.01(g), any and all payments by the Company to the Agent or the Lenders under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding such taxes (including income taxes or franchise taxes) as are imposed on or measured by the recipient's net income by the jurisdiction under the laws of which the recipient is organized or maintains a Lending Office, or otherwise does business, or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

     (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, recordation or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

     (c) The Company shall indemnify and hold harmless the Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by the Agent or such Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date the Agent or any Lender makes written demand therefor.

     (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Agent or any Lender, then, subject to Section 3.01(g):

         (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

        (ii)  the Company shall make such deductions; and

       (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

     (f) Each Lender which is a foreign Person (i.e., a Person other than a United States Person for United States Federal income tax purposes) agrees that:

         (i) such Lender shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.08 after the Closing Date, the date upon which such Lender becomes a party hereto), deliver to the Company through the Agent two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

        (ii) if at any time such Lender makes any changes necessitating a new form, such Lender shall with reasonable promptness deliver to the Company through the Agent in replacement for, or in addition to, the forms previously delivered by such Lender hereunder, two (2) accurate and complete signed originals of Form 4224, or two (2) accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

       (iii) such Lender shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Lender, deliver to the Company through the Agent two (2) accurate and complete original signed copies of Form 4224 or Form 1001, as appropriate, in replacement of the forms previously delivered by such Lender; and

        (iv) such Lender shall, promptly upon the Company's reasonable request to that effect, deliver to the Company such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

     (g) The Company shall not be required to pay any additional amounts in respect of United States Federal or state income tax pursuant to Section 3.01(d) to any Lender or any duly appointed assignee for the account of any Lending Office of such Lender or assignee:

         (i) if the obligation to pay such additional amounts arises as a result of a failure by such Lender or assignee to comply with its obligations under Section 3.01(f) in respect of such Lending Office;

        (ii) if such Lender or assignee shall have delivered to the Company a Form 4224 in respect of such Lending Office pursuant to Section 3.01(f), and such Lender or assignee shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

       (iii) if such Lender or assignee shall have delivered to the Company a Form 1001 in respect of such Lending Office pursuant to Section 3.01(f), and such Lender or assignee shall not at any time be entitled to reduction, partial exemption or exemption from deduction or withholding of United States federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

     (h) If, at any time, the Company requests any Lender to deliver any forms or other documentation pursuant to Section 3.01(f)(iv), then the Company shall, on demand of such Lender, through the Agent reimburse such Lender for any costs and expenses (including Attorney Costs) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

     (i) If the Company is required to pay additional amounts to the Agent or any Lender pursuant to Section 3.01(d), then such Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.


     3.02 ILLEGALITY.

     (a) If any Lender shall determine that the introduction of any Requirement of Law or any change therein or in the interpretation or administration thereof has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its Lending Office to make LIBOR Loans, then, on notice thereof by such Lender to the Company through the Agent, the obligation of such Lender to make LIBOR Loans shall be suspended until such Lender shall have notified the Agent and the Company that the circumstances giving rise to such determination no longer exist.

     (b) If any Lender shall reasonably determine that it is unlawful to maintain any LIBOR Loan, the Company shall notify Lender that the Company shall either (i) prepay in full all LIBOR Loans of such lender then outstanding, together with interest accrued thereon, or (ii) elect to convert in accordance with Section 2.04 all LIBOR Loans then outstanding, after payment to such Lender of all interest accrued thereon, into Base Rate Loans, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately if such Lender may not lawfully continue to maintain such LIBOR Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.04.

     (c) If the obligation of any Lender to make or maintain LIBOR Loans has been terminated, the Company may elect, by giving notice to such Lender through the Agent, that all Loans which would otherwise be made by such Lender as LIBOR Loans shall instead be made as Base Rate Loans.


     3.03 INCREASED COSTS AND REDUCTION OF RETURN.

     (a) If any Lender shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or of making, funding or maintaining any LIBOR Loans hereunder, then the Company shall be liable for, and shall from time to time, upon written demand therefor by such Lender (with a copy of such demand to the Agent), which demand shall set forth the basis of such increased cost in reasonable detail, pay to the Agent for the account of such Lender, such additional amounts as are sufficient to compensate such Lender for such increased costs.

     (b) If any Lender shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance with any Capital Adequacy Regulation by such Lender (or its Lending Office) or any corporation controlling such Lender, effects or would effect an increase in the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital), then, upon written demand of such Lender (with a copy to the Agent), which demand shall set forth in reasonable detail the basis for any such increase in required capital, the Company shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

     (c) If any Lender shall have determined that any of the events described in Sections 3.03(a) or 3.03(b) affects or would affect an increase in cost or reduction of return resulting in additional Obligations hereunder, such Lender shall, with reasonable promptness, notify the Company and the Agent of such determination, PROVIDED that no failure to do so shall relieve the Company of any Obligation hereunder.


     3.04 FUNDING LOSSES. The Company agrees to reimburse each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of:

     (a) the failure of the Company to make any required payment or prepayment of principal of any LIBOR Loan or Base Rate Loan (including payments to be made after any acceleration thereof);

     (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Borrowing Notice or a Notice of Conversion/Continuation;

     (c) the failure of the Company to make any prepayment after the Company has given a notice in accordance with Section 2.05;

     (d) the prepayment of a LIBOR Loan on a day which is not the last day of the Interest Period with respect thereto; or

     (e) the conversion of any LIBOR Loan to a Base Rate Loan on a day that is not the last day of the Interest Period with respect thereto;

such amount or amounts to include an amount equal to the excess, if any, of
(a) the amount of interest that would have accrued on the amount not paid, not borrowed, not prepaid, prepaid, or converted for the period from the date of such failure to pay, failure to borrow, failure to prepay, prepayment, or conversion to the last day of then current Interest Period (or in the case of a failure to borrow, the Interest Period which would have commenced on the date of such failure) at the interest rate applicable to that LIBOR Loan, over (b) the amount of interest that would accrue to the Lender on such amount at the LIBO Rate in effect on such date by placing such amount on deposit for a comparable period with leading lenders in the London interbank market.


     3.05 INABILITY TO DETERMINE RATES. If the Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the LIBO Rate for any requested Interest Period with respect to a proposed LIBOR Loan or that the LIBO Rate applicable pursuant to Section 2.09(a) for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will forthwith give notice of such determination to the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Borrowing Notice or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans.


     3.06 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation pursuant to this Article III, shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail a summary of the basis of such demand and the amount payable to such Lender hereunder.


     3.07 SURVIVAL.  The agreements and obligations of the Company in this
Article III shall survive the payment of all other obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.01  CONDITIONS OF EFFECTIVENESS.

     (a) CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement is subject to the condition that the Agent shall have received, on or before the Closing Date, the following, in the case of agreements, documents and other instruments, in form and substance satisfactory to the Agent, each Lender and their respective counsel in their sole discretion and in sufficient copies for each Lender:

            (i) CREDIT AGREEMENT AND NOTES. This Agreement executed by the Company, the Agent and each of the Lenders, and a Note executed by the Company in favor of each of the Lenders; the Notes shall be dated the Closing Date;

           (ii) REIT GUARANTY DOCUMENTS. The REIT Guaranty Documents executed by the REIT and the Guarantor Subsidiaries;

          (iii) BORROWING BASE DOCUMENTS. Execution of modification agreements, Collateral Documents or other written assurances for each of the Initial Borrowing Base Properties, whereby the Company and the other Persons who own such Properties shall confirm that such Properties secure, on a first lien priority basis, the obligations of the Company under this Agreement;

           (iv) SUBORDINATION AGREEMENT. Such subordination agreements relating to the Intra-Company Debt and the Finance Subsidiary Loan as the Requisite Lenders may require, in form and substance satisfactory to the Requisite Lenders.

            (v)  RESOLUTIONS; INCUMBENCY.

               (A) To the extent available at the Closing Date, certified copies of the resolutions of the boards of directors of the REIT, the Company, GP Corp and, if required by the initial Lender, the other corporations party (whether directly or as general partners) to the Loan Documents, their execution, delivery and performance thereof, including, in the case of GP Corp, a resolution approving and authorizing in its capacity as the general partner of the Company the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to be delivered hereunder and the borrowing of the Loans;

               (B) To the extent available at the Closing Date, a certificate of the Secretary or Assistant Secretary of the REIT, the Company, GP Corp and, if required by the initial Lender, the other corporations party (whether directly or as general partners) to the Loan Documents certifying the names and true signatures of the officers of such Persons authorized to execute and deliver, as applicable, this Agreement and all other Loan Documents to be delivered hereunder;

          (vi) ORGANIZATIONAL DOCUMENTS. To the extent available at the Closing Date, each of the following documents:

               (A) certified copies of the Organizational Documents of the REIT, the Company and, if requested by the initial Lender, any Subsidiary thereof as in effect on the Closing Date, and, in the case of corporate or limited liability company articles or a certificate of limited partnership, certified as of a recent date by the secretary of state of the state of organization; and

               (B) a good-standing certificate for the REIT, the Company and, if requested by the initial Lender, any Subsidiary thereof, from the secretary of state of the state of organization of the same as of a recent date;

           (vii) CERTIFICATE. A certificate signed by a duly authorized Responsible Officer, dated as of the Closing Date, stating that:

               (A) the representations and warranties of the Company and the REIT contained in Article V hereof and of the Company, the REIT and their Subsidiaries contained in the Loan Documents are true and correct on and as of such date, as though made on and as of such date;

               (B) no Default or Event of Default exists or would result from the initial borrowing;

               (C) there has occurred since December 31, 1996 no act, omission, change or occurrence which would have a Material Adverse Effect; and

               (D) all conditions precedent set forth in this Section 4.01 have been satisfied (other than those based solely on the approval of the Agent, the Lenders, or the Requisite Lenders);

          (viii) LEGAL OPINIONS. To the extent available at the Closing Date, the Agent shall have received favorable opinions of counsel to the Company and the parties signatory to the REIT Guaranty Documents, and addressed to the Agent and the Lenders which complies with the opinion requirements set forth on EXHIBIT J in a form approved by Agent;

            (ix) COSTS; EXPENSES; FEES. To the extent demand has been made therefor, payment of all costs, expenses, and accrued and unpaid fees (including legal fees and expenses) to the extent then due and payable on the Closing Date, including any arising under Sections 2.10, 3.01 and 10.04, all accrued fees, costs and expenses due or unpaid under the Previous Credit Agreement; and

             (x) OTHER DOCUMENTS. To the extent available at the Closing Date, such other approvals, opinions, or documents as the Agent or the Requisite Lenders may reasonably request.

          (b) DEFERRED CONDITIONS. Any agreement by the Lenders to defer the delivery of any of the items described in Section 4.01 above because a particular item to be delivered is not available on the Closing Date shall not be deemed an election by the Lenders to waive the delivery of such items; to the contrary, all parties agree that the Company shall be responsible, and the Company hereby covenants, to deliver to the Lenders no later than ten
(10) Business Days after the date this Agreement becomes effective, all of the items to be delivered by the Company as described in Section 4.01 which were not delivered to the Agent or the Lenders on or prior to the Closing Date. Without affecting the Company's ability to maintain hereunder existing balances arising from borrowings under the Previous Credit Agreement until the expiration of the applicable interest period therefor, under no circumstances shall the Company have the right to borrow, continue or convert any Loan after such ten (10) Business Day period unless and until all such items have been duly delivered within such ten (10) Business Day period required above.

     4.02 CONDITIONS TO EACH LOAN. The obligation of each Lender to make any Loan (including its first Loan) is subject to the satisfaction of the following conditions precedent:

          (a) BORROWING NOTICE. The Agent shall have received in the case of a Loan (with, in the case of the first Loan only, a copy for each Lender) a Borrowing Notice or Notice of Conversion/Continuation in compliance with the terms of Section 2.03 or Section 2.04, as applicable;

          (b) OTHER DOCUMENTS. The Agent shall have received such other approvals, opinions and documents as the Agent or any Lender may reasonably request;

          (c) COLLATERAL VALUE. The Outstanding Amount shall not, as a result of the making, continuation or conversion of such Loan, exceed the Borrowing Base;

          (d) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company, the REIT and their respective Subsidiaries contained in the Loan Documents, including Article V of this Agreement, shall be true and correct on and as of the date such Loan is made, with the same effect as if made on and as of such date;

          (e) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from the making, continuation or conversion of such Loan;

          (f) NO MATERIAL ADVERSE EFFECT. No act, omission, change, occurrence or event which has a Material Adverse Effect shall have occurred since the Closing Date;

          (g) NO FUTURE ADVANCE NOTICE. Neither the Agent nor any Lender shall have received from the Company, the REIT or any Subsidiary thereof, any notice that any Collateral Document will no longer secure, or that the REIT Guaranty Documents will no longer guaranty, future Loans to be made under this Agreement; and

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          (h)  DOCUMENTATION REGARDING THE NHP-RELATED REAL ESTATE
ACQUISITION AGREEMENT. Prior to the initial Loan for acquisition costs under the NHP-Related Real Estate Acquisition Agreement, the Agent shall have received a copy of the NHP-Related Real Estate Acquisition Agreement, certified by a duly authorized Responsible Officer as being true, correct and complete, together with (i) evidence of the transfer and delivery of the NHP-Related Real Estate Assets to the Company, (ii) evidence of the unconditional and permanent waiver by NHP and any other Person of any right of first refusal or similar right with respect to such transfer (and any future transfer of such assets), (iii) such other documents and information concerning the NHP-Related Real Estate Assets as the Agent or any Lender may request, and (iv) evidence of the validity of the transfer thereof to the Company by the NHP Shareholders and Phemus Corp. and of the power and authority of the persons acting for the NHP Shareholders and Phemus Corp. to consummate such transfer.

Each Borrowing Notice and Notice of Continuation/Conversion submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of such notice and as of the date of the making, continuation or conversion of the corresponding Loan, that the applicable conditions in this Section 4.02 have been satisfied.

     4.03 CONVERSION CONDITIONS. The Company shall have the right to convert the Revolving Facility into the Term Loan at any time during the term of the Revolving Facility by giving no less than ninety (90) days prior written notice to the Agent, so long as the following conditions
(collectively, the "Conversion Conditions") are satisfied:

          (a) REPRESENTATIONS AND WARRANTIES. All representations, warranties and certifications of the Company, the REIT and their respective Subsidiaries in the Loan Documents or delivered pursuant thereto shall be true and correct on and as of the Conversion Date, before and after giving effect to the conversion, as though made on such date;

          (b) NO EXISTING DEFAULT. No Default or Event of Default shall have occurred and be continuing as of the date such notice is given or as of the Conversion Date or would result from such conversion;

          (c) OUTSTANDING AMOUNT. The Outstanding Amount of the Term Loan upon the Conversion Date shall not exceed the Term Loan Borrowing Base, and all Letters of Credit shall have expired or been cancelled;

          (d) NO MATERIAL ADVERSE EFFECT. No act, omission, change, occurrence or event which has a Material Adverse Effect shall have occurred since the Closing Date;

          (e) CERTIFICATE. The Agent shall have received and approved a certificate signed by at least two (2) Responsible Officers, dated as of the Conversion Date, stating that:

                (i) the representations and warranties of the Company contained in Article V hereof and in the Loan Documents are true and correct on and as of the Conversion Date, before and after giving effect to the conversion, as though made on and as of such date;

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                (ii)  no Default or Event of Default exists or would result from the conversion;

               (iii) there has occurred since the Closing Date no act, omission, change or occurrence that would result in a Material Adverse Effect;

                (iv) the Outstanding Amount of the Term Loan as of the Conversion Date does not exceed the Term Loan Borrowing Base, and certifying to the Term Loan Amount, Term Loan Limit and Term Loan Percentage for each Borrowing Base Property, and the amount of the Term Loan Borrowing Base; and

                 (v) all conditions to the conversion of the Revolving Facility to the Term Loan pursuant to this Agreement have been satisfied (other than those based on the approval of the Agent, the Requisite Lenders, or the Lenders).

          (f) RE-APPRAISALS. If the Requisite Lenders shall have determined within twenty (20) days after the Agent's receipt of the Company's notice of election to convert the Revolving Facility into the Term Loan to cause the Borrowing Base Properties to be reappraised pursuant to Section 2.13(c), the Agent and the Requisite Lenders shall have received and approved of such re-Appraisals prior to the Conversion Date;

          (g) EVIDENCE REGARDING BORROWING BASE. The Company shall have delivered to the Agent, and the Agent and the Requisite Lenders shall have approved such rent rolls, operating statements and other financial materials relating to the Borrowing Base Properties as may be necessary to determine the Term Loan Amount and Term Loan Limit for each Borrowing Base Property and the Term Loan Borrowing Base;

          (h) COLLATERAL DOCUMENT SUPPLEMENTS; TITLE ENDORSEMENTS. If required by Requisite Lenders, (i) the Company shall have executed and delivered, and there shall have been recorded in accordance with applicable Requirements of Law, such supplements to the Collateral Documents, in form and substance satisfactory to the Agent and the Requisite Lenders, reflecting the conversion of the Revolving Facility into the Term Loan and (ii) the Title Insurer shall have delivered endorsements to the Title Policies insuring the continued first Lien priority following such conversion of the Mortgages encumbering the Borrowing Base Properties, subject to no Liens or exceptions other than Permitted Exceptions; and

          (i) CONVERSION FEE. The Company shall have paid, on or prior to the Conversion Date, to the Agent for the ratable benefit of the Lenders then party hereto the conversion fee set forth in Section 2.10(c) above.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Agent and each Lender that:

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     5.01  EXISTENCE AND POWER.  The Company is a Delaware limited partnership, the REIT is a Maryland corporation, and each of the Company, the REIT and each Management Entity and Subsidiary:

          (a) ORGANIZATION. Is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

          (b) POWER AND AUTHORITY. Has the power and authority and all governmental licenses, authorizations, consents and approvals to own its Properties, to carry on its business and to execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

          (c) DUE QUALIFICATION. Is duly qualified as a foreign corporation, partnership, trust or other organization, and licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of its Properties or the conduct of its business requires such qualification; and

          (d) COMPLIANCE WITH LEGAL REQUIREMENTS. Is in substantial compliance with all material Requirements of Law applicable to it.

     5.02 AUTHORIZATION; NO CONFLICT. The execution, delivery and performance by the Company, the REIT and any of their Subsidiaries of this Agreement, and any other Loan Document to which such Person is party, have been duly authorized by all necessary partnership, corporate or other organizational action, and do not and will not:

          (a) ORGANIZATIONAL DOCUMENTS. Contravene the terms of any of such Person's Organizational Documents;

          (b) CONTRACTUAL OBLIGATIONS. Conflict with, or result in any breach or contravention of, or the creation of any Lien (other than pursuant to the Loan Documents) under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Properties are subject; or

          (c) REQUIREMENTS OF LAW. Violate any material Requirement of Law applicable to it.

     5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings in connection with the Liens granted to the Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company, the REIT, or any of their Subsidiaries of this Agreement or any other Loan Document.

     5.04 BINDING EFFECT. This Agreement and each other Loan Document to which the Company, the REIT, or any of their Subsidiaries is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy,

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insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.05 LITIGATION. Except as specifically disclosed in SCHEDULE 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the Knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, the REIT, any Management Entity, any of their Subsidiaries or any of their respective Properties, which (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (b) if determined adversely to any such Person, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.06 TITLE TO PROPERTIES. The Company and Wholly-Owned Subsidiaries have good record and marketable title in fee simple to all real property necessary or used in the ordinary conduct of the business of the Company, the REIT and their Subsidiaries, taken as a whole, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The Company, the REIT and their Subsidiaries have good title to all of their other Properties subject to no Liens, other than Permitted Liens. The Company and Wholly-Owned Subsidiaries have good and marketable title to the Collateral subject to no Liens except Permitted Exceptions.

     5.07 SUBSIDIARIES; INTERESTS IN OTHER ENTITIES; CHANGES IN ORGANIZATIONAL STRUCTURE. Except for the NHP Interests, neither the Company, nor the REIT, nor any of their respective Subsidiaries has any interest in any corporation, partnership or other entity, except as disclosed in the Organizational Chart and except for Subsidiaries or Unconsolidated Partnerships hereafter formed or acquired in compliance with Section 7.07, and except for changes permitted under Sections 7.06, 7.07 and 7.08 hereof.

     5.08 FINANCIAL CONDITION. All financial statements delivered by the Company or the REIT hereunder: (a) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (b) are complete, accurate and fairly present the financial condition of the REIT as of the dates thereof and results of operations for the periods covered thereby. All Form 10K filings and Form 10Q filings delivered by the Company or the REIT show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries, the Properties of the Company and the Borrowing Base Properties as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations. Since December 31, 1996, there has been no act, omission, change or event which has had a Material Adverse Effect.

     5.09 TAXES. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed. Except as disclosed in the SEC Report, (i) all tax returns filed by the Company and its Subsidiaries are complete and correct; (ii) the Company and its Subsidiaries have paid all Federal and other material taxes, assess-

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ments, fees and other governmental charges for which they are liable (whether or not reflected on any tax returns) and have fully satisfied any taxes, assessments, fees, and other governmental charges levied or imposed upon them or their Properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded; (iii) there is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect; and (iv) the Company and its Subsidiaries have no primary, secondary or other liability for taxes of any kind arising with respect to any individual, trust, corporation, partnership or other entity as to which the Company or any of its Subsidiaries is directly or indirectly liable for taxes of any kind incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations section 1.1502-6, or pursuant to any other Requirement of Law. Neither the Company nor any of its Affiliates is (nor has it ever been) a party to any tax sharing agreement.

     5.10  ERISA COMPLIANCE.

          (a) SCHEDULE 5.10 lists all Plans and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. All written descriptions thereof provided to the Agent and the Lenders are true and complete in all material respects.

          (b) Each Qualified Plan, and to the best knowledge of the Company each Multiemployer Plan, is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan.

          (c) Each Qualified Plan and, and to the best knowledge of the Company, Multiemployer Plan has been determined by the IRS to qualify under
Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Company nothing has occurred which would cause the loss of such qualification or tax-exempt status.

          (d) Except as specifically disclosed in SCHEDULE 5.10, there is no outstanding liability under Title IV of ERISA with respect to any Qualified Plan maintained or sponsored by the Company or any ERISA Affiliate, nor to the best knowledge of the Company, with respect to any Multiemployer Plan to which the Company or any ERISA Affiliate contributes or is obligated to contribute.

          (e) Except as specifically disclosed in SCHEDULE 5.10, no Qualified Plan subject to Title IV of ERISA, and to the best knowledge of the Company, no Multiemployer Plan has any Unfunded Pension Liability.

          (f) Except as specifically disclosed in SCHEDULE 5.10, no member of the Controlled Group has ever represented, promised or contracted (whether in oral or written form) to any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided, at any cost to any member of the

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Controlled Group, with life insurance or employee welfare plan benefits
(within the meaning of section 3(1) of ERISA) following retirement or termination of employment. To the extent that any member of the Controlled Group has made any such representation, promise or contract, such member has expressly reserved the right to amend or terminate such life insurance or employee welfare plan benefits with respect to claims not yet incurred.

          (g) Members of the Controlled Group have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

          (h) Except as specifically disclosed in SCHEDULE 5.10, no ERISA Event has occurred or is reasonably expected to occur with respect to any Qualified Plan, or, to the best knowledge of the Company, any Multiemployer Plan.

          (i) There are no pending or, to the Knowledge of the Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Company or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan, or (iii) any fiduciary with respect to any Plan for which the Company may be directly or indirectly liable, through indemnification obligations or otherwise.

          (j) Except as specifically disclosed in SCHEDULE 5.10, neither the Company nor any ERISA Affiliate has incurred nor reasonably expects to incur
(i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

          (k) Except as specifically disclosed in SCHEDULE 5.10, neither the Company nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than the Company or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          (l) No member of the Controlled Group has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.

     5.11  ENVIRONMENTAL MATTERS.

          (a) ENVIRONMENTAL LAWS. Except as disclosed in SCHEDULE 5.11 or in the SEC Report, the operations and Properties of the Company, the REIT, the Management Entities and their Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance affecting Properties other than the Borrowing Base Properties as would not (if enforced in accordance with Environmental Laws) result in liability in excess of $250,000 in the aggregate.

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          (b)  ENVIRONMENTAL PERMITS.  Except as described in SCHEDULE 5.11 or in the SEC Report, the Company, the REIT, the Management Entities and their Subsidiaries have obtained and maintained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits"). All such Environmental Permits are in good standing, and each such Person is in compliance with all terms and conditions thereof.

          (c) ORDERS. Except as specifically disclosed in SCHEDULE 5.11 or in the SEC Report, there are no outstanding written orders from or agreements with any Governmental Authority nor any judicial or docketed administrative proceedings respecting any Environmental Law, Environmental Claim or Hazardous Material to which the Company, the REIT, any Management Entity, any of their Subsidiaries, or any of such Person's Properties or operations, is subject.

          (d) HAZARDOUS MATERIALS. Except as disclosed in SCHEDULE 5.11 or in the SEC Report, there are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, that would reasonably be expected to give rise to Environmental Claims for any such condition, circumstance or Property. In addition, (i) there are not located on the Properties underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or emitting Hazardous Materials whether on-or off-site, and (ii) the Company, the REIT, the Management Entities and their Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment to the extent required under any Environmental Laws and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

     5.12 COLLATERAL DOCUMENTS. When executed, delivered and recorded pursuant hereto, the Collateral Documents shall be effective to create in favor of the Agent, for the benefit of the Lenders, legal, valid and enforceable first-priority Liens in the Collateral and the proceeds thereof, subject only to the Permitted Exceptions. As required by Section 2.13(a), all action, including (a) the recording of Mortgages and Assignment of Leases and (b) the filing of UCC financing statements and other security perfection documents in all appropriate jurisdictions, shall have been taken that is necessary or appropriate to perfect the Agent's Lien, for the benefit of the Lenders, in the Collateral. All representations and warranties of the Company and any other Person party to any Collateral Documents that are contained therein are true and correct.

     5.13 REGULATED ENTITIES. None of the Company, the REIT, any Management Entity, or any of their Subsidiaries is (a) an "investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     5.14 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Sections

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2.01(b) and Section 6.10, and are intended to be and shall be used in compliance with Section 7.12.

     5.15 REIT AND TAX STATUS; STOCK EXCHANGE LISTING. The REIT currently has REIT Status and has maintained REIT Status on a continuous basis since its formation. The Company is not an association taxable as a corporation under the Code. The shares of common Stock of the REIT are listed on the NYSE.

     5.16 INSURANCE. The Company, the REIT, the Management Entities, their Subsidiaries and the Properties are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Company and the Management Entities operate.

     5.17 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. Neither the Company, nor the REIT, nor any Management Entity, nor any of their Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such other defaults, would reasonably be expected to have a Material Adverse Effect.

     5.18  [Intentionally Deleted.]

     5.19 NOT A "FOREIGN PERSON." Neither the Company nor any Wholly-Owned Subsidiary which owns a Borrowing Base Property is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

     5.20 DEFECTS. Except as disclosed to and approved in writing by the Requisite Lenders, to the Knowledge of the Company, there exist no material defects that would make any Borrowing Base Property unsuitable for the present or contemplated use of such Borrowing Base Property. Except as disclosed to and approved in writing by the Requisite Lenders, to the Knowledge of the Company, there are no abnormal hazards, including but not limited to earth movement or slippage, affecting any Borrowing Base Property.

     5.21 PROPERTY DOCUMENTS. The Company has delivered to the Agent, copies of all easement agreements, reciprocal easement agreements, management agreements, service contracts, and other agreements, instruments and documents and all amendments thereof (whether or not recorded) which affect in any material respect the Company's or any Wholly-Owned Subsidiary's interest in any Borrowing Base Property (except apartment leases).

     5.22 CONDEMNATION. No condemnation proceeding involving any Borrowing Base Property or any portion thereof or parking facility used in connection therewith has been commenced or, to the Knowledge of the Company, is contemplated by any Governmental Authority, nor has any portion of any Borrowing Base Property or any parking facility used in connection therewith been damaged due to fire or other casualty.

     5.23 VIOLATION OF LAWS; PERMITS. None of the Borrowing Base Properties are being operated in violation of (a) any Requirements of Law or (b) any building permits,

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restrictions of record, or any agreement affecting any such property or part thereof, or (c) any judgment, decree or order applicable to such property.
To the Knowledge of the Company, all governmental permits (including, without limitation, building permits and certificates of occupancy) necessary under applicable Requirements of Law to lawfully construct, own, lease, occupy, use and operate each Borrowing Base Property and the improvements thereon, including, but not limited to, all applicable environmental and zoning laws, ordinances and regulations, have been obtained.

     5.24 UTILITIES. Each Borrowing Base Property has adequate water, gas, telephone, electrical supply, storm and sanitary sewerage facilities and means of access to and from public streets or highways.

     5.25 LEASES. Except for apartment leases and other Permitted Exceptions, there are no leases affecting any Borrowing Base Property. No rent has been collected more than one month in advance under any such apartment lease other than in the Ordinary Course of Business. No such lease or any interest therein is subject to any present assignment or pledge (other than, as provided in Section 2.13(a), to the Agent for the ratable benefit of the Lenders). All rent due to date under each lease has been collected in the Ordinary Course of Business and no concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of rent due or to become due, other than in the Ordinary Course of Business. The interest of the lessee under each such lease is as lessee only, with no options to purchase or rights of first refusal.

     5.26 FULL DISCLOSURE. None of the representations or warranties made by the Company, the REIT, the Management Entity or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any such Person in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading. There is no fact, to the Knowledge of the Company, which materially and adversely affects the business, operations, properties, assets or condition (financial or otherwise) of the Company, the REIT, the Management Entities, or any of the Subsidiaries which has not been disclosed herein or in other documents, certificates and statements furnished to the Agent and each Lender hereunder or pursuant hereto. The copies of all documents delivered to the Agent and/or the Lenders from time to time in connection with this Agreement are and shall be true and complete copies of the originals thereof and have not been or shall not be amended except as disclosed to the Agent and/or the Lenders, as applicable.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     The Company covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other obligation shall remain unpaid or unsatisfied, unless the Requisite Lenders waive compliance in writing:

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     6.01  FINANCIAL INFORMATION.  The Company shall deliver to the Agent and to each Lender, in form and detail satisfactory to the Agent and the Lenders:

          (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the REIT as of the end of such year and the related consolidated statements of operations, stockholders' equity (where applicable) and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, including the REIT's SEC Form 10K for such period, and accompanied by the unqualified opinion of a nationally-recognized independent public accounting firm stating that such consolidated financial statements present fairly the financial position for the periods indicated, in conformity with GAAP, and applied on a basis consistent with prior years;

          (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of the REIT as of the end of such quarter and the related consolidated statements of operations, stockholders' equity (where applicable) and cash flows for the period commencing on the first day and ending on the last day of such quarter, including the REIT's SEC Form 10Q for such period, and accompanied by a certificate signed by at least two (2) Responsible Officers stating that such financial statements are complete and correct and present fairly the financial position for the periods indicated, in conformity with GAAP for interim financial statements, and applied on a basis consistent with prior quarters;

          (c) MONTHLY OPERATING STATEMENTS FOR BORROWING BASE PROPERTIES. As soon as available, but not later than forty-five (45) days after the end of each calendar month, a monthly operating statement for each Borrowing Base Property (in a format and with such detail as the Agent may require);

          (d) COMPANY PLANS AND PROJECTIONS. Not less than ninety (90) days after the beginning of each fiscal year, copies of (A) the Company's business plan for the current and the succeeding three (3) fiscal years, (B) the Company's annual budgets (including capital expenditure budgets) and projections for the Borrowing Base Properties; and (C) the Company's financial projections for the current and the succeeding three (3) fiscal years, as prepared by the Company's Chief Financial Officer and in a format and with such detail as the Agent may reasonably require;

          (e) QUARTERLY CONSOLIDATED OPERATING STATEMENTS. To the extent not otherwise provided in disclosure documents filed with the SEC and delivered to the Agent hereunder, as soon as available, but not later than forty-five (45) days after the end of each fiscal quarter, a quarterly consolidated operating statement for all of the Properties of the Company and its Subsidiaries (in a format and with such detail as the Agent may require), accompanied by a certificate signed by at least two (2) Responsible Officers certifying that the information contained therein, subject to audit, is complete and correct to the Knowledge of the Company; and

          (f) FINANCIAL STATEMENTS AND OTHER INFORMATION FOR NHP. Until the NHP Combination Date, within five (5) days after the receipt thereof by the Acquisition Sub,

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the Company, the REIT or any Subsidiary thereof, such periodic, quarterly, annual and special financial statements, reports, proxy statements and other information as may be received by any such Person in its capacity as a shareholder in NHP, and within five (5) days after the delivery of any thereof by any such Person, copies of any reports, proxy statements, tender or exchange offers or other information provided by such Person to NHP or to the shareholders thereof to the SEC in respect of such Person's ownership of or intentions or proposals with respect to NHP.

     6.02 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Agent with sufficient copies for each Lender:

          (a) ACCOUNTING CERTIFICATES. Concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of the independent certified public accountants reporting on such financial statements stating that, in making the examination necessary therefor, no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) OFFICERS' CERTIFICATES. Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b) above, a compliance certificate, substantially in the form of EXHIBIT K, signed by at least two (2) Responsible Officers (i) stating that, to the best of such officers' knowledge, each of the Company, the REIT and their respective Subsidiaries, during such period, has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officers have no knowledge of any Default or Event of Default except as specified in such certificate; (ii) showing in detail the calculations supporting such statement for such period in respect of the covenants in Section 7.09 and 7.16; (iii) showing in detail the calculation of the Borrowing Base for such period on an asset-by-asset basis; and (iv) certifying that none of the Collateral is required to be excluded as Collateral pursuant to Section 2.13(b);

          (c) PERIODIC REPORTS AND FILINGS; PRESS RELEASES. Promptly after the same are sent or released, copies of all reports, proxy statements and financial statements which the REIT sends to its shareholders and copies of all press releases made by the Company and the REIT, promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the REIT may make to, or file with, the SEC or any successor or similar Governmental Authority and promptly after the same are received, copies of any reports prepared by analysts for or with respect to the Company or the REIT;

          (d) ACCOUNTANTS' REPORTS. Promptly after the same are received, copies of all reports which the independent certified public accountants of the Company or the REIT deliver to the Company or the REIT; and

          (e) OTHER INFORMATION. Promptly, revisions to the Organizational Chart and such additional financial and other information as the Agent may from time to time reasonably request.

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     6.03  NOTICES.  The Company shall promptly (and in no event later than ten (10) days after the Company has reason to know of the same) notify the Agent and each Lender of:

          (a) DEFAULT; EVENT OF DEFAULT. The occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that is likely to become a Default or Event of Default. Each notice under this Section 6.03(a) shall describe with particularity the clause or provision of this Agreement or other Loan Documents that have been breached or violated.

          (b) LITIGATION. The commencement of, or any material development in, any litigation, arbitration or proceeding affecting the Company, the REIT, any Management Entity or any Subsidiary (i) in which the amount of damages claimed is $2,000,000 or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, (iii) in which the relief sought is an injunction or other stay of the performance of any Loan Document or
(iv) required to be reported to the SEC pursuant to the Exchange Act;

          (c) ENVIRONMENTAL MATTERS. (i) Any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company, the REIT, any Management Entity or any of their Subsidiaries or any of their Properties pursuant to any Environmental Laws, (ii) all other material Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the Properties of the Company, the REIT, any Management Entity or any of their Subsidiaries that could reasonably be anticipated to cause such Properties (or any portion thereof) to be subject to any material restrictions on ownership, occupancy, transferability or use under any Environmental Laws;

          (d) ERISA. The occurrence of any of the following ERISA events affecting the Company or any member of its Controlled Group, together with a copy of any notice with respect to such event that may be required to be filed with any Governmental Authority and any notice delivered by a Governmental Authority to the Company or any member of its Controlled Group with respect to such event:

                 (i) an ERISA Event where the aggregate liability is likely to exceed $1,000,000;

                (ii) the adoption of any new Plan that is subject to Title IV of ERISA or Section 412 of the Code by any member of the Controlled Group;

               (iii) the adoption of any amendment to a Plan that is subject to Title IV of ERISA or Section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities; or

                (iv) the commencement of contributions by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or Section 412 of the Code;

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     (e)  MATERIAL ADVERSE EFFECTS.  The occurrence of any act, omission, change or event which has a Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Company and the REIT delivered to the Agent pursuant to Section 6.01(a);

     (f) EXCLUDED COLLATERAL. The occurrence of any event or circumstance that causes, or is likely to cause, any Borrowing Base Property to be excluded as Collateral pursuant to Section 2.13(b) above;

     (g) MATERIAL TRANSACTIONS OR OCCURRENCES. The consummation of any material Investment or Disposition, of any material issuance of Stock of the REIT (other than upon the tender of any Units for redemption or upon the conversion of any shares of the REIT's Class B Common Stock into shares of the REIT's Class A Common Stock) or Units, of any incurrence of material Indebtedness or of any other material transaction entered into, or the commencement of any material Development Activity, by the Company, the REIT, any Management Entity or any of their Subsidiaries; and change in any executive officer of the REIT;

     (h) FAILURE TO QUALIFY AS A REIT. The failure of the REIT to maintain REIT Status or of any Subsidiary of the REIT to maintain its status as a qualified REIT subsidiary under the Code;

     (i) ACCOUNTING CHANGES. Any material change in the Company's or the REIT's accounting policies or financial reporting practices;

     (j) LEGAL COMPLIANCE. Any material notice received from any Governmental Authority asserting that any Borrowing Base Property is not in compliance with any Requirements of Law; and

     (k) CROSS-DEFAULT. Any notice received by the Company, the REIT, any Management Entity or any of their Subsidiaries of any default under any Indebtedness or Guaranty Obligation described in Section 8.01(e). Each notice pursuant to this section shall be accompanied by a written statement, signed by at least two (2) Responsible Officers, setting forth details of the occurrence referred to therein and the provisions of this Agreement affected, and stating what action the Company or the REIT proposes to take with respect thereto.

     6.04 PRESERVATION OF EXISTENCE, ETC.. The Company shall, and shall cause the REIT, the Management Entities and each of their Subsidiaries to,
(a) preserve and maintain in full force and effect its partnership, corporate or other organizational existence and good standing under the laws of its state or jurisdiction of organization, and (b) preserve and maintain itn full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business.

     6.05 MAINTENANCE OF PROPERTY. The Company shall maintain, and shall cause the REIT, the Management Entities and each of their Subsidiaries to maintain, and preserve all of their Properties, including Properties constituting Collateral, in good working order and condition in accordance with the Company's past practices, ordinary wear and tear excepted.

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     6.06 INSURANCE.  In addition to insurance requirements set forth in the
Collateral Documents, the Company shall maintain, and shall cause the REIT, the Management Entities and each of their Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to their Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or a similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance (which amount shall not be reduced in the absence of 30 days' prior notice to the Agent). Upon the request of the Agent, the Company shall furnish such Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than the twice per calendar year) a certificate signed by at least two (2) Responsible Officers (and, if requested by such Agent, any insurance broker of the Company or the REIT) setting forth the nature and extent of all insurance maintained by the Company, the REIT, the Management Entities and each of their Subsidiaries in accordance with this Section 6.06 or any Collateral Documents (and which, in the case of a certificate of a broker, was placed through such broker).

     6.07 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause the REIT, the Management Entities and each of their Subsidiaries to, pay and discharge as the same shall become due and payable and otherwise comply with, all their respective obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its Properties, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Person, (b) all lawful claims which, if unpaid, would by law become a Lien upon its Properties, including Properties constituting Collateral, (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, and (d) all Contractual Obligations.

     6.08 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause the REIT, the Management Entities and each of their Subsidiaries to comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, including, without limitation, all securities laws and regulations.

     6.09 ENVIRONMENTAL LAWS. The Company shall, and shall cause the REIT, the Management Entities and each of their Subsidiaries to, conduct its operations and keep and maintain its Properties in compliance in all material respects with all Environmental Laws. Upon the written request of the Agent or any Lender, the Company shall submit, and cause the REIT, the Management Entities and each of their Subsidiaries to submit, to the Agent and the Lenders, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.03(c), that could, individually or in the aggregate, result in liability in excess of $1,000,000.

     6.10 USE OF PROCEEDS. The Company shall use the proceeds of the Revolving Loans solely in accordance with Section 2.01(b) above.

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     6.11 MAINTENANCE OF REIT STATUS; STOCK EXCHANGE LISTING.  The Company
shall cause the REIT at all times to maintain its REIT Status and to maintain its common Stock listed on the NYSE, the American Stock Exchange, or Nasdaq Stock Exchange. The Company shall cause each Wholly-Owned Subsidiary to comply with all requirements applicable under the Code to REIT subsidiaries.

     6.12 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain, and shall cause the REIT, the Management Entities and each of their Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the Properties and business of the Company, the REIT, the Management Entities and each of their Subsidiaries. The Company shall permit, and shall cause the REIT, the Management Entities and each of their Subsidiaries to permit, representatives of the Agent or any Lender to visit and inspect any of their respective Properties, to conduct audits of the Collateral, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at any time during normal business hours and as often as may be reasonably desired, upon no less than forty-eight (48) hours advance notice to the Company; PROVIDED, HOWEVER, when an Event of Default exists, the Agent or any Lender may visit and inspect at the expense of the Company such Properties at any time during business hours and without advance notice.

     6.13 FURTHER ASSURANCES.

          (a) FULL DISCLOSURE. The Company will ensure that all other written information, exhibits and reports furnished to any Agent or Lender by the Company, the REIT, any Management Entity or any of their Subsidiaries do not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

          (b) FURTHER ACTS. Promptly upon request by the Agent or the Requisite Lenders, the Company shall (and shall cause the REIT, each Management Entity and each of their Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, deeds of trust, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments that the Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Collateral, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm

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

to the Agent and Lenders the rights granted or now or hereafter intended to be granted under any Loan Document, or any other document executed in connection herewith or therewith.

          (c) ADDITIONAL GUARANTIES. Promptly upon the formation by the REIT of any Wholly-Owned Subsidiary of the REIT which is a qualified REIT subsidiary under the Code, the REIT shall cause such Wholly-Owned Subsidiary to deliver to the Agent for the ratable benefit of the Lenders a guaranty of the Obligations in the form attached hereto as EXHIBIT G; provided, however, solely with respect to any such Wholly-Owned Subsidiary that does not own a Borrowing Base Property, such guaranty shall not be required if such Wholly-Owned Subsidiary is prohibited from issuing such guaranty under its then-current financing arrangements.

     6.14 COMMUNICATION WITH ACCOUNTANTS. While any Event of Default is continuing, the Company authorizes the Agent and any Lender to communicate directly with the Company's independent accountants and authorizes such accountants to disclose to such Persons any and all financial statements and other information of any kind, including the substance of any oral information or conversation that such accountants may have with respect to the business, financial condition and other affairs of the Company.

     6.15 SOLVENCY. The Company shall at all times be, and shall cause the REIT, each Management Entity and each of their Subsidiaries to be, Solvent.

     6.16 COVENANTS RELATING TO BORROWING BASE PROPERTIES. The Company hereby agrees as follows:

          (a) MAINTENANCE. The Company shall maintain each Borrowing Base Property in good order and condition in accordance with the Company's past practices.

          (b) LEASES. The Company shall not enter into any lease of any Borrowing Base Property other than apartment leases or other ordinary course leases consistent with past practice and having terms of less than one (1) year on market terms. The Company shall deliver to the Agent a copy of the standard lease forms utilized for the Borrowing Base Properties from time to time.

          (c) MATERIAL AGREEMENTS. The Company shall obtain the prior written approval of the Agent and the Requisite Lenders prior to entering into any reciprocal easement or similar agreement, ground lease or any other material agreement affecting any Borrowing Base Property.

          (d) MANAGEMENT CONTRACTS. The Company shall obtain the prior written approval of the Agent and the Requisite Lenders prior to entering into any property management agreement with a Person other than the Company, one of the Management Entities, or any of their Subsidiaries, or replacing the property manager for any Borrowing Base Property with a Person other than the Company, one of the Management Entities, or any of their Subsidiaries. The Company shall cause all property management contracts affecting Borrowing Base Properties to permit termination of the manager (whether such manager is one of the Management Entities or otherwise) by the owner within thirty days' written notice, without penalty, and the Company shall not permit the management fee payable under any

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such property management agreement to exceed three percent (3%) of gross receipts from such property per fiscal year.

          (e) CONSTRUCTION. The Company shall obtain the prior written approval of the Agent and the Requisite Lenders prior to entering into any major construction or renovation affecting a Borrowing Base Property and shall discharge all mechanic's liens resulting from any such construction or renovation.

          (f) LIENS. The Company shall keep each Borrowing Base Property at all times free and clear of all Liens (unless such Liens are bonded and thereby released of record in a manner satisfactory to the Agent), except for Permitted Exceptions or other matters approved by the Agent and the Requisite Lenders.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

     The Company hereby covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Requisite Lenders waive compliance in writing:

     7.01 LIENS. Neither the Company, nor the REIT, nor any Management Entity, nor any of their Subsidiaries shall, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

          (a) EXISTING LIENS. Liens on the Properties of the Company or its Subsidiaries (other than Liens on the Collateral in favor of the Agent for the ratable benefit of the Lenders) securing Indebtedness described in
SCHEDULE 7.02 or any refinancing thereof permitted under Section 7.02(a) below;

          (b) CERTAIN LIENS. Liens created under any Loan Document or created pursuant to the Bridge Loan Agreement or the Acquisition Sub Financing Documents;

          (c) TAX LIENS. Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no Notice of Lien has been filed or recorded;

          (d) BANKER'S LIENS. Liens arising solely by virtue of any statutory or common-law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the depositor to provide collateral to the depository institution;

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          (e)  OTHER STATUTORY LIENS.  Carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business, against Properties other than the Borrowing Base Properties, which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto;

          (f) EMPLOYMENT-RELATED LIENS. Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (g) JUDGMENT LIENS. Liens against Properties other than the Borrowing Base Properties consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed or bonded;

          (h) EASEMENTS, ETC. Liens against Properties other than the Borrowing Base Properties consisting of easements, rights-of-way, restrictions and other similar title exceptions incurred in the Ordinary Course of Business which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Company, the REIT and the Subsidiaries; and

          (i) LIENS SECURING FINANCING. Liens securing Indebtedness permitted under Section 7.02(f), (g) or (h) below on real and personal properties not constituting Collateral and not constituting ownership interests in the Company or any of the Subsidiaries of the Company or the REIT.

          Nothing contained in this Agreement shall restrict the granting of Liens by the Acquisition Sub unless such Liens are prohibited under the Acquisition Sub Financing Documents.

     7.02 INDEBTEDNESS. Neither the Company, nor the REIT, nor any Management Entity, nor any of their Subsidiaries shall create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness except the following ("PERMITTED INDEBTEDNESS"):

          (a) EXISTING INDEBTEDNESS. Indebtedness of the Company and its Subsidiaries outstanding on the Closing Date and described in SCHEDULE 7.02;

          (b) CERTAIN INDEBTEDNESS. Indebtedness incurred pursuant to this Agreement or pursuant to the Bridge Loan Agreement or the Acquisition Sub Financing Documents;

          (c) ACCOUNTS PAYABLE. Accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

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          (d)  CONTINGENT OBLIGATIONS.  Indebtedness consisting of Contingent
Obligations permitted by Section 7.03;

          (e) INTRA-COMPANY DEBT. Subject to Section 7.09, Intra-Company Debt, provided that the obligor and obligee thereof have subordinated the repayment thereof to the repayment of the Obligations pursuant to a subordination agreement in form and substance approved by the Requisite Lenders;

          (f) "ENGLISH" AND "BALCOR" REFINANCINGS. Indebtedness of the Company incurred to refinance the debt secured by the Properties commonly known as the "English" and "Balcor" portfolios, as previously disclosed to the Lenders prior to the date hereof;

          (g) ADDITIONAL INDEBTEDNESS. Indebtedness of the Company or a Subsidiary of the Company that does not own any Borrowing Base Properties for borrowed money owed to a non-Affiliate of the Company which (i) is not secured by the Collateral; and (ii) is on such terms and in such amount that, upon the incurrence of such Indebtedness, the Company will be in compliance with the terms of Section 7.16 below; and

          (h) REIT INDEBTEDNESS. Indebtedness of the REIT which (i) is not secured by the Collateral; and (ii) is on such terms and in such amount that, upon the incurrence of such Indebtedness, the Company will be in compliance with the terms of Section 7.16 below.

     Nothing contained in this Section 7.02 shall be deemed to excuse any lack of compliance by Company, the REIT, or any Subsidiary with the terms of
Section 7.16 below.

     7.03 CONTINGENT OBLIGATIONS. Neither the Company, nor the REIT, nor any of their Subsidiaries shall create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) ORDINARY COURSE ENDORSEMENTS. Endorsements for collection or deposit in the Ordinary Course of Business;

          (b) RATE CONTRACTS. Unsecured Rate Contracts entered into by the Company with respect to variable rate Indebtedness permitted hereunder;

          (c) LETTER OF CREDIT REIMBURSEMENT OBLIGATIONS. Reimbursement obligations of the Company or of Subsidiaries that do not own Borrowing Base Properties under letters of credit provided that such obligations (i) are not secured by the Collateral; and (ii) are on such terms and in such amount that, upon the incurrence of such obligations and assuming that all conditions for drawing on such letters of credit have been complied with, the Company will be in compliance with the terms of Section 7.16 below; and

          (d) EXCEPTIONS TO NONRECOURSE GUARANTIES. Contingent Obligations of the REIT, the Company and their Subsidiaries consisting of "exceptions to nonrecourse" guaranties of nonrecourse Indebtedness otherwise permitted under
Section 7.02 or of other Indebtedness permitted under Section 7.02.

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     7.04 LEASE OBLIGATIONS.  Neither the Company, nor the REIT, nor any of
their Subsidiaries shall create or suffer to exist any obligations for the payment of rent for any Property under a lease or agreement to lease that is not a Capital Lease, except for:

          (a) EXISTING LEASES. Leases in existence on the Closing Date (and any renewal, extension or refinancing thereof); or

          (b) ORDINARY COURSE LEASES. Leases entered into after the Closing Date in the Ordinary Course of Business and at market rates and terms.

     7.05 DISPOSITION OF PROPERTIES. Neither the Company, nor the REIT, nor any of their Subsidiaries shall, directly or indirectly:

          (a) make any Disposition of any Borrowing Base Property, or enter into any agreement to do so, provided, however, so long as no Default or Event of Default is then continuing, the Company shall have the right to sell or refinance a Borrowing Base Property (i) on or before the Conversion Date by paying to the Agent for distribution to the Lenders an amount equal to the amount which would be required to be paid to the Lenders so that the Outstanding Amount of the Revolving Loan immediately after such sale or refinance would not exceed the Revolving Loan Borrowing Base (calculated without including the Borrowing Base Property so sold or refinanced as one of the Borrowing Base Properties), and upon receipt of such payment, the Agent shall release such Borrowing Base Property as Collateral hereunder, and (ii) following the Conversion Date by paying to the Agent for distribution to the Lenders an amount equal to the greater of the Term Loan Amount for such Borrowing Base Property or the amount which would be required to be paid to the Lenders so that the Outstanding Amount of the Term Loan immediately after such sale or refinance would not exceed the Term Loan Borrowing Base (calculated without including the Borrowing Base Property so sold or refinanced as one of the Borrowing Base Properties), and upon receipt of such payment, the Agent shall release such Borrowing Base Property as Collateral hereunder;

          (b) make any Disposition of its interest in any Management Entity, or enter into any agreement to do so; or

          (c) make any Disposition of any other Property, or enter into any agreement to do so, unless in the case of this clause (c) such Disposition is at fair market value, and at the time of the Disposition no Event of Default exists.

Nothing contained in this Agreement shall restrict Dispositions by the Acquisition Sub unless such Dispositions are prohibited under the Acquisition Sub Credit Agreement.

     7.06 CONSOLIDATIONS AND MERGERS. Neither the Company, nor the REIT, nor any of their Subsidiaries shall merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Properties (whether now owned or hereafter acquired) to or in favor of any Person; except as follows:

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          (a)  Subsidiaries of the Company or of the REIT may merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of any of their Properties (whether now owned or hereafter acquired) to or in favor of the Company or another Subsidiary of the Company or of the REIT;

          (b) Subsidiaries of the REIT may merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of any of their Properties (whether now owned or hereafter acquired) to or in favor of the REIT; and

          (c) A Subsidiary of the Company may merge with NHP so long as such Subsidiary is the surviving entity.

          Notwithstanding the foregoing, no Subsidiary shall merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Properties (whether now owned or hereafter acquired) to or in favor of another Subsidiary if such transaction would result in a violation of any covenant in this Agreement.

     7.07 LIQUIDATIONS; MATERIAL ORGANIZATION CHANGES; NEW SUBSIDIARIES.

          (a) Neither the Company, nor the REIT, nor any Management Entity, nor any Subsidiary which owns a Borrowing Base Property, is a Guarantor Subsidiary or owns any stock in NHP shall liquidate, wind-up or dissolve, or amend its Organizational Documents in any respect which is, in the opinion of the Requisite Lenders, materially adverse to the interests of the Lenders; provided that the Acquisition Sub or any Subsidiary which owns stock in NHP may be dissolved so long as the assets thereof are contributed, prior to the end of the calendar quarter in which such dissolution takes place, to Management Entities. Without limiting the foregoing, under no circumstances shall the Organizational Documents of the REIT and the Company be changed so as to eliminate the transferability of Units of the Company for common Stock in the REIT on a one-to-one basis.

          (b) Neither the REIT nor any Subsidiary shall issue any preferred Stock; provided however, the REIT or any Subsidiary may issue preferred Stock provided that: (i) such Stock has no mandatory redemption feature, has no redemption feature which is exercisable at the option of the holder thereof, and if such Stock has any redemption feature which is exercisable at the option of the issuer thereof, the issuance thereof and the exercise of any such rights shall have been approved by the Lenders in writing prior thereto; and (ii) any distributions with respect thereto shall comply with the provisions of this Agreement (including, without limitation, Section 7.09).

          (c) No Subsidiary shall own or acquire a Borrowing Base Property unless such Subsidiary is a Wholly-Owned Subsidiary in which the Company owns at least a 98% interest (either directly or indirectly) and in which the REIT owns not more than a 2% interest (either directly or indirectly other than through its interest in the Company and its Subsidiaries) and such Subsidiary shall have delivered a guaranty of the Obligations to the Agent in form and substance acceptable to the Agent. Notwithstanding anything to the

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contrary contained in Section 7.07(d), the Agent and Lenders acknowledge and agree (i) that the partnership interests in Somerset, Utah L.P., a Colorado limited partnership ("SOMERSET L.P."), are not owned 98% either directly or indirectly by the Company, and 2% either directly or indirectly by the REIT,
(ii) that notwithstanding such ownership of Somerset L.P., so long as the Company owns, either directly or indirectly, no less than 76% of the partnership interest therein and the REIT owns, either directly or indirectly, no more than 24% of the partnership interest therein, the Property owned by Somerset L.P. on the date hereof shall be eligible for inclusion as a Borrowing Base Property if accepted by the Lenders pursuant to the terms of this Agreement and the Company shall not be deemed to be in violation of this Agreement as a result of such ownership of Somerset L.P.

          (d) The Company shall own not less than ninety-five percent (95%) of the interests in the capital and profits of each Management Entity now existing or hereafter acquired or formed.

          (e) In no event shall the Company cause or permit any change in the organizational structure of the Company, the REIT or any of their respective Subsidiaries from that which is reflected in the Organizational Chart which is, in the sole opinion of the Requisite Lenders, material and adverse, without the prior written consent of the Lenders, except for mergers permitted under Section 7.06, and changes in the equity structure of Subsidiaries and the formation or acquisition of Subsidiaries in accordance with this Section 7.07 and 7.08 hereof.

     7.08 INVESTMENTS. Neither the Company, nor the REIT, nor any Management Entity, nor any of their Subsidiaries shall directly or indirectly own or acquire any assets or make any Investments (or incur any Contractual Obligation or enter into any letter of intent to make any Investments) other than:

                    (i)   cash and Cash Equivalents;

                    (ii) multi-family apartment projects in fee simple or partnership or joint venture interests therein;

                    (iii) ownership interests in Management Entities formed or acquired pursuant to this Agreement, provided in each case the same are engaged in managing multi-family apartment projects;

                    (iv) prior to the NHP Combination Date, the ownership of the stock in NHP by Acquisition Sub;

                    (v)   other assets not described elsewhere in this
Section 7.08, provided that the aggregate Carrying Value of such interests shall not at any time exceed twenty-five percent (25%) of the Carrying Value of the total assets owned by the Company, the REIT, and their Subsidiaries.

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     7.09 RESTRICTED PAYMENTS AND DEMANDS.

          (a) Neither the Company nor the REIT shall declare or make, or permit any of their respective Subsidiaries to declare or make, any distribution of any Properties, including cash, rights, obligations, or partnership interests or units, on account of any partnership interests, Units or Stock, or purchase, redeem or otherwise acquire for value any of its partnership interests, Units or Stock, now or hereafter outstanding to any Person other than the Company, the REIT or a Wholly-Owned Subsidiary, (all of the foregoing, collectively, "distributions"), except (a) for the exchange of common Stock of the REIT for Units; (b) that if no Default or Event of Default exists under Section 8.01(a) or under Section 8.01(c) as a result of a breach of Section 7.16, the REIT, the Company and all such Subsidiaries may make distributions during any twelve (12) month period in an amount in the aggregate which does not exceed the greater of 80% of Funds From Operations for such period or such amount as may be necessary to maintain REIT Status.

          (b) Under no circumstances shall the REIT or the Company permit any Subsidiary to make a demand under any Intra-Company Debt which is payable upon demand at any time after the Conversion Date; nor permit any payment to be made with respect to Intra-Company Debt while any Event of Default is continuing.

     7.10 TRANSACTIONS WITH AFFILIATES. Neither the Company, nor the REIT, nor any Management Entity, nor any of their Subsidiaries shall enter into any transaction with any Affiliate of the Company or of any such Person (other than Wholly-Owned Subsidiary or a Management Entity), except (a) as expressly permitted by this Agreement, the Acquisition Sub Financing Documents or the Organizational Documents for the Acquisition Sub, or (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of the Company or such Person; in each case (a) and (b), upon fair and reasonable terms no less favorable to such Person than would obtain in a comparable arm's-length transaction with a Person not such an Affiliate.

     7.11 SPECIAL COVENANTS RELATING TO THE REIT. The REIT shall not, nor shall the Company cause or permit the REIT to:

          (a) Make any disposition of or encumber, pledge or hypothecate, whether directly or indirectly, all or any portion of its interest in the Company or any Subsidiary which owns a Borrowing Base Property at any time or any rights to distributions or dividends therefrom other than to the Company or a Wholly-Owned Subsidiary;

          (b) At any time and for any reason, fail to own, either directly or through one or more Wholly-Owned Subsidiaries of the REIT, more than 50% of the partnership interests in the Company;

          (c) Fail for any reason whatsoever, whether voluntarily or involuntarily, either directly or through one or more Wholly-Owned Subsidiaries of the REIT, to be the sole general partner of the Company at any time;

          (d) Use Net Issuance Proceeds for any purpose other than to make capital contributions to GP Corp and LP Corp immediately upon the receipt thereof by the

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REIT for immediate contribution thereof to the Company, to repay Permitted
Indebtedness, or as required by the Acquisition Sub Financing Documents;

          (e) Cease to have its Common Stock listed on the NYSE, the American Stock Exchange, or the Nasdaq Stock Exchange; or

          (f) Cease to have REIT Status or fail to comply with the requirements of the Code relating to qualified REIT subsidiaries in respect of its ownership of any Subsidiary of the REIT to the extent required under the Code.

     7.12 USE OF PROCEEDS. The Company shall not use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, or (e) for any purpose other than those permitted by Section 6.10.

     7.13 TAXATION OF THE COMPANY. The Company shall at all times be taxed as a partnership under the Code and not as an association taxable as a corporation.

     7.14 ERISA. The Company shall not and shall not permit the REIT, or any of their Subsidiaries to, (a) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Agent) liability to the Company or any ERISA Affiliate (i.e., $1,000,000 or more), (b) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Agent) liability to any member of the Controlled Group, (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Agent) liability to the Company or any ERISA Affiliate, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Agent) liability to any member of the Controlled Group, or (e) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Agent) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

     7.15 PREPAYMENTS. Neither the REIT nor the Company nor any Subsidiary shall, while the Term Loan is outstanding, prepay any Indebtedness other than the Term Loan; provided, however, a prepayment of Indebtedness shall be permitted in connection with the refinancing thereof so long as the maximum principal amount of the loan so used to prepay any such Indebtedness does not exceed the amount of such Indebtedness being prepaid.

     7.16 FINANCIAL COVENANTS.

          (a) The Company shall not permit the Net Worth of the REIT and its Subsidiaries on a consolidated basis to be less at any time than $400,000,000 plus 75% of the Net Issuance Proceeds of all issuances of Stock or Units after the Closing Date.

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          (b) The Company shall not permit the ratio of Consolidated Total
Indebtedness to Gross Asset Value to exceed 0.60-to-1.00 at any time.

          (c) The Company shall not permit the Consolidated
EBITDA-to-Interest Ratio computed for any fiscal quarter or year to be less than 2.00-to-1.00.

          (d) The Company shall not permit the Consolidated EBITDA-to-Fixed Charges Ratio computed for any fiscal quarter or year to be less than 1.80-to-1.00.

          (e) The Company will ensure that at all times during which any outstanding balance exists under the Bridge Loan Agreement, an aggregate amount of $2,500,000 will (i) remain undrawn under this Agreement but available for borrowing hereunder; or (ii) be held by the Company in the form of Cash Equivalents not subject to any Lien.

     7.17 ACCOUNTING CHANGES. Neither the Company nor the REIT shall make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year.

     7.18 TRANSFERS OF NON-OWNED INTERESTS IN THE MANAGEMENT ENTITIES. In no event shall all or any portion of the interests in the Management Entities or any rights therein held by Persons other than the Company be sold, transferred, encumbered, hypothecated, voluntarily or involuntarily, without the prior written consent of the Requisite Lenders, except for transfers by Executive Officers resulting from the death or disability of any such Executive Officer or occurring after such Executive Officer is no longer an employee of the Company, the REIT, or any of their Subsidiaries.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     8.01 EVENT OF DEFAULT. Any of the following shall constitute an "Event of Default":

          (a) NON-PAYMENT. The Company, the REIT, or any Subsidiary shall fail to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same shall become due, any amount of interest on any Loan or any fee or other amount payable hereunder or pursuant to any other Loan Document; or

          (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company, the REIT, any Management Entity or any Subsidiary made or deemed made herein, in any Loan Document, or in any certificate, document or financial or other statement by the Company, the REIT, any Management Entity or any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

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          (c) SPECIFIC DEFAULTS.  The Company, the REIT, any of their subsidiaries or any Management Entity shall fail to perform or observe any term, covenant or agreement contained in Section 6.06, Section 6.10, Section
6.11 and/or in Article VII; provided that, in the case of a violation of the terms governing the maximum amount of distributions during any twelve
(12)-month period set forth in Section 7.09(b), such failure shall not constitute an Event of Default if, by the end of the third month after such twelve (12)-month period, such violation no longer exists, of such Section, so long as no distributions were made during such twelve (12)-month period in violation of the provisions of Section 7.09(b) which prohibit distributions while certain Defaults or Events of Default exist; or

          (d) OTHER DEFAULTS. The Company, the REIT, any of their Subsidiaries or any Management Entity shall fail to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default shall continue uncured for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or received written notice of such failure or (ii) the date upon which written notice thereof is given to the Company by Agent or any Lender; or

          (e) CROSS-DEFAULT.

                    (i) The Company, the REIT, any of their Subsidiaries or any Management Entity or, at anytime prior to the NHP Combination Date, NHP shall fail, after any applicable cure period:

                              (A) to make any payment (and which uncured
failure to pay is continuing) in respect of any Indebtedness or Guaranty Obligation when due which in the aggregate exceeds $2,000,000 individually or in the aggregate (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) (other than a payment with respect to Intra-Company Debt where the obligee has not commenced pursuing its remedies); or

                              (B) to perform or observe any other condition
or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Guaranty Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or

                              (C) to perform or observe any condition or
covenant of the Intra-Company Loan Subordination Agreement.

(It is being understood that, for purposes of clauses (A) and (B) above, no failure by the REIT to pay or perform any obligation with respect to an Intra-Company Loan shall be deemed a breach or default hereunder if such failure to pay or perform is in compliance with the Intra-Company Loan Subordination Agreement.) Notwithstanding the foregoing, an event described in clauses (A) or (B) occurring as a result of a default by NHP under the NHP Revolving Credit Agreement, or any documents securing or relating to the credit facility

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arising thereunder, or any amendment of any of the foregoing, shall not constitute an Event of Default hereunder unless such default has not been cured by the earlier of (x) thirty (30) days after the declaration of default by the lead agent thereunder or (y) the date on which the lead agent or any lender thereunder shall commence any significant collection action or measure (including, without limitation, the commencement of a lawsuit or the exercise of offset rights); or


                    (ii) an "Event of Default" (as such term is defined in the Bridge Loan Agreement or the Acquisition Sub Financing Documents) occurs and is continuing; or

          (f) BANKRUPTCY OR INSOLVENCY. The Company, the REIT, any of their Subsidiaries or any Management Entity or, at any time prior to the NHP Combination Date, NHP shall (i) become insolvent, or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily cease to conduct its business in the ordinary course; (iii) commence any Insolvency Proceeding with respect to itself; or
(iv) take any action to effectuate or authorize any of the foregoing; or

          (g) INVOLUNTARY PROCEEDINGS. (i) Any Insolvency Proceeding shall be commenced or filed against the Company, the REIT, any of their Subsidiaries, or any Management Entity or, at any time prior to the NHP Combination Date, NHP or any writ, judgment, warrant of attachment, execution or similar process, shall be issued or levied against a substantial part of such Person's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty
(60) days after commencement, filing or levy; (ii) the Company, the REIT, any of their Subsidiaries or, at any time prior to the NHP Combination Date, NHP shall admit the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company, the REIT, any of their Subsidiaries or any Management Entity or, at any time prior to the NHP Combination Date, NHP shall acquiesce in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

          (h) ERISA. (i) A member of the Controlled Group shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan; (ii) the Company or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of the Company or any ERISA Affiliate which is a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities is more than $1,000,000; (iv) in the case of an ERISA Event involving the complete or partial withdrawal of the Company or an ERISA Affiliate from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $1,000,000; (v) in the case of an ERISA Event not described in clause
(iii) or (iv),

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

the Unfunded Pension Liabilities of the relevant Plan or Plans exceed $1,000,000; (vi) a Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification, and the loss can reasonably be expected to impose on members of the Controlled Group liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $1,000,000 or more; (vii) the commencement or increase of contributions to, or the adoption of or the amendment of a Plan by, a member of the Controlled Group shall result in a net increase in unfunded liabilities to the Controlled Group in excess of $1,000,000; (viii) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction and the initial tax or additional tax under section 4975 of the Code relating thereto might reasonably be expected to exceed $1,000,000; (ix) a violation of section 404 or 405 of ERISA or the exclusive benefit rule under section 401(a) of the Code if such violation might reasonably be expected to expose a member or members of the Controlled Group to monetary liability in excess of $1,000,000; (x) any member of the Controlled Group is assessed a tax under section 4980B of the Code in excess of $1,000,000; or (xi) the occurrence of any combination of events listed in clauses (iii) through (x) that involves a potential liability, net increase in aggregate Unfunded Pension Liabilities, unfunded liabilities, or any combination thereof, in excess of $1,000,000.

     (i) MONETARY JUDGMENTS. One or more final (non-interlocutory) judgments, orders or decrees shall be entered against the Company, the REIT, any of their Subsidiaries or any Management Entity or, at any time prior to the NHP Combination Date, NHP involving individually or in the aggregate a liability (not fully covered by insurance) of $1,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

     (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree shall be rendered against the Company, the REIT, any of their Subsidiaries or any Management Entity or, at any time prior to the NHP Combination Date, NHP that has or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (k)  COLLATERAL AND GUARANTY DOCUMENTS.

          (i) Any provision of any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against the Company or other Person party thereto (except to the extent that the same results solely from an act or omission of the Agent or the Lenders), or the Company or such Person shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

          (ii) Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby, or such security interest shall for any reason cease to be a perfected and first-priority security interest subject only to Permitted Liens except for releases of Collateral permitted by this Agreement; or

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

          (iii) Any party to a Collateral Document (other than the Agent or Lenders) shall fail to perform or observe any term or covenant contained in such Collateral Document, and such failure shall continue uncured for a period of 20 days after the earlier of (A) the date upon which a Responsible Officer knew or received written notice of such failure or (B) the date upon which written notice thereof is given to the Company by the Agent, or any other event or condition shall occur or exist under a Collateral Document that constitutes an "Event of Default" as defined therein; or

          (iv) The REIT or any Guarantor Subsidiary shall fail to perform or observe (A) any term, covenant or agreement in Section 1, 9, or 12(a) through (g), inclusive, of the guaranty in the REIT Guaranty Documents or incorporated from Sections 6.06, 6.10 and 6.11 and Article VII of the Credit Agreement into Section 12(h) of such guaranty, or (B) any other term, covenant or agreement in the REIT Guaranty Documents, and such failure shall continue unremedied for a period of 20 days after the earlier of (I) the date upon which a Responsible Officer knew or received written notice of such failure or (II) the date upon which written notice thereof is given to the Company or the REIT (or any Subsidiary party thereto) by the Agent; or the REIT Guaranty Documents shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise cease to be in full force and effect; or the REIT (or any Subsidiary party thereto) shall contest in any manner the validity or enforceability thereof or deny that the REIT (or any Subsidiary party thereto) has any further liability or obligation thereunder.

     (l) MATERIAL ADVERSE EFFECT. There shall occur any act, omission, change, occurrence or event which has a Material Adverse Effect; or

     (m) OWNERSHIP. (i) Any Person, or a group of related Persons, shall acquire (a) beneficial ownership of in excess of 50% of the outstanding voting Stock of the REIT or other voting interest having ordinary voting power to elect a majority of the directors, managers or trustees of the REIT (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (b) all or substantially all of the Properties of the Company or the REIT, or (ii) a majority of the Board of Directors of the REIT, at any time, shall be composed of Persons other than (a) Persons who were members of the Board of Directors on the date of this Agreement, or (b) Persons who subsequently become members of the Board of Directors and who either (x) are appointed or recommended for election with the affirmative vote of a majority of the directors in office as of the date of this Agreement or (y) are appointed or recommended for election with the affirmative vote of a majority of the Board of Directors of the REIT then in office; or

     (n) MATERIAL LICENSES OR PERMITS. The Company, the REIT, or any of their Subsidiaries shall lose, through suspension, termination, impoundment, revocation, failure to renew or otherwise, any material license or permit; or

     (o) ENVIRONMENTAL LIENS. The Company, the REIT, or any of their Subsidiaries or any of their respective properties shall become subject to one or more Liens for costs or damages in excess of $1,000,000 individually or in the aggregate under any Environmental Law and such Liens shall remain in place for thirty (30) days after the creation

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thereof, or any Borrowing Base Property shall become subject to one or more
Liens in any amount under any Environmental Law and such Liens shall remain in place for thirty (30) days after the creation thereof; or

     (p) INTRA-COMPANY DEBT. If at any time after the incurrence of any Intra-Company Debt, the Company, the REIT, or any Wholly-Owned Subsidiary is not the holder of such Intra-Company Debt; or if any modification or amendment with respect to the payment terms of any Intra-Company Debt is entered into without the prior written consent of the Requisite Lenders; or if, at any time after the Conversion Date, the holder of any Intra-Company Debt demands any payment whatsoever thereon; or

     (q) PREFERRED STOCK. If at any time there shall occur any event which would permit the holders of any class of preferred Stock of the REIT to elect more than one director to the Board of Directors of the REIT.

   8.02 REMEDIES.

     If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Requisite Lenders:

     (a) TERMINATION OF COMMITMENT. Declare the Commitment of each Lender to make Loans to be terminated, whereupon such Commitments shall forthwith be terminated;

     (b) ACCELERATION. Declare (i) the unpaid principal amount of all outstanding Loans and all interest accrued and unpaid thereon, and (ii) all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived;

     (c) OBLIGATIONS UNDER LETTERS OF CREDIT. Declare forthwith due and payable all obligations of the Company with respect to the Letters of Credit, including, without limitation, all unreimbursed drawings under the Letters of Credit and the aggregate contingent obligation of the Company to reimburse Agent and Lenders for the available amount which could at any time be drawn under the Letters of Credit (even if such amount is not then able to be drawn pursuant to the terms of the Letters of Credit), without presentment, demand, protest, notice of dishonor, notice of intent to demand or to accelerate payment, notice of acceleration or notice of any other kind, all of which are hereby expressly waived, and upon such declaration the same shall become immediately due and payable, and Agent (upon the request or with the consent of Requisite Lenders) may enforce all obligations of the Company with respect to the Letters of Credit to Agent and the Lenders under the Loan Documents and exercise any and all other remedies granted to Agent and the Lenders at law, in equity or otherwise. In addition, Agent (upon the request or with the consent of Requisite Lenders) may: (i) exercise any remedy available to Agent or the Lenders under any Loan Document; and/or (ii) take whatever action at law or in equity may appear necessary or appropriate to collect any amount due or thereafter to become due or to enforce performance and observance of all Obligations of the Company with respect to the Letters of Credit. Any amounts delivered by the Company on account of the aggregate contingent obligation of

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Account Party to reimburse Lenders for the available amount which could at any time be drawn under the Letters of Credit shall be held by the Agent as cash collateral for the Obligations with respect to the Letters of Credit; and

     (d) OTHER REMEDIES. Exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law; PROVIDED, however, that upon the occurrence of any event specified in Section 8.01(f) or 8.01(g) (in the case of clause (i) of Section 8.01(g) upon the expiration of the sixty (60)-day period mentioned therein), the Commitment of each Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and interest accrued and unpaid thereon, and all other amounts owing or payable hereunder as aforesaid shall automatically become due and payable without further act of any Agent or Lender.

   8.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX

                                    THE AGENT

   9.01 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist on the part of Agent. Notwithstanding anything to the contrary herein, Issuing Lender shall act on behalf of the Lenders with respect to the Letters of Credit (and all conditions precedent applicable to the issuance or extension thereof), until such time and except for so long as the Agent may elect to act for the Issuing Lender with respect thereto; PROVIDED, HOWEVER, that the Issuing Lender shall have all of the benefits and immunities (i) for acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit as fully as if the term "Agent", as used in this Article IX, included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

   9.02 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

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   9.03 LIABILITY OF AGENT.  The Agent, its respective Affiliates, or their respective officers, directors, employees, agents, or attorneys-in-fact (all of the foregoing being collectively referred to as the "Agent-Related Persons") shall not (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company, the REIT, any Management Entity or Subsidiary or any Affiliate of any such Person, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document, or for any failure of the Company, the REIT or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Company, the REIT, any Management Entity or Subsidiary or Affiliates thereof.

   9.04 RELIANCE BY AGENT.

     (a) GENERALLY. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     (b) CONDITIONS PRECEDENT. For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02 (as to the initial borrowing hereunder), each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Lender shall not have made available to the Agent the Lender's ratable portion of such borrowing.

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   9.05 NOTICE OF DEFAULT.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Requisite Lenders in accordance with Article VIII; PROVIDED, HOWEVER, that unless and until the Agent shall have received any such request, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

   9.06 CREDIT DECISION. Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, the REIT, any Management Entity or Subsidiary, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that such Lender has, independently and without reliance upon the Agent and based on such documents and information as such Lender has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Properties, financial and other condition and creditworthiness of the Company, the REIT, any Management Entity or Subsidiary, and all applicable lender regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Properties, financial and other condition and creditworthiness of the Company, the REIT, the Management Entities and the Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Properties, financial and other condition or creditworthiness of the Company, the REIT, the Management Entities and the Subsidiaries which may come into the possession of any of the Agent-Related Persons.

   9.07 INDEMNIFICATION. The Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so) ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Agent-

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Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand (to the extent the Agent is not reimbursed upon demand by the Company, unless the Agent is legally restricted from making such demand upon the Company, in which case demand need not be made upon the Company) for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. Without limiting the generality of the foregoing, if the IRS or any authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 9.07, together with all costs, expenses and attorneys' fees (including allocated costs for in-house legal services). The obligation of the Lenders in this Section shall survive the payment of all Obligations.

   9.08 AGENT IN INDIVIDUAL CAPACITY. BofA (and any other Lender that may hereafter serve as Agent) and each of their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with, the Company, the REIT, the Management Entities and the Subsidiaries and Affiliates as though BofA (or any other such Lender) were not the agent hereunder and without notice to the Lenders. With respect to its Loans, BofA (and any other Lender that may hereafter serve as Agent), shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though each of them were not an agent, and the terms "Lender" and "Lenders" shall include BofA (and any other Lender that may hereafter serve as Agent), in its individual capacity.

   9.09 SUCCESSOR AGENTS. The Agent may resign as Agent upon 30 days' notice to the Lenders. If an Agent shall resign under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor Agent for the Lenders, which successor Agent shall, if no Default or Event of Default exists hereunder, be subject to the approval of the Company. If no successor Agent is appointed prior to the effective date of the resignation of the retiring Agent, the retiring Agent shall appoint, after consulting with the Lenders and the Company, a successor Agent. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent, and the term "Agent" shall mean such successor Agent, and the retiring Agent's rights, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05

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shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

   9.10 COLLATERAL MATTERS.

     (a) PERFECTION. The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

     (b) RELEASE. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to Section 2.13(e) or any other provision of the Loan Documents. The Agent shall be completely protected in taking any action directed by all the Lenders in response to such request and shall incur no liability to the Company or any Lender for failing to take any action as to which all of the Lenders do not concur.

     (c) NO OTHER COLLATERAL. Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Company, the REIT, the Management Entities or any Subsidiaries) that the Company's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender other than the Collateral hereunder.

                                   ARTICLE X

                                 MISCELLANEOUS

   10.01     AMENDMENTS AND WAIVERS.

     (a) GENERALLY. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (b)  MATTERS REQUIRING UNANIMOUS CONSENT.  Notwithstanding the terms of
Section 10.01(a), no amendment or waiver of any provision of this Agreement or any other Loan Document, no agreement to forebear from acting upon any departure by the Company therefrom, and no consent with respect to any departure by the Company therefrom, shall be effective to do any of the following, unless the same is in writing and signed by all the Lenders:

          (i)    increase the Commitment of any Lender;

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          (ii)   postpone or delay any date fixed for any payment of
principal, interest, fees or other amounts due hereunder or under any Loan Document whether by acceleration or otherwise;

          (iii) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any Loan Document;

          (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans required for the Lenders or any of them to take any action hereunder;

          (v) amend Section 2.15 (Sharing of Payments, Etc.), Section 6.10 (Use of Proceeds), Section 8.02 (Remedies), Section 10.15 (Governing Law and Jurisdiction) or this Section 10.01;

          (vi)   release any portion of the Collateral except as provided in
Section 2.13(b), Section 2.13(d), Section 2.13(e), Section 7.05 and as otherwise may be provided in applicable Collateral Documents or except where the consent of the Requisite Lenders only is specifically provided for; or

          (vii) release any guarantor from liability under the REIT Guaranty Documents.

     (c)  MATTERS REQUIRING AGENTS' CONSENT.  Notwithstanding the terms of
Section 10.01(a), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective to affect the rights or duties of the Agent under this Agreement or any other Loan Document, unless the same is in writing and signed by the Agent.

   10.02  NOTICES.

     (a) DELIVERY. All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed or delivered, (i) if to the Company, to its address specified on the signature pages hereof, (ii) if to any Lender, to its Domestic Lending Office, and (iii) if to Agent, to its address specified on the signature pages hereof; or, as to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

     (b) RECEIPT. All such notices and communications shall, when transmitted by overnight delivery, telegraphed, telecopied by facsimile, telexed or cabled, be effective when delivered for overnight delivery or to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, or if delivered, upon delivery, except that notices pursuant to Article II or VIII shall not be effective until actually received by the Agent.

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     (c)  RELIANCE.  The Company acknowledges and agrees that any agreement of the Agent and the Lenders under Article II to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice, and the Agent and the Lenders shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Agent and the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

   10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

   10.04 COSTS AND EXPENSES. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

     (a) FACILITY EXPENSES. Pay or reimburse the Agent on demand for all costs and expenses incurred in connection with the development, preparation or delivery of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, the consummation of the transactions contemplated hereby and thereby, and any proposal for additions to the Borrowing Base Properties, and the syndication of this Agreement to other Lenders, as well as all costs of the Agent and the Issuing Lender in connection with the issuance of Letters of Credit (including, without limitation, title insurance premiums and charges, survey costs, recording costs and taxes, travel and due diligence expenses incurred by representatives of the Agent, and the reasonable Attorney Costs incurred by the Agent with respect thereto, and with respect to the Letters of Credit, amendment fees, drawing fees, check fees, foreign currency fees, and other fees and costs the Issuing Lender normally charges in connection therewith);

     (b) ENFORCEMENT EXPENSES. Pay or reimburse the Agent and Lenders on demand for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans) under this Agreement, any other Loan Document, and any such other documents, including reasonable Attorney Costs incurred by the Agent and Lender; and

     (c) COLLATERAL EXPENSES. Pay or reimburse the Agent on demand for all Appraisals pursuant to Section 2.13(c) (including the allocated cost of internal appraisal services), audits, environmental inspections and reviews (including the allocated costs of such

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internal services), search and filing costs, fees and expenses, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and (b) of this Section.

   10.05 INDEMNITY. The Company shall indemnify and hold harmless the Agent, each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") from and against and pay them for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); PROVIDED, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 10.05 shall survive payment of all other Obligations.

   10.06 MARSHALLING; PAYMENTS SET ASIDE. Neither the Agent nor any Lender shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Agent or any Lender, or the Agent or any Lender enforces its Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

   10.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender, which may be withheld in their sole and absolute discretion.

   10.08  ASSIGNMENTS, PARTICIPATIONS, ETC.

     (a) ASSIGNMENTS. Subject to the further provisions of this Section 10.08(a), any Lender may, with the written consent of the Agent, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to a Lender Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Letter of Credit Liability, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 and in additional increments of $250,000, so long as such Lender concurrently transfers to such Assignee the same proportionate share of its interests and

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obligations with respect to Commitment under (and as such term is defined in)
the Bridge Loan Agreement; PROVIDED, HOWEVER, that the Company and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of EXHIBIT L ("Assignment and Acceptance") together with any Note or Notes subject to such assignment; (C) such Lender shall have paid to the Agent, for its own account, an assignment fee in the amount of $1500, if the Assignee is a Lender (without giving effect to the Assignment), and $3000 in all other cases; and (D) such Lender shall have delivered to the Agent such documents as may be required by Section 3.01(f). Any such assignment requiring the approval of the Agent shall also require the approval of the Company (such approval not to be unreasonably withheld or delayed), provided that the Company's failure to approve or disapprove such assignment within five days' after receiving written notice thereof shall be deemed approval by the Company of such assignment, and provided further, that no such approval from the Company shall be required during the continuation of a Default or Event of Default.

     (b) RIGHTS OF ASSIGNEE. From and after the date that the Agent notifies the assignor Lender that the Agent has received an executed Assignment and Acceptance and payment of the assignment fee specified in
Section 10.08(a), (i) the Assignee thereunder shall, subject to Section 10.08(a), be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

     (c) REPLACEMENT NOTES. Within thirty (30) Business Days after its receipt of notice by the Agent that the Agent has received an executed Assignment and Acceptance and payment of the processing fee, the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender PRO TANTO.

     (d) PARTICIPATIONS. Any Lender may at any time sell to one or more commercial lenders (a "Participant") participating interests in any Loans, Letter of Credit Liability and Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents so long as such Lender concurrently transfers to such Participant the same proportionate share of its interests and

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obligations with respect to commitment under (and as such term is defined in)
the Bridge Loan Agreement; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in the FIRST PROVISO to Section 10.01; and (v) the Company shall have approved the transfer or grant of any participating interest in any Loans, Letter of Credit Liability and Commitment of the originating Lender to a Participant that has not theretofore previously held a participating interest therein (such approval not to be unreasonably withheld or delayed), provided that the Company's failure to approve or disapprove in writing such Participant within five days' after receiving written notice thereof shall be deemed approval by the Company of such transfer or grant to such Participant, and provided further, that no such approval from the Company shall be required during the continuation of a Default or Event of Default. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

     (e) ASSIGNMENTS TO FEDERAL RESERVE BANK. Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by the Company to or for the account of the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Company's obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

   10.09 SETOFF. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Lender to or for the credit or the account of the Company against any and all obligations owing to such Lender, now or hereafter existing, irrespective of whether the Agent or such Lender shall have made demand under this Agreement or any Loan Document and whether such obligations may be contingent or unmatured. Each Lender agrees to promptly notify the Company and the Agent after any such setoff and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application.
The rights of each Lender under this Section 10.09 are in addition to the other rights and remedies (including other rights of setoff) that such Lender may have. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SETOFF, BANKER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE COMPANY, THE REIT, ANY MANAGEMENT ENTITY OR ANY SUBSIDIARY HELD OR MAINTAINED BY ANY LENDER, WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUISITE LENDERS.

   10.10 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Offshore Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

   10.11 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

   10.12 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

   10.13 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Agent and the Lenders, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Agent or Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

   10.14 TIME. Time is of the essence of each term and provision of this Agreement and each of the other Loan Documents.

   10.15 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

   10.16 WAIVER OF JURY TRIAL. THE COMPANY, THE AGENT, AND THE LENDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION,

PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. SUBJECT TO SECTION 10.17 BELOW, THE COMPANY, THE AGENT, AND THE LENDERS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

   10.17  ARBITRATION.

     (a) MANDATORY ARBITRATION. Any controversy or claim between or among the parties arising out of or relating to this Agreement, the Loan Documents, and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in Los Angeles, California, in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association (the "AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

     (b) PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision of this Section 10.17 shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

   10.18  NOTICE OF CLAIMS; CLAIMS BAR.  THE COMPANY HEREBY AGREES
THAT IT SHALL GIVE PROMPT WRITTEN NOTICE TO THE AGENT OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST THE AGENT OR ANY LENDER, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR TO THE LOANS (OR THE COLLATERAL THEREFOR), OR ANY ACT OR OMISSION TO ACT BY THE AGENT OR ANY LENDER WITH RESPECT HERETO OR THERETO, AND THAT IF THE COMPANY SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO THE AGENT WITH

REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, THE COMPANY SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING, SUCH CLAIM OR CAUSE OF ACTION IN ANY ARBITRATION OR ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

     10.19 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between the Company, the Agent and the Lenders. Accordingly, this Agreement, together with the other Loan Documents, supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs, expenses, liabilities, damages or claims payable to or incurred (or to be incurred) by or on behalf of the Agent or the Lenders.

     10.20 INTERPRETATION. This Agreement, together with the other Loan Documents, is the result of negotiations between and has been reviewed by counsel to the Agent, the Lenders and the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or the Agent merely because of the Agent's or Lender's involvement in the preparation of such documents and agreements.

     10.21 EXCULPATION OF LENDERS. No Lender undertakes or assumes any responsibility or duty to the Company or any third party to select, review, inspect, examine, supervise, pass judgment upon or inform the Company or any third party of the existence, quality, adequacy or suitability of: (a) any appraisals of any Collateral, (b) any environmental report, or (c) any other matters or items, including, but not limited to, engineering, soils and seismic reports which are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like is solely for the purpose of protecting the Lenders' security and preserving the Lenders' rights under the Loan Documents, and shall not render any Lender liable to the Company or any third party for the existence, sufficiency, accuracy, completeness or legality thereof. No Lender owes any duty of care to protect or inform the Company or any third party against negligent, faulty, inadequate or defective building or construction or the existence of any environmentally hazardous condition affecting any Collateral.

     10.22 RELATIONSHIP. Nothing herein contained shall in any manner be construed as creating any relationship between the Agent and the Lenders, on the one hand, and the Company, on the other hand, other than as creditor and debtor. The Company agrees to indemnify, protect, defend and hold the Agent and each Lender harmless from and against any and all losses, liabilities, damages, and costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements, including reasonably allocated costs of in-house counsel) resulting from any other construction of the parties' relationship.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

                                 COMPANY

                                 AIMCO PROPERTIES, L.P.,
                                 a Delaware limited partnership


                                 By: AIMCO -GP, Inc., a Delaware corporation, its general partner


                                      By:
                                         --------------------------------------
                                         Peter K. Kompaniez
                                         Vice President

                                 Notices to be sent to:

                                 1873 South Bellaire Street
                                 17th Floor
                                 Denver, Colorado  80222
                                 Attention: Peter K. Kompaniez,
                                             Vice Chairman
                                 Facsimile: (303) 757-8735

                                 AGENT

                                 BANK OF AMERICA NATIONAL TRUST
                                 AND SAVINGS ASSOCIATION,
                                 as Agent


                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


                                 Notices to be sent to:

                                 Bank of America National Trust and Savings
                                 Association CRESG #1357
                                 555 South Flower Street, 6th Floor
                                 Los Angeles, CA  90071
                                 Att'n:  M. Harvey
                                 Telephone:  213/228-4013
                                 Facsimile:  213/228-5389


                                 Payments to be made to:

                                 BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                 ASSOCIATION
                                 333 S. Beaudry Ave.
                                 Loan Accounting Dept #1503
                                 Los Angeles, CA 90017
                                 ABA #: 121 000 358
                                 Credit Account #: 15031-00407
                                 Attention: Maria Mora
                                 Ref: AIMCO Secured Revolver

                                 B OF A

                                 BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                 ASSOCIATION,
                                 as a Lender and as the Issuing Lender



                                 By:
                                    -------------------------------------------
                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------


                                 Notices to be sent to:

                                 Bank of America National Trust and Savings
                                 Association CRESG #1357
                                 555 South Flower Street, 6th Floor
                                 Los Angeles, CA  90071
                                 Att'n:  M. Harvey
                                 Telephone:  213/228-4013
                                 Facsimile:  213/228-5389


                                 Payments to be made to:

                                 BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                 ASSOCIATION
                                 333 S. Beaudry Ave.
                                 Loan Accounting Dept #1503
                                 Los Angeles, CA 90017
                                 ABA #: 121 000 358
                                 Credit Account #: 15031-00407
                                 Attention: Maria Mora
                                 Ref: AIMCO Secured Revolver

SCHEDULES

Schedule  1.01A        Initial Borrowing Base Properties
Schedule  1.01B        Intra-Company Indebtedness
Schedule  2.01         Revolving and Term Commitments of the Lenders
Schedule  5.05         Litigation
Schedule  5.07         Organizational Chart
Schedule  5.10         ERISA Disclosures
Schedule  5.11         Environmental Disclosures
Schedule  7.02         Indebtedness

EXHIBITS

EXHIBIT   A            Assignment of Leases and Rents
EXHIBIT   B            Borrowing Notice
EXHIBIT   C            Environmental Indemnity Agreement
EXHIBIT   D            Mortgage/Deed of Trust
EXHIBIT   E            Note
EXHIBIT   F            Notice of Conversion/Continuation
EXHIBIT   G            Guaranty
EXHIBIT   H            Form of Letter of Credit
EXHIBIT   I            Borrowing Base Property Closing Certificate
Exhibit   J            Opinion Requirements
EXHIBIT   K            Compliance Certificate
EXHIBIT   L            Assignment and Acceptance
EXHIBIT   M            Additional Lender Agreement

                                SCHEDULE 1.01A
                      INITIAL BORROWING BASE PROPERTIES


PROPERTIES                    STATE
----------                    ------


Peachtree Park Apt.           Georgia
Somerset Village              Utah
Tustin Woods                  California
Sycamore                      California
Timbermill                    Texas
Brentwood                     Texas
Sunkatcher                    Florida
Chesapeake                    Texas
Dolphin's Landing             Texas

                                SCHEDULE 1.01B
                         INTRA-COMPANY INDEBTEDNESS


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Lender                Borrower             Date of Note      Principal Amount
------                --------             ------------      ----------------
AIMCO Properties      Apartment              9/6/95             3,000,000
Finance Corp          Investment and
                      Management
                      Company
-------------------------------------------------------------------------------
AIMCO Holdings        Apartment             9/29/95             2,000,000
QRS, Inc.             Investment and
                      Management
                      Company
-------------------------------------------------------------------------------
AIMCO Properties      Apartment             9/12/95            95,387,690
Finance               Investment and
Partnership, L.P.     Management
                      Company
-------------------------------------------------------------------------------
AIMCO/OTC QRS,        Apartment             7/1/96              3,885,860
Inc.                  Investment and
                      Management
                      Company
-------------------------------------------------------------------------------
AIMCO Properties,     Apartment             7/1/96                388,586
L.P.                  Investment and
                      Management
                      Company
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               SCHEDULE 2.01
            REVOLVING AND TERM COMMITMENTS OF THE INITIAL LENDERS

-------------------------------------------------------------------------------
                     Revolving Commitment      Permanent Commitment

Bank of America
National Trust
and Savings
Association              $60,000,000                $60,000,000
                         -----------                -----------
Total Initial
Commitments              $60,000,000                $60,000,000

                               SCHEDULE 5.05
                                LITIGATION

On November 6, 1996, Apartment Investment and Management Company ("AIMCO") and certain of its subsidiaries were named as defendants in a suit entitled HENRY A. ALKER, ET. AL. V. J.W. ENGLISH, ET. AL., Case No. C-96-4025-CW, U.S.D.C. (N.D. Cal.) (the "English Action"). The complaint, brought by five limited partners in certain partnerships (the "Partnerships") which were formerly controlled by John Wesley English ("English"), alleges that (i) in connection with the acquisition by AIMCO of the general partnership interests in the Partnerships, AIMCO conspired with English to breach his fiduciary duties to the plaintiffs, and (ii) the offering materials used by AIMCO in connection with offers for the limited partnership interests in the Partnerships contained misleading statements or omissions. The plaintiffs made an application for a temporary restraining order, which was denied by the Court on November 7, 1996. A status conference on this issue has been set for May 23, 1997. In addition, plaintiffs' counsel has made a proposal to dismiss this case without prejudice. AIMCO is considering its response to that proposal.

                               SCHEDULE 5.07
                            ORGANIZATIONAL CHART

                              SCHEDULE 5.10
                            ERISA DISCLOSURES

AIMCO
Employee Benefit Plans
"Property Asset Management's Employee Benefit Plan"

A.  MEDICAL/LIFE
    Self insured program
    First Health - Processor
    Sun Life - Excess risk

B   MEDICAL SAVINGS ACCOUNTS
    Golden Rule

C.  DENTAL
    Self Insured
    First Health - Processor

D.  LONG-TERM DISABILITY
    Unum Life Insurance Company of America

AIMCO Properties, L.P. (successor in interest to Property Asset Management
LLC) 401 Employeee Savings Plan

401K Plan
Principal Financial Group

                                SCHEDULE 5.11
                           ENVIRONMENTAL DISCLOSURES

     The Company's Montecito property in Austin, Texas, is located adjacent to, and may be partially on, land that was used as landfill. Low levels of methane and other landfill gas have been detected at Montecito. The remediation of the land fill gas is now substantially complete. The environmental authorities have preliminarily approved the methane gas remediation efforts. Should further actionable levels of methane gas be detected, a proposed contingent plan of passive methane gas venting may be implemented.

     Reference is made to AIMCO's Annual Report on Form 10-K for the year ended December 31, 1996 for additional discussion of environmental matters relating to AIMCO and the Company.

                               SCHEDULE 7.02
                               INDEBTEDNESS

                                 EXHIBIT A

                  FORM OF ASSIGNMENT OF LEASES AND RENTS(1)


Recording Requested By
And When Recorded Mail To:


Bank of America N.T. & S.A.
CRESG #1357
555 South Flower Street, 6th Floor
Los Angeles, California  90071
Att'n:  M. Harvey ([NAME OF PROPERTY])
Loan No.:  AIMCO - [LOAN REFERENCE NO.]

-------------------------------------------------------------------------------
                     (Space above Line for Recorder's Use)

                        ASSIGNMENT OF LEASES AND RENTS

     1.  ASSIGNMENT.  FOR VALUE RECEIVED,
[NAME OF ENTITY OWNING THE PROPERTY TO BE ENCUMBERED], a _________________ ("Assignor"), with an address at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, hereby assigns, sells, transfers and sets over to BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as Agent for the Lenders (in such capacity, "Assignee") under that certain Amended and Restated Credit Agreement, dated as of May 5, 1997
(as it may from time to time be amended or restated, the "Credit Agreement"), among [ASSIGNOR/AIMCO PROPERTIES, L.P., A DELAWARE LIMITED PARTNERSHIP ("COMPANY")], the lenders from time to time party to the Credit Agreement
(the "Lenders"; which Lenders included the lenders listed on EXHIBIT B attached hereto), and Bank of America National Trust and Savings Association, in its capacity as one of the Lenders and as Agent for the Lenders, all right, title and interest of the landlord, whether now existing or hereafter acquired, to and under the following:

          (a) All leases (including subleases), occupancy agreements, license and concession agreements (collectively, together with the extensions, renewals, modifications, replacements and guaranties referred to in paragraphs (b) and (c) below, called the "Leases") now or hereafter covering all or any part of the real property (the "Property") located in [NAME OF CITY, NAME OF STATE], which is more fully described in EXHIBIT A attached hereto and incorporated herein by this reference;

          (b) All extensions, renewals, modifications or replacements of the Leases;

          (c) Any and all guaranties of the obligations of the lessees, occupants and licensees under the Leases (hereinafter such lessees, occupants and licensees are referred to collectively as the "lessees" and individually as a "lessee"), whether now existing or hereafter executed or granted, and all extensions and renewals of said guaranties; and

          (d) Any rents (including, without limitation, any percentage or other rents based upon the sales of a Lessee), royalties, issues, profits, revenue, income, license fees and other benefits at any time accruing by virtue of the Leases and all proceeds thereof, including, without limitation, all revenues from the parking of vehicles on the Property (hereinafter called "Rents and Profits").

     Each initially capitalized term used but not defined herein shall have the meaning ascribed to such term in the Credit Agreement.

     2. PURPOSE. Assignor's purpose in making this Assignment is to relinquish to Assignee any and all rights of Assignor to collect and enjoy the Rents and Profits so as to facilitate the satisfaction, in such order of priority as may be provided in the Credit Agreement, of the obligations (the "Secured Obligations") secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Deed of Trust"), of substantially even date herewith, made by Assignor, as trustor, in favor of Assignee, as beneficiary, which Deed of Trust encumbers the Property and is to be recorded substantially concurrently with the recordation hereof.

     3. LICENSE TO COLLECT. The parties intend that this Assignment shall be a present, absolute and unconditional assignment and shall, immediately upon execution, give Assignee the right to collect the Rents and Profits and to apply them in payment of all sums payable by Assignor under each of the Secured Obligations as provided above. However, Assignee hereby grants to Assignor a license to collect, use and enjoy, subject to the provisions set forth below and in the Deed of Trust, the Rents and Profits as they respectively become due and to enforce the Leases, so long as no Event of Default has occurred and is continuing. In addition, Assignor shall have those rights and obligations with respect to the Leases as are set forth in the Deed of Trust and the Credit Agreement. Nothing contained herein, nor any collection of Rents and Profits by Assignee or by a receiver, shall be construed to make Assignee a "mortgagee-in-possession" of the Property so long as Assignee has not itself entered into actual possession of the Property.

     4. DIRECTION TO EACH LESSEE. Upon the occurrence and during the continuation of any Event of Default, this Assignment shall constitute a direction to and full authority to each lessee under any Lease and each guarantor of any Lease to pay all Rents and Profits to Assignee without proof of the default relied upon. Assignor hereby irrevocably authorizes each lessee and guarantor to rely upon and comply with any notice or demand by Assignee for the payment to Assignee of any Rents and Profits due or to become due.

     5. REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants as to each Lease now covering all or any part of the Property that, except as previously disclosed to the Assignee in writing:

          (a)  such Lease is in full force and effect;

          (b) no default exists on the part of Assignor or, to the best knowledge of Assignor, on the part of the lessee thereunder;

          (c) no Rents and Profits (except for any security deposits or other amounts specifically described in the Leases as in effect on the date hereof) have been collected more than one month in advance;

          (d) no lessee under any Lease, to the best knowledge of Assignor, has any defense, setoff or counterclaim against Assignor;

          (e) no Lease or any interest therein is currently assigned or pledged to any Person other than the Assignee; and

          (f) all Rents and Profits due to date under any Lease have been collected and no material concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of Rents and Profits due or to become due.

     6.   AGREEMENTS AS TO THE LEASES.  Assignor agrees with respect to each
Lease:

          (a) SECURITY DEPOSITS. If the Lease provides for a security deposit paid by the lessee to Assignor, this Assignment transfers to Assignee all of Assignor's right, title and interest in and to the security deposit; provided that Assignor shall have the right to retain said security deposit so long as no Event of Default has occurred and is continuing; and provided further that Assignee shall not have any obligation to the lessee with respect to such security deposit except to the extent that Assignee comes into actual possession and control of said deposit.

          (b) MERGER. Each Lease shall remain in full force and effect despite any merger of the interest of Assignor and any lessee thereunder, to the extent permitted under applicable law.

          (c) COLLECTION BEFORE DUE. Assignor shall not collect any Rents and Profits in advance of the date on which they become due under the terms of any Lease, other than in the ordinary course of business.

          (d) DISCOUNTS. Assignor shall not discount any future accruing Rents and Profits, other than in the ordinary course of business.

          (e) FURTHER ASSIGNMENTS. Except as under the Credit Agreement, Assignor shall not execute any further assignment of any of the Rents and Profits or any interest therein or suffer or permit any such assignment to occur by operation of law.

          (f) SUBORDINATION. Except as expressly permitted under the Credit Agreement, Assignor shall not request, consent to, agree to or accept a subordination of any Lease to any mortgage, deed of trust or other encumbrance (except, with Assignee's consent, those in favor of Assignee), or any other lease or concession agreement, now or hereafter affecting the Property or any part thereof, or permit conversion of any Lease to a sublease.

          (g) PERFORMANCE OF OBLIGATIONS. Assignor shall faithfully perform and discharge all of its material obligations under the Leases. Assignor shall appear in and defend, at no cost to Assignee, any action or proceeding arising under or in any manner connected with any Lease. If requested by Assignee, following any Event of Default and during the continuation thereof, Assignor shall enforce each Lease and all remedies available to Assignor against the lessee in the case of default under the Lease by the lessee.

          (h) FUTURE LEASES. Upon request by Assignee, Assignor shall provide to Assignee a true and correct copy of each executed Lease as provided in the Credit Agreement. Any such Lease shall be deemed included in this Assignment.

          (i) ESTOPPEL CERTIFICATES. Assignor shall use good faith efforts to deliver to Assignee, promptly upon request, but in no event more frequently than once a year, duly executed estoppel certificates from any one or more lessees as required by Assignee attesting to such facts regarding the Lease as Assignee may reasonably require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

          (j) INDEMNITY. Nothing herein shall be construed to impose any liability or obligation on Assignee under or with respect to any Lease. Assignor shall defend, indemnify and hold Assignee harmless for, from and against any and all liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, including the reasonably allocated costs of in-house counsel) (collectively, "Liabilities") which Assignee may incur under any Lease or by reason of this Assignment, including, without limitation, Liabilities resulting from the negligence of Assignee, but excluding Liabilities resulting from gross negligence or willful misconduct by Assignee, and of and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations to be performed or discharged by Assignee under any Lease or this Assignment, including, without limitation, Liabilities resulting from the negligence of Assignee, but excluding Liabilities resulting from gross negligence or willful misconduct by Assignee. Should Assignee incur any liability, loss, damage, cost or expense covered hereby under any Lease or by reason of this Assignment, including, without limitation, Liabilities resulting from the negligence of Assignee, but excluding Liabilities resulting from gross negligence or willful misconduct by Assignee, Assignor shall reimburse Assignee for the amount thereof pursuant to Section 7 below. THE INDEMNIFICATIONS GIVEN BY ASSIGNOR HEREUNDER INCLUDE, WITHOUT LIMITATION, INDEMNIFICATIONS FOR LIABILITIES RESULTING FROM THE NEGLIGENCE OF ASSIGNEE.

     7. PAYMENT BY ASSIGNOR. Assignor further agrees to reimburse Assignee for any cost or expense incurred by Assignee to protect the interests of Assignee hereunder, within five (5) days after written demand for payment is given to Assignor by Assignee. Assignor also agrees to reimburse Assignee for all of Assignee's other costs incurred hereunder for which Assignor is obligated to reimburse or indemnify Assignee within thirty (30) days after written demand for such reimbursement is given to Assignor by Assignee. Any such sum shall bear interest at the interest rate set forth in Section 2.09(c) of the Credit Agreement until paid if it is not paid when due.

     8.   RIGHTS OF ASSIGNEES.  Assignor hereby grants the following rights:

          (a) CREDITORS OF LESSEES. Assignee shall be deemed to be creditor of each lessee in respect of any assignment for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor-relief proceedings affecting such lessee (without obligation on the part of Assignee, however, to file timely claims in such proceedings or otherwise pursue creditor's rights therein).

          (b) PROTECTION OF SECURITY Assignee shall have the right (but not the obligation), upon any Event of Default, so long as such Event of Default is continuing, to take any action as Assignee may deem necessary or appropriate to protect Assignee's security, including, but not limited to, appearing in any action or proceeding and performing any obligations of the lessor under any Lease, and Assignor agrees to pay all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Assignee in connection therewith, pursuant to Section 7 above.

          (c) REMEDIES. Upon any Event of Default, so long as such Event of Default is continuing, Assignee shall have the right to apply the Rents and Profits to charges for taxes, insurance, improvements, maintenance and other items relating to the operation of the Property. Assignee shall also have upon the occurrence and during the continuance of any such Event of Default all other rights and remedies provided to it under any of the Loan Documents, all rights and remedies of a secured creditor under the Uniform Commercial Code, and all other rights and remedies otherwise available at law or in equity or by statute. However, neither the assignment set forth above nor any other provision of the Deed of Trust shall impose upon Assignee any duty to produce any revenues, fees, rents, issues, profits, license fees or benefits or cause Assignee to (i) be responsible for performing any of the obligations of the Assignor under any Lease, or (ii) be responsible or liable for any waste or for any dangerous or defective conditions of the Property, for negligence in the management, upkeep, repair or control of the Property or any other act or omission by any other person excluding, however, any such liability incurred after Assignee obtains possession of the Property which results solely from Assignee's gross negligence or willful misconduct.

     9. SUPPLEMENT TO DEED OF TRUST. This Assignment is intended to be supplementary to and not in substitution for or in derogation of any assignment of leases, rents and other property contained in the Deed of Trust or in any other document. Failure of Assignee to avail itself of any terms, covenants or conditions of this Assignment for any period of time or for any reason shall not constitute a waiver thereof.

     10. CONTINUATION OF TERMS. Notwithstanding any future modification of the terms of any of the Loan Documents, this Assignment and the rights and benefits hereby assigned and granted shall continue in favor of Assignee in accordance with the terms of this Assignment.

     11. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto under the Credit Agreement (including, without limitation, in the case of Assignee, any third parties now or hereafter acquiring any interest in any of the Loan Documents, whether by virtue of assignment, participation or otherwise). The words "Assignor," "Assignee," "lessee" and "guarantor," wherever used herein, shall include the persons and entities named or referred to herein or in any Lease, and designated as such and their respective heirs, legal representatives, successors and assigns, provided that any action taken by the named Agent or any successor designated as such by an instrument recorded in the Official Records of the county in which the Property is located referring to this Assignment shall be sufficient for all purposes notwithstanding that Assignee may have theretofore assigned or participated any interest in any of the Loan Documents to a third party. All words and phrases shall be taken to include the singular or plural number, and the masculine, feminine or neuter gender, as may fit the case.

     12. MODIFICATIONS. Any change, amendment, modification, abridgement, cancellation, or discharge of this Assignment or any term or provision hereof shall be invalid without the written consent of Assignee.

     13. RELEASE. Upon recordation of a recorded satisfaction or release of the Deed of Trust, this Assignment shall be void and of no further effect, and thereupon Assignee shall execute and deliver to Assignor any instruments which may be reasonably necessary or appropriate to terminate this Assignment.

     14. NOTICES. All notices hereunder shall be given in accordance with the Credit Agreement.

     15. SEVERABILITY. If any provision hereof is determined to be illegal or unenforceable for any reason, the remaining provisions hereof shall not be affected thereby.

     16. GOVERNING LAW. This Assignment and the rights and remedies of Assignee as provided herein shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to principles of conflicts of law.

     17. DISPUTE ARBITRATION. Disputes arising under this Assignment shall be governed by the arbitration provisions of Section 10.17 of the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned Assignor has executed this Assignment as of the _____ day of ___________, 1996.


                                       "ASSIGNOR"

                                       [INSERT NAME OF APPLICABLE ASSIGNOR]

                                 EXHIBIT A

                             LEGAL DESCRIPTION

All of that certain real property together with all easement, rights and appurtenances thereto, and all improvements now or hereafter located thereon, situated in the City of [NAME OF CITY], County of [NAME OF COUNTY], State of [NAME OF STATE] and described as follows:

                                EXHIBIT B

                           SCHEDULE OF LENDERS

As of __________, the lenders party to the Credit Agreement are as follows:

STATE OF _____________           )
                                 )
COUNTY OF ___________            )


                  [INSERT APPLICABLE ACKNOWLEDGEMENT]

                                  ENDNOTE

     In connection with any request to include the Property as a "Borrowing Base Property" under the Credit Agreement, the form of Assignment of Leases and Rents attached hereto shall be modified prior to execution to conform to comments from Agent's local counsel in the jurisdiction in which the Property is located (including without limitation applicable state law provisions with respect to method of foreclosure and other remedies, governing law, and usury), and such further additions or revisions required by Agent necessary or appropriate to reflect the Assignor's relationship to the obligations being secured under the Assignment of Leases and Rents.

                                EXHIBIT B

                             BORROWING NOTICE

                                     , 1997

Bank of America National Trust
and Savings Association, as Agent
CRESG #1357
555 South Flower Street, 6th Floor
Los Angeles, California  90071
Attn: Unit Manager

Re: Amended and Restated Credit Agreement dated as of May 5, 1997 (as the same may be amended, modified or supplemented from time to time, the "Agreement"), among AIMCO PROPERTIES, L.P., a Delaware limited partnership (the "Company"), the lenders from time to time party to the Agreement (the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as one of the Lenders, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent") for the Lenders

Ladies and Gentlemen:

     Reference is made to the Agreement. Capitalized terms used in this Borrowing Notice without definition have the meanings specified in the Agreement.

     Pursuant to Section 2.03 of the Agreement, notice is hereby given that the Company desires that the Lenders make the loan described in attached
SCHEDULE 1 (the "Loan"). In connection therewith, the Company and the undersigned Responsible Officers of the Company hereby certify that:

          (1) COLLATERAL VALUE. The Outstanding Amount shall not, after giving effect to the making of the Loan, exceed the Borrowing Base;

          (2) REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company contained in the Loan Documents, including those contained in Article V of the Agreement, are true and correct as of the date hereof and shall be true and correct in all material respects on the date of the Loan, both before and after giving effect to the Loan; PROVIDED, HOWEVER, that the representations and warranties of the Company set forth in Section
5.08 of the Agreement shall be deemed to be made with respect to the financial statements most recently delivered to the Agent and the Lenders pursuant to Section 6.01 of the Agreement;

          (3) NO DEFAULT/EVENT OF DEFAULT. No Default or Event of Default exists as of the date hereof or will result from the making of the Loan;

          (4) USE OF PROCEEDS. The proceeds of the Loan will be used only as permitted under Sections 2.01(b), 6.10 and 7.12 of the Agreement; and

          (5) NO MATERIAL ADVERSE EFFECT. No act, omission, change or event which has a Material Adverse Effect has occurred since the Closing Date.

          (6) MINIMUM AVAILABILITY. If an outstanding balance exists under the Bridge Loan Agreement, an aggregate amount of at least $2,500,000 (i) remains undrawn under the Credit Agreement but available for borrowing thereunder, or (ii) is held by the Company in the form of Cash Equivalents not subject to any Lien.


                                       AIMCO PROPERTIES, L.P.,
                                       a Delaware limited partnership

                                       By:  AIMCO-GP, INC.
                                            a Delaware corporation,
                                            its general partner

                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Its:
                                           -----------------------------------


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Its:
                                           -----------------------------------

                                    SCHEDULE 1
                               to Borrowing Notice

                                 REQUESTED LOAN

AMOUNT OF REQUESTED LOAN:                                            $
                                                                      ---------

-------------------------------------------------------------------------------
(must be $1,000,000 or a multiple of $100,000 in excess thereof)

DESIGNATION OF INTEREST RATE:
(Portion of requested Loan to be funded as Base Rate Loan and/or LIBOR Loan):

(1)  BASE RATE LOAN.  The following Base Rate Loan:

     Amount:                                                         $
                                                                      ---------

-------------------------------------------------------------------------------
Requested Borrowing Date:
                                                   ----------------------------
(must be a Business Day at least two (2) Business Days after date of notice)

(2)  LIBOR LOAN.  The following LIBOR Loan:

(there must not, after giving effect to the requested Loan, be more than five (5) different LIBOR Loans in effect)

     Amount:                                                         $
                                                                      ---------

-------------------------------------------------------------------------------
Requested Borrowing Date:
                                                   ----------------------------
(must be a Business Day at least three (3) Business Days after date of notice)

Interest Period:                                   ----------------------------
(1, 2, 3, or 6 months)

(3)  LETTER OF CREDIT:

     Amount:                                                         $
                                                                      ---------

-------------------------------------------------------------------------------

                                 EXHIBIT C

                   FORM OF UNSECURED INDEMNITY AGREEMENT

                         UNSECURED INDEMNITY AGREEMENT

     This Unsecured Indemnity Agreement ("Agreement") is made as of _____________, 1997, by [NAME OF ENTITY OWNING THE PROPERTY TO BE ENCUMBERED BY THE DEED OF TRUST/AIMCO PROPERTIES, L.P., A DELAWARE LIMITED PARTNERSHIP], a ___________________ ("Indemnitor") in favor of (i) LENDER OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as Agent for the Lenders (in such capacity, "Indemnitee") under that certain Amended and Restated Credit Agreement, dated as of May 5, 1997 (as it may from time to time be amended or restated, the "Credit Agreement"), among [INDEMNITOR/AIMCO PROPERTIES, L.P., A DELAWARE LIMITED PARTNERSHIP ("COMPANY")], the lenders from time to time party to the Credit Agreement (the "Lenders"), and Bank of America National Trust and Savings Association, in its capacity as one of the Lenders and as Agent for the Lenders, and (ii) the other Indemnified Parties (as hereinafter defined). Each initially capitalized term used but not defined herein shall have the meaning attributed to such term in the Credit Agreement.

                             FACTUAL BACKGROUND

     A. Indemnitor is executing this Agreement to induce the Lenders to make advances, from time to time, of up to $100,000,000 in the aggregate under a revolver-to-term credit facility (the "Facility") pursuant to the Credit Agreement.

     B. The Facility is evidenced by promissory notes issued to the Lenders (collectively the "Note"), and is secured by, among other things, deeds of trust or mortgages (the "Deeds of Trust") encumbering each of the Borrowing Base Properties. The property identified on EXHIBIT A attached hereto (the "Property") is one of the Borrowing Base Properties.

     C. In connection with obtaining the Deeds of Trust as security for the Facility, the Lenders may potentially become subject to certain costs, risks and liabilities with respect to the Property. Among other things, the Lenders may become subject to liabilities or alleged liabilities relating to environmental conditions as an "owner" or "operator" under applicable environmental law. These costs and liabilities may arise before or after repayment of the Facility, and before or after foreclosure under the Deeds of Trust. Because these costs and liabilities, if they occur, will be the result of the Lenders' agreement to make the Facility, and in consideration of that agreement, Indemnitee, as Agent for the Lenders, and Indemnitor have agreed as set forth below.

I.  DEFINITIONS

     In addition to any terms defined elsewhere in this Agreement, as used in this Agreement:

     1.1 "Hazardous Substance" means any substance, material or waste (including petroleum and petroleum products) which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant," or which is or becomes similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.

     1.2 "Indemnified Costs" means all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of Indemnitee's counsel), including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work (whether of the Property or any other property), or any resulting damages, harm or injuries to the person or property of any third parties or to any natural resources, AND INCLUDING THOSE INDEMNIFIED COSTS WHICH RESULT FROM THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, OR COMPARATIVE NEGLIGENCE OF SUCH INDEMNIFIED PARTY OR ANY OTHER INDEMNIFIED PARTY OR ATTRIBUTABLE TO THE STRICT LIABILITY OR NO FAULT LIABILITY OF SUCH INDEMNIFIED PARTY OR ANY OTHER INDEMNIFIED PARTY (BUT EXCLUDING ANY SUCH INDEMNIFIED COSTS WHICH RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY OR ANY OTHER INDEMNIFIED PARTY).

     1.3 "Indemnified Parties" means and includes Indemnitee and each of the Lenders, their respective parents, subsidiaries and affiliated companies, assignees of any of the Lenders' interest in the Facility or the Loan Documents, any successor under the Credit Agreement, owners of participation or other interests in the Facility or the Loan Documents, the Trustee or any substitute Trustee under the Deed of Trust, any purchasers of the Property at any foreclosure sale or from Indemnitee or any of its affiliates, and the officers, directors, employees, attorneys and agents of each of them.

II.  UNSECURED INDEMNITY AGREEMENT

     2.1 NOT SECURED BY DEEDS OF TRUST. Notwithstanding any provision of the Credit Agreement, the Deeds of Trust or any other Loan Document, the rights of the Indemnified Parties under this Agreement shall not be secured by the Deeds of Trust or any other Collateral Document.

     2.2 INDEMNITY REGARDING HAZARDOUS SUBSTANCES. Indemnitor indemnifies, defends and holds the Indemnified Parties harmless for, from and against any and all Indemnified Costs directly or indirectly arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of the Property, or in the soil, groundwater or soil vapor on or under the Property, including:

          (a) any claim for such Indemnified Costs asserted by any federal, state or local governmental agency, including the United States Environmental Protection Agency and the Texas Department of Health, and including any claim that any Indemnified Party is liable for any such Indemnified Costs as an "owner" or "operator" of the Property under any law relating to Hazardous Substances; and

          (b) any such Indemnified Costs claimed against any Indemnified Party by any person other than a governmental agency, including any person who may purchase or lease all or any portion of the Property from Indemnitor, from any Indemnified Party, or from any other purchaser or lessee; any person who may at any time have any interest in all or any portion of the Property; any person who may at any time be responsible for any clean-up costs or other Indemnified Costs relating to the Property; and any person claiming to have been injured in any way as a result of exposure to any Hazardous Substance; and

          (c) any such Indemnified Costs which any Indemnified Party reasonably believes at any time must be incurred to comply with any law, judgment, order, regulation or regulatory directive relating to Hazardous Substances, or which any Indemnified Party reasonably believes at any time must be incurred to protect the public health or safety; and

          (d) any such Indemnified Costs resulting from currently existing conditions in, on or around the Property, whether known or unknown by Indemnitor or the Indemnified Parties at the time this Agreement is executed, and any such Indemnified Costs resulting from the activities of Indemnitor, Indemnitor's tenants, or any other person in, on or around the Property.

     2.3 INDEMNITY REGARDING CONSTRUCTION AND OTHER RISKS. Indemnitor indemnifies, defends and holds the Indemnified Parties harmless for, from and against any and all Indemnified Costs directly or indirectly arising out of or resulting from construction of any improvements on the Property, including any defective workmanship or materials; or any failure to satisfy any requirements of any laws, regulations, ordinances, governmental policies or standards, reports, subdivision maps or development agreements that apply or pertain to the Property; or breach of any representation or warranty made or given by Indemnitor to any of the Indemnified Parties or to any prospective or actual buyer of all or any portion of the Property; or any claim or cause of action of any kind by any party that any Indemnified Party is liable for any act or omission of Indemnitor or any other person or entity in connection with the ownership, sale, operation or development of the Property.

     2.4 DEFENSE OF INDEMNIFIED PARTIES. Upon demand by any Indemnified Party, Indemnitor shall defend any investigation, action or proceeding involving any Indemnified Costs which is brought or commenced against any Indemnified Party, whether alone or together with Indemnitor or any other person, all at Indemnitor's own cost and by counsel to be approved by the Indemnified Party in the exercise of its reasonable judgment. In the alternative, any Indemnified Party may elect to conduct its own defense at the expense of Indemnitor.

     2.5 REPRESENTATION AND WARRANTY REGARDING HAZARDOUS SUBSTANCES. Before signing this Agreement, Indemnitor researched and inquired into the previous uses and owners of the Property. Based on that due diligence, Indemnitor represents and warrants that to the best of its knowledge, no Hazardous Substance has been disposed of or released, or otherwise now exists, in, on, under or around the Property, except as Indemnitor has disclosed to Indemnitee in writing prior to the date hereof.

     2.6 COMPLIANCE REGARDING HAZARDOUS SUBSTANCES. Indemnitor has complied, and shall comply and cause all tenants and any other persons who may come upon the Property to comply, with all laws, regulations and ordinances governing or applicable to Hazardous Substances, including those requiring disclosures to prospective and actual buyers of all or any portion of the Property. Indemnitor also has complied and shall comply with the recommendations of any qualified environmental engineer or other expert which apply or pertain to the Property.

     2.7 NOTICES REGARDING HAZARDOUS SUBSTANCES. Indemnitor shall promptly notify Indemnitee if it knows, suspects or believes there may be any Hazardous Substance in or around the Property, or in the soil, groundwater or soil vapor on or under the Property, or that Indemnitor or the Property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance.

     2.8 SITE VISITS, OBSERVATIONS AND TESTING. The Indemnified Parties and their agents and representatives shall have the right at any reasonable time to enter, upon prior written notice and, if any such entry would subject Indemnitor to any laws requiring prior notice to tenants or other occupants of said Property, in a manner that would reasonably enable Indemnitor to provide such notice in conformance with any such law, and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. The Indemnified Parties have no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by any Indemnified Party shall impose any liability on any Indemnified Party. In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Hazardous Substances are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Substances or any other applicable governmental law. Neither Indemnitor nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect Indemnitor or any other party against, or to inform Indemnitor or any other party of, any Hazardous Substances or any other adverse condition affecting the Property. Any Indemnified Party shall give Indemnitor reasonable notice before entering the Property. The Indemnified Party shall make reasonable efforts to avoid interfering with any third party's use of the Property in exercising any rights provided in this Section.

     2.9 COSTS AND EXPENSES. Indemnitor agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by any Indemnified Party in any effort to enforce any term of this Agreement, including all such costs and expenses which may be incurred by any Indemnified Party in any legal action, reference or arbitration proceeding. From the time(s) incurred until paid in full to the Indemnified Party, those sums shall bear interest at the rate of interest for Base Rate Loans.

III.   GENERAL PROVISIONS

       3.1   INTENTIONALLY OMITTED.

       3.2 RESERVATION OF OTHER RIGHTS AND REMEDIES. Nothing in this Agreement shall be construed to limit any claim or right which any Indemnified Party may otherwise have at any time against Indemnitor or any other person arising from any source other than this Agreement, including any claim for fraud, misrepresentation, waste or breach of contract other than this Agreement, and any rights of contribution or indemnity under federal or state environmental law or other applicable law, regulation or ordinance.

       3.3 DELAY; CUMULATIVE REMEDIES. If any Indemnified Party delays in exercising or fails to exercise any right or remedy against Indemnitor, that alone shall not be construed as a waiver of such right or remedy. All remedies of any Indemnified Party against Indemnitor are cumulative.

       3.4 RULES OF CONSTRUCTION. In this Agreement, the word "person" includes any individual, company, trust or other legal entity of any kind.
If this Agreement is executed by more than one person, the word "Indemnitor" includes all such persons. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. All headings appearing in this Agreement are for convenience only and shall be disregarded in construing this Agreement.

       3.5   ARBITRATION.

             (a) MANDATORY ARBITRATION. Any controversy or claim between or among the parties, including those arising out of or relating to this Agreement, and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in Los Angeles, California, in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association (the "AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

             (b) PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision of this Section 3.5 shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding.
 The exercise of a remedy does not waive the right of either party to resort to arbitration.

       3.6 SEVERABILITY. Every provision of this Agreement is intended to be severable. In the event any term, provision, section or subsection of this Agreement is declared to be illegal or invalid, for any reason whatsoever, by a court of competent jurisdiction, such illegality or invalidity shall not affect the other terms, provisions, sections or subsections of this Agreement, which shall remain binding and enforceable.

       3.7 IN-HOUSE COUNSEL FEES. Whenever Indemnitor is obligated to pay or reimburse any Indemnified Party for any attorneys' fees, those fees shall include the reasonably allocated costs for services of in-house counsel.

       3.8 INTEGRATION; MODIFICATIONS. The Loan Documents, including this Agreement, (a) integrate all the terms and conditions mentioned in or incidental to this Agreement, (b) supersede all oral negotiations and prior writings with respect to their subject matter, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in the Loan Documents and as the complete and exclusive statement of the agreed terms. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents. This Agreement may not be modified except in a writing signed by both Indemnitee and Indemnitor.

       3.9 HEIRS, SUCCESSORS AND ASSIGNS; PARTICIPATIONS. The provisions of this Agreement shall bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor and the Indemnified Parties; provided, however, that Indemnitor may not assign this Agreement, or assign or delegate any of its rights or obligations under this Agreement, without the prior written consent of Indemnitee and the Requisite Lenders in each instance. Each Lender in its sole discretion may sell or assign participations or other interests in the Facility and this Agreement, in whole or in part, all without notice to or the consent of Indemnitor and without affecting Indemnitor's obligations under this Agreement. Also without notice to or the consent of Indemnitor, each Lender may disclose any and all information in its possession concerning Indemnitor or this Agreement to any actual or prospective purchaser of any securities issued or to be issued by such Lender, and to any actual or prospective purchaser or assignee of any participation or other interest in the Facility and this Agreement.

       3.10 NOTICES. All notices given under this Agreement shall be in writing and shall be given by personal delivery, overnight receipted courier (such as Federal Express), or by registered or certified United States mail, postage prepaid, sent to each party at its address set forth in the Credit Agreement. Notices shall be effective upon receipt or when proper delivery is refused. Addresses for notice may be changed by either party by notice to each other party in accordance with this Section 3.10.

       3.11 MISCELLANEOUS. The liability of all persons who are in any manner obligated under this Agreement shall be joint and several. This Agreement shall be governed by, and construed in accordance with, the laws of the State of __________.

             INDEMNITOR:

             [INSERT NAME OF APPLICABLE INDEMNITOR]

                                   EXHIBIT A

                              PROPERTY DESCRIPTION


                                 [TO BE ADDED]

                                   ENDNOTES

     In connection with any request to include the Property as a "Borrowing Base Property" under the Credit Agreement, the form of Unsecured Indemnity Agreement attached hereto shall be modified prior to execution to conform to comments from Agent's local counsel in the jurisdiction in which the Property is located (including without limitation applicable state law provisions with respect to the enforcement thereof and other remedies, applicable environmental statutes, and governing law), and such further additions or revisions required by Agent necessary or appropriate to reflect the Indemnitor's relationship to the obligations being indemnified, including if the Indemnitor is other than AIMCO Properties L.P. the following provisions:

     __. RIGHTS OF LENDER. Indemnitor authorizes Agent or any Lender to perform any or all of the following acts at any time in its sole discretion, all without notice to Indemnitor and without affecting Indemnitor's obligations under this Agreement:

          (a) Agent or any Lender may alter any terms of the Facility or any part of it, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Facility or any part of it.

          (b) Agent or any Lender may take and hold security for the Facility or this Agreement, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

          (c) Agent or any Lender may direct the order and manner of any sale of all or any part of any security now or later to be held for the Facility or this Agreement, and Agent or any Lender may also bid at any such sale.

          (d) Agent or any Lender may apply any payments or recoveries from Company, Indemnitor or any other source, and any proceeds of any security, to Company's obligations under the Loan Documents in such manner, order and priority as Agent or such Lender may elect.

          (e) Agent or any Lender may release Company of its liability for the Facility or any part of it.

          (f) Agent or any Lender may substitute, add or release any one or more guarantors or endorsers.

          (g) In addition to the Facility, Agent or any Lender may extend other credit to Company, and may take and hold security for the credit so extended, all without affecting Indemnitor's liability under this Agreement.

     __. ABSOLUTE INDEMNITY. Indemnitor expressly agrees that until the Facility is paid and performed in full and each and every term, covenant and condition of this Agreement is fully performed, Indemnitor shall not be released by or because of:

          (a) Any act or event which might otherwise discharge, reduce, limit or modify Indemnitor's obligations under this Agreement;

          (b) Any waiver, extension, modification, forbearance, delay or other act or omission of Agent or any Lender, or its failure to proceed promptly or otherwise as against Company, Indemnitor or any security;

          (c) Any action, omission or circumstance which might increase the likelihood that Indemnitor may be called upon to perform under this Agreement or which might affect the rights or remedies of Indemnitor as against Company; or

          (d) Any dealings occurring at any time between Company and Agent or any Lender, whether relating to the Facility or otherwise. Indemnitor hereby expressly waives and surrenders any defense to its liability under this Agreement based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Agreement that the obligations of Indemnitor under it shall be absolute and unconditional under any and all circumstances.

     __.  INDEMNITOR'S WAIVERS.  Indemnitor waives:

          (a) All statutes of limitations as a defense to any action or proceeding brought against Indemnitor by Agent or any Lender, to the fullest extent permitted by law;

          (b) Any right it may have to require Agent or any Lender to proceed against Company, proceed against or exhaust any security held from Company, or pursue any other remedy in Agent's or such Lender's power to pursue;

          (c) Any defense based on any claim that Indemnitor's obligations exceed or are more burdensome than those of Company;

          (d)  Any defense based on: (i) any legal disability of Company,
(ii) any release, discharge, modification, impairment or limitation of the liability of Company to Agent or any Lender from any cause, whether consented to by Agent or any Lender or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") and (iii) any rejection or disaffirmance of the Facility, or any part of it, or any security held for it, in any such Insolvency Proceeding;

          (e) Any defense based on any action taken or omitted by Agent or any Lender in any Insolvency Proceeding involving Company, including any election to have Agent's or such Lender's claim allowed as being secured, partially secured or unsecured, any extension of credit by Agent or any Lender to Company in any Insolvency Proceeding, and the taking and holding by Agent or any Lender of any security for any such extension of credit;

          (f) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind; and

          (g) Any defense based on or arising out of any defense that Company may have to the payment or performance of the Facility or any part of it.

     __.  WAIVERS OF SUBROGATION AND OTHER RIGHTS.

          (a) During the existence of an Event of Default, Agent or any Lender in its sole discretion, without prior notice to or consent of Indemnitor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Facility,
(ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Facility or any part of it or make any other accommodation with Company or Indemnitor, or (iv) exercise any other remedy against Company or any security. No such action by Agent or any Lender shall release or limit the liability of Indemnitor, who shall remain liable under this Agreement after the action, even if the effect of the action is to deprive Indemnitor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Company for any sums paid to Agent or any Lender, whether contractual or arising by operation of law or otherwise. Indemnitor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Agent or any Lender or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Facility.

          (b) Regardless of whether Indemnitor may have made any payments to Agent or any Lender, Indemnitor hereby waives: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Company for any sums paid to Agent or any Lender, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy that Agent or any Lender may have against Company, and (iii) all rights to participate in any security now or later to be held by Agent or any Lender for the Facility, in each case until the full and indefeasible payment and performance of all Obligations under (and as defined in) each of the Credit Agreement and the Bridge Loan Agreement, and all obligations of the Indemnitor hereunder.

     __. REVIVAL AND REINSTATEMENT. If Agent or any Lender is required to pay, return or restore to Company or any other person any amounts previously paid on the Facility because of any Insolvency Proceeding of Company, any stop notice or any other reason, the obligations of Indemnitor shall be reinstated and revived and the rights of Agent or any Lender shall continue with regard to such amounts, all as though they had never been paid.

     __. CONDITION OF PROPERTY. Before signing this Agreement, Indemnitor investigated the present and former condition, uses and ownership of the Property, and such other matters as Indemnitor deemed appropriate to assure itself of Company's ability to discharge its obligations under the Loan Documents. Indemnitor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect the present and future condition of the Property. Neither Agent nor any Lender has any duty to disclose to Indemnitor any information which Agent or any Lender may have or receive about the condition or uses of the Property, or any other circumstances bearing on Company's ability to perform its obligations to Agent or any Lender.

     __. FINANCIAL INFORMATION. Indemitor shall keep true and correct financial books and records, using generally accepted accounting principles consistently applied, or such other accounting principles as the Requisite Lenders in their reasonable judgment may find acceptable from time to time. Indemnitor represents, warrants and covenants to Agent and the Lenders that all financial information with respect to the Indemnitor delivered or to be delivered to Agent and the Lenders by the Company with respect to Indemnitor under Section 6.01 of the Credit Agreement is or shall be true and correct and fairly presents or will fairly present the financial position of the Indemnitor for the applicable period. Indemnitor shall promptly provide Agent and the Lenders with any additional audited financial information that Indemnitor may obtain, and such other information concerning its affairs and properties as Agent or any Lender may reasonably request, including, without limitation, signed copies of any tax returns if requested Agent or the Lenders.

     __. Indemnitor's Representations and Warranties. Indemnitor represents and warrants that:

          (a) All financial statements delivered to Agent or the Lenders were or will be prepared in accordance with generally accepted accounting principles, or such other accounting principles as may be acceptable to Agent and the Requisite Lenders at the time of their preparation, consistently applied; and

          (b) There has been no material adverse change in Indemnitor's financial condition since the dates of the statements most recently furnished to Agent or the Lenders.

          (c) All representations and warranties given on behalf of or with respect to Indemnitor contained in Article V of the Credit Agreement, in
Article V of the Bridge Loan Agreement and in any other Loan Document or certification made in connection with the Credit Agreement or Bridge Loan Agreement are true and correct.

     __. ADDITIONAL AND INDEPENDENT OBLIGATIONS. Indemnitor's obligations under this Agreement are in addition to Indemnitor's obligations under any other existing or future agreements or guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Agent and the Lenders. Indemnitor's obligations under this Agreement are independent of those of Company under the Loan Documents and any indemnity agreements signed by Company. Agent or any Lender may bring a separate action, or commence a separate reference or arbitration proceeding against Indemnitor without first proceeding against Company, any other person or any security that Agent or any Lender may hold, and without pursuing any other remedy. Agent's and the Lenders' rights under this Agreement shall not be exhausted by any action by Agent or any Lender.

     __. NO RELEASE. Indemnitor shall not be released from its obligations under this Agreement except by a writing signed by Agent and the Lenders.

     __. CONSIDERATION. Indemnitor acknowledges that it expects to benefit from the Lenders' extension of the Facility to Company because of its relationship to Company, and that it is executing this Agreement in consideration of that anticipated benefit.


                                 INDEMNITOR:


                                  [ENTITY]

                                 EXHIBIT D ______

                              FORM OF DEED OF TRUST1


Recording Requested By And
When Recorded Mail to:

Bank of America N.T. & S.A.
CRESG #1357
555 South Flower Street, 6th Floor
Los Angeles, California  90071
Att'n:  M. Harvey ([NAME OF PROPERTY])
Loan No.:  AIMCO - [LOAN REFERENCE NO.]




                 [THIS FORM IS FOR USE WITH BORROWING BASE PROPERTIES
                            LOCATED IN THE STATE OF TEXAS]

-------------------------------------------------------------------------------
(Space above this line for Recorder's Use)


(Attention County Clerk: This instrument covers goods that are or will be fixtures on the real property described herein. It is to be recorded as a real estate mortgage and indexed as both a real estate mortgage and a fixture financing statement. The mailing address of the Trustor (Debtor) and the Beneficiary (Secured Party) are next to the signatures on this document).

                         DEED OF TRUST, ASSIGNMENT OF LEASES
                  AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

                  THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") is made as of the ___ day of ________, 199__, by
[NAME OF ENTITY OWNING THE PROPERTY TO BE ENCUMBERED], a ____________________ (herein "Trustor"), the owner of the real property described hereinbelow, whose address is 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222, to [NAME OF TRUSTEE], whose address is _____________________________________________ (herein "Trustee"), for the benefit of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association whose address is 555 S. Flower Street, 6th Floor, Los Angeles, California 90071, Att'n: Manager -- Unit 1357, as beneficiary, as Agent for the Lenders under the Credit Agreement described below (in such capacity, "Beneficiary"). (Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.)

          Pursuant to that certain Amended and Restated Credit Agreement, dated as of May 5, 1997 (as it may from time to time be amended or restated, herein the "Credit Agreement"), among
[TRUSTOR/AIMCO PROPERTIES, L.P., AS BORROWER ("COMPANY")], the lenders from time to time party to the Credit Agreement (the "Lenders"), and Bank of America National Trust and Savings Association, a national banking association, in its capacity as one of the Lenders and as Agent for the Lenders, the Lenders have agreed to make available to Company a revolving line of credit in the maximum amount of $100,000,000 which may, under certain terms and conditions, be converted into a term loan (collectively, the "Facility"). As of ________, the Lenders party to the Credit Agreement are set forth on EXHIBIT B attached hereto. The indebtedness of Company under the Facility shall bear interest at the variable rate or rates set forth in the Credit Agreement and shall be evidenced by the Notes. Under the Facility, Letters of Credit in the maximum aggregate amount at any time outstanding of $2,000,000 may be issued by Bank of America National Trust and Savings Association as the "Issuing Lender" for the account of [TRUSTOR/COMPANY].

          In consideration of the foregoing, Trustor hereby irrevocably grants, mortgages, conveys, bargains, sells, transfers and assigns to Trustee, its successors and assigns, in trust, for the use and benefit of the Beneficiary with power of sale and right of entry and possession as provided below, all of the following described property, and any future estate, right, title and interest of Trustor with respect thereto (herein, all of the property described in clauses (A) through (R) below is referred to as the "Mortgaged Property"):

          (A) The real property (herein, the "Land") described in the attached EXHIBIT A which is incorporated into this Deed of Trust by reference, and all minerals, oil, gas and other hydrocarbon substances on the property, as well as all development rights, air rights, water, water rights, and water stock relating to the Land.

          (B) All present and future structures, buildings and improvements of any kind on the Land; all fixtures, machinery, equipment, building materials, appliances and goods of every nature whatsoever now or hereafter located in, or on, or attached or affixed to, or used or intended to be used in connection with, the Land, including, but not limited to, all heating, lighting, laundry, incinerating, gas, electric and power equipment, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, air cooling and air conditioning apparatus, elevators and escalators and related machinery and equipment, shades, awnings, blinds, curtains, drapes, attached floor coverings, including rugs and carpeting, television, radio and music cable antennae and systems, screens, storm doors and windows, stoves, refrigerators, dishwashers and other installed appliances, attached cabinets, partitions, ducts and compressors, and trees, plants and other items of landscaping; all supplies, equipment, furniture, furnishings and apparatus used in the operation of the apartment project on the Land, including, but not limited to, communication systems, and visual and electronic surveillance systems; all swimming pool heaters and equipment, recreational equipment and maintenance supplies used in connection with the Land; all of the foregoing of which, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Deed of Trust, be deemed to be part and parcel of, and appropriated to the use of, the Land and, whether affixed or annexed thereto or not, be deemed conclusively to be real property and conveyed by this Deed of Trust, and Trustor agrees to execute and deliver, from time to time, such further instruments and documents as may be required by Beneficiary to confirm the lien of this Deed of Trust on any of the foregoing (herein the "Improvements").

          (C) All appurtenances of the Land and all rights of Trustor in and to any streets, roads or public places, easements or rights of way, relating to or affording ingress and egress to the Land.

          (D) all public and private utility connections to the Land or Improvements, and all wastewater capacity reservations and similar rights and reservations of any kind or character covering the Land or Improvements issued or which may be issued by any governmental agencies having jurisdiction thereof, and all other rights relating to sewage treatment capacity, water capacity and utilities serving the Land or Improvements.

          (E) All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions ("leases") relating to the use and enjoyment of all or any part of the Land and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of such leases, which, together with the Rents and Profits (as defined below), are absolutely, presently and unconditionally assigned to Beneficiary pursuant to Section 1.06 below.

          (F) All proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Land, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies (whether or not required to be maintained hereunder) and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Land, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact (all of the foregoing, collectively, "Proceeds").

          Trustor also hereby grants to Beneficiary a security interest in all of the following described property, whether now or hereafter existing, and in which Trustor now has or hereafter obtains any right, title, estate or interest:

          (G) All existing and future goods located on the Land which are now or in the future owned by Trustor and used in the operation or occupancy of the Land or in any construction on the Land but which are not effectively made real property under Clause (B) above, including, but not limited to, all appliances, furniture and furnishings, building service equipment, and building materials, supplies and equipment.

          (H) All deposit accounts of Trustor which are maintained with Beneficiary. Beneficiary shall hold such security interest and lien pursuant to the Uniform Commercial Code of the state where such account is located and shall be entitled to all rights, powers and remedies of a secured party thereunder and otherwise available at law or in equity with respect thereto.

          (I) All general intangibles relating to the development or use or operation of the Land, including, but not limited to, all governmental licenses, permits, variances, approvals and authorizations relating to construction on the Land or relating to the approval or use or operation of the project on the Land, all contracts, contract rights, agreements, commissions, undertakings and arrangements relating to the use or operation of the project on the Land (including, without limitation, all property development, management, maintenance, repair or other service contracts relating to the Land and the Improvements and the purchase and sale agreement pursuant to which Trustor acquired the Land and Improvements), all names under or by which the Land or any of the Improvements may at any time be operated or known and all rights to carry on business under any such names or any variant thereof, and all trademarks and goodwill in any way relating to the Land.

          (J) All plans and specifications prepared for construction of the Land and Improvements or operations to be conducted on the Land and all studies, data and drawings related thereto; and also all contracts and agreements of Trustor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings, or to the Land and Improvements.

          (K) All water stock relating to the Land, all shares of stock or other evidence of ownership of any part of the Land that is owned by Trustor in common with others, and all documents of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Land.

          (L) All reserves, deferred payments, deposits, refunds, cost savings, accounts, accounts receivable and payments of any kind relating to the construction or operations on the Land, and all present and future accounts and other rights of Trustor to the payment of money, no matter how evidenced, which arise from the use or operation of the Land and all writings evidencing such accounts and other rights.

          (M)  All Proceeds.

          (N) To the extent they are assignable or transferable, all warranties and guarantees, whether now existing or hereafter arising, relating to the Land or the Improvements.

          (O) All leases, to the extent assignable, whether now existing or hereafter arising (collectively, the "Personal Property Leases"), of all tangible personal property owned by Trustor and installed in, affixed to, placed upon, or used or useful in connection with the Land or the Improvements thereon, and all replacements thereof, additions thereto and substitutions therefor.

          (P) All books and records pertaining to any and all of the property described above, including computer-readable memory and any computer hardware or software necessary to access and process such memory ("Books and Records").

          (Q) All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

          TO HAVE AND TO HOLD the Mortgaged Property, unto Trustee, forever, to secure the payment of the indebtedness and performance of the obligations described below, and Trustor does hereby bind Trustor and Trustor's heirs, personal representatives, successors and assigns, to warrant and forever defend the Mortgaged Property unto Trustee, forever, against the claim or claims of all persons whomsoever claiming or to claim the same, or any part thereof.

          FOR THE PURPOSE OF SECURING, in such order of priority as may be set forth in the Credit Agreement, the following (collectively, the "Secured Obligations"):

               (a)  The payment and performance when due of
[COMPANY'S/TRUSTOR'S] indebtedness and obligations under the Notes in the maximum aggregate principal amount of $100,000,000 executed by [COMPANY/TRUSTOR]and delivered to the Lenders pursuant to the Credit Agreement, with a scheduled revolving maturity date of August 31, 1998 (which date may be extended for three (3) years if [COMPANY/TRUSTOR] exercises its rights to convert the Revolving Facility into the Term Loan in accordance with the Credit Agreement), and all extensions, renewals, modifications and replacements thereof; such obligations include, without limitation, [TRUSTOR'S/COMPANY'S] obligation, upon any Event of Default, to pay to the Issuing Lender the aggregate contingent obligation of [COMPANY/TRUSTOR] to pay to the Issuing Lender the stated amount of the Letters of Credit which could at any time be drawn under the Letters of Credit then outstanding (even if such amount is not then able to be drawn pursuant to the terms of such Letters of Credit) as provided in the Credit Agreement, with interest thereon and all later charges, costs and fees as provided therein and under all extensions, renewals, modifications and replacements thereof, with interest thereon and all later charges, costs and fees as provided therein;

               (b)  The payment and performance when due of
[COMPANY'S/TRUSTOR'S] indebtedness and obligations under the Credit Agreement, and all extensions, renewals, modifications and replacements thereof;

               (c) The payment and performance when due of Trustor's indebtedness and obligations under this Deed of Trust, and all extensions, renewals, modifications and replacements hereof;

               (d) The payment when due of all sums which may be advanced by or otherwise be due to Trustee or Beneficiary under any provision of this Deed of Trust or to protect the security of this Deed of Trust, with interest thereon at the rate provided herein;

               (e)  The payment and performance when due of
[COMPANY'S/TRUSTOR'S] indebtedness and obligations under the Loan Documents other than under any REIT Guaranty Document and any Environmental Indemnity Agreement, and under any and all pledge agreements, supplemental agreements, assignments and all instruments of indebtedness or security now or hereafter executed by [COMPANY/TRUSTOR] in connection with the Loan

Documents (other than as stated above), or for the purpose of supplementing or amending any of the foregoing; and

               (f) The payment when due of the principal of and interest on all other future loans or advances made by the Beneficiary to or for the account of [COMPANY/TRUSTOR] (or any successor in interest to [COMPANY/TRUSTOR] as the owner of all or any part of the Mortgaged Property) when the promissory note evidencing the loan or advance or the specifically states that it is secured by this Deed of Trust (herein "Future Advances"), including all extensions, renewals and modifications of any Future Advances.

     The Credit Agreement evidences a revolving credit facility and there may be repayment and disbursements of principal from time to time. It is expressly agreed that the outstanding principal balance under the Facility may, from time to time, be reduced to a zero balance without such repayment operating to extinguish the lien, security title and security interest created by this Deed of Trust. This Deed of Trust shall remain in full force and effect as to any subsequent future advances after such zero balance without loss of priority until the Secured Obligations are paid in full and satisfied and all Letters of Credit have expired or been cancelled and all agreements between [COMPANY/TRUSTOR] and Beneficiary for further advances have been terminated and this Deed of Trust is reconveyed. Trustor waives the operation of any applicable statute, law, or regulation having a contrary effect.

                                    ARTICLE I

                              COVENANTS OF TRUSTOR
        To Protect The Security Of This Deed Of Trust, Trustor Covenants And Agrees As Follows:

        1.01 PERFORMANCE OF OBLIGATIONS SECURED. Trustor shall promptly pay and perform the Secured Obligations payable by Trustor in accordance with their terms. All sums so payable by Trustor shall be paid without demand, counterclaim, offset, deduction or defense. Trustor waives all rights now or hereinafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

        1.02 INSURANCE. Trustor shall keep the Mortgaged Property insured with an all-risk policy insuring against loss or damage by fire with extended coverage and against any other risks or hazards which, in the opinion of Beneficiary should be insured against, in an amount not less than the full insurable value thereof on a replacement cost basis, with an inflation guard endorsement, with a company or companies and in such form and with such endorsements as may be approved or required by Beneficiary, including, if applicable, boiler explosion coverage and sprinkler leakage coverage; provided, however, Trustor shall not be required to obtain earthquake or flood insurance with respect to the Mortgaged Property if obtaining the same would be commercially unreasonable unless, in the case of earthquake insurance, the Mortgaged Property is identified on an Alquist-Priolo Earthquake Map (or equivalent for properties located outside of California) as lying within an earthquake fault zone, or in the case of flood insurance, the Mortgage Property is situated in an area designated as a "special flood hazard area" or similar designation under applicable law , in which case Beneficiary may require that Trustor obtain such applicable insurance as provided herein. Upon written request from Beneficiary, Trustor shall provide earthquake insurance with such companies as Beneficiary may reasonably approve, in such an amount and form as Beneficiary may require. All losses under said insurance shall be payable to Beneficiary and shall be applied in the manner provided in Section 1.03 hereof. Trustor shall also carry comprehensive general public liability insurance and twelve (12) months' business interruption insurance in such form and amounts and with such companies as are satisfactory to Beneficiary. Trustor shall also carry insurance against flood if required by the Federal Flood Disaster Protection Act of 1973 and regulations issued thereunder. All hazard, flood and other all-risk and business interruption insurance policies shall be endorsed with a standard noncontributory mortgagee clause in favor of and in form acceptable to Beneficiary, and may be cancelled or modified only upon not less than ten (10) days' prior written notice to Beneficiary, and all comprehensive general public liability insurance policies may be cancelled or modified only upon not less than thirty (30) days' prior written notice to Beneficiary. If the zoning, building or other land use laws or ordinances governing the Mortgaged Property do not permit the rebuilding or restoration of all of the Mortgaged Property in the event of damage or destruction, then the above-mentioned insurance policy shall also contain, in addition to the requirements in the preceding sentences, a Contingent Liability from Operation of Building Laws Endorsement or such other endorsements which insure against loss occasioned by the enforcement of any state or municipal law or ordinance regulating the construction or repair of the Mortgaged Property and in force at the time such loss occurs, which necessitates the demolition of any portion of the Mortgaged Property not damaged by the peril(s) insured against, together with a Demolition Cost Endorsement or such other endorsement which covers the actual cost of demolishing such undamaged portion of the Mortgaged Property and clearing the site thereof. All of the above-mentioned insurance policies or certificates of such insurance satisfactory to Beneficiary, in its sole discretion, together with receipts for the payment of premiums thereon, shall be delivered to and held by Beneficiary, which delivery shall constitute assignment to Beneficiary of all return premiums to be held as additional security hereunder. All renewal and replacement policies shall be delivered to Beneficiary at least fifteen (15) days before the expiration of the expiring policies. Beneficiary shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Trustor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

        1.03 CONDEMNATION AND INSURANCE PROCEEDS.

             (a) Trustor hereby absolutely and irrevocably assigns to Beneficiary, and authorizes the payor to pay to Beneficiary, the following claims, causes of action, awards, payments, rights to payment and other Proceeds, including, without limitation, the following:

                  (i) All awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Property or any interest in it; and

                  (ii) All other awards, claims and causes of action, arising out of any warranty affecting all or any part of the Property, or for damage or injury to or decrease in value of all or part of the Property or any interest in it; and

                  (iii) All proceeds of any insurance policies payable because of loss sustained to all or part of the Property; and

                  (iv) All interest which may accrue on any of the foregoing.

             (b)  Trustor shall immediately notify Beneficiary in writing if:

                  (i) Any damage occurs or any injury or loss is sustained in the amount of $100,000 or more to all or part of the Property, or any action or proceeding relating to any such damage, injury or loss is commenced; or

                  (ii) Any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or part of the Property.

             (c) If Beneficiary chooses to do so, and upon notice to Trustor, Beneficiary may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Property, and Beneficiary may make any compromise or settlement of the action or proceeding. Beneficiary, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Property, and may join Trustor in adjusting any loss covered by insurance.

             (d) All Proceeds of these assigned claims, other property and rights which Trustor may receive or be entitled to shall be paid to Beneficiary. In each instance, Beneficiary shall apply such Proceeds first toward reimbursement of all of Beneficiary's reasonable costs and expenses of recovering the Proceeds, including reasonable attorneys' fees. If, in any instance, each and all of the following conditions are satisfied in Beneficiary's reasonable judgment, Beneficiary shall permit Trustor to use the balance of such proceeds ("Net Claims Proceeds") to pay costs of repairing or reconstructing the Property in the manner described below:

                  (i) The plans and specifications, cost breakdown, construction contract, construction schedule, contractor and payment and performance bond for the work of repair or reconstruction must all be acceptable to Beneficiary.

                  (ii) Beneficiary must receive evidence satisfactory to it that after repair or reconstruction, the Property would be at least as valuable as it was immediately before the damage or condemnation occurred.

                  (iii) The Net Claims Proceeds must be sufficient in Beneficiary's determination to pay for the total cost of repair or reconstruction, including all associated development costs and interest projected to be payable on the Secured Obligations until the repair or reconstruction is complete; or Trustor must provide its own funds in an amount equal to the difference between the Net Claims Proceeds and a reasonable estimate, made by Trustor and found acceptable by Beneficiary, of the total cost of repair or reconstruction.

                  (iv) Beneficiary must receive evidence satisfactory to it that after the repair or reconstruction is complete the Mortgaged Property will be of the same or better type and quality as immediately prior to any damage or loss, and shall be leaseable to tenants for the same uses as prior to any such damage or loss.

                  (v) No default or Event of Default shall have occurred and be continuing.

If Beneficiary finds that such conditions have been met, Beneficiary shall hold the Net Claims Proceeds and any funds which Trustor is required to provide in a noninterest-bearing account and shall disburse them to Trustor to pay costs of repair or reconstruction upon presentation of evidence reasonably satisfactory to Beneficiary that repair or reconstruction has been completed satisfactorily and lien-free; provided, however, prior to the completion of all repairs or reconstruction to the Mortgaged Property, Beneficiary may from time to time disburse Net Claims Proceeds for repair and reconstruction work that has been performed upon satisfactory evidence of the completion of such work in a satisfactory and lien-free condition (including, without limitation, appropriate mechanics' lien releases), if in Beneficiary's reasonable discretion, it determines that, after any such disbursement, sufficient Net Claims Proceeds will remain to satisfactorily complete all repair and reconstruction work to the Mortgaged

Property, without any liens. However, if Beneficiary finds that one or more of such conditions have not been satisfied, Beneficiary may apply the Net Claims Proceeds to pay or prepay (without premium) some or all of the Secured Obligations in such order and proportions as Beneficiary in its sole discretion may choose.

             (e) Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner for allocation of condemnation proceeds between a property owner and a lienholder.

        1.04 TAXES, LIENS AND OTHER ITEMS. Trustor shall pay, prior to delinquency, all taxes, bonds, assessments, fees, liens, charges, fines, impositions and any and all other items which are attributable to or affect the Mortgaged Property and which may attain a priority over this Deed of Trust unless Trustor shall be required to make payment to Beneficiary on account of such items pursuant to Section 1.05 hereof. If requested by Beneficiary, prior to the delinquency of any such taxes or other items, Trustor shall furnish Beneficiary with receipts indicating such taxes and other items have been paid. Trustor shall promptly discharge any lien which has attained or may attain priority over this Deed of Trust.

        1.05 FUNDS FOR TAXES AND INSURANCE. In the event that Trustor fails to meet any of its obligations under Sections 1.02 and 1.04 as and when they become due or any other Event of Default (as hereinafter defined) shall occur hereunder, then Beneficiary may, at its option to be exercised upon thirty
(30) days' written notice to Trustor, require the deposit with Beneficiary or its designee by Trustor, on the first day of each month, of an amount sufficient to discharge such obligations of Trustor. The determination of the amount payable and of the fractional part thereof to be deposited with Beneficiary each month shall be made by Beneficiary in its sole discretion. Said amounts shall be held by Beneficiary or its designee not in trust and not as agent of Trustor and shall not bear interest, and shall be applied to the payment of the obligations in respect to which the amounts were deposited in such order or priority as Beneficiary shall determine. If at any time within thirty (30) days prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Trustor shall within ten (10) days after demand deposit the amount of the deficiency with Beneficiary. If the amounts deposited are in excess of the actual obligations for which they were deposited, Beneficiary may refund any such excess, or, at its option, may hold the same in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year.

        All amounts so deposited shall be held by Beneficiary or its designee as additional security for the sums secured by this Deed of Trust and upon the occurrence of an Event of Default hereunder Beneficiary may, in its sole and absolute discretion and without regard to the adequacy of the security hereunder, apply such amounts or any portion thereof to any part of the indebtedness secured hereby. Any such application of said amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

        If Beneficiary requires deposits to be made pursuant to this Section, Trustor shall deliver to Beneficiary all tax bills, bond and assessment statements, statements of insurance premiums, and statements for any other obligations referred to above as soon as the same are received by Trustor.

        Beneficiary shall have the right to transfer all of its interest in all amounts deposited under this Section to the purchaser or assignee of its interest herein, and Beneficiary shall thereupon be released and have no further liability hereunder for the application of such deposits, and Trustor shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

        1.06 RENTS AND PROFITS.

             (a) All of Trustor's interest in and rights under any leases or other occupancy agreements pertaining to the Mortgaged Property now existing or hereafter entered into and all of the rents, royalties, issues, profits, revenue, income and other benefits of the Mortgaged Property arising from the use or enjoyment of all or any portion thereof or from any lease or agreement pertaining thereto now exiting or hereafter entered into (herein the "Rents and Profits"), whether now due, past due, or to become due, and including all prepaid rents and security deposits, are hereby absolutely, presently and unconditionally assigned and conveyed to Beneficiary, to be applied by Beneficiary in payment of the Secured Obligations. Prior to the occurrence of any Event of Default, Trustor shall have a license to collect and, except to the extent limited by the terms of the Credit Agreement, use and enjoy all Rents and Profits, which license shall be terminable at the sole option of Beneficiary, without regard to the adequacy of its security hereunder and without notice to or demand upon Trustor, upon the occurrence and during the continuance of any Event of Default. It is understood and agreed that neither the foregoing assignment of Rents and Profits nor the exercise by Beneficiary of any of its rights or remedies under Article III hereof shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof. Appointment of a receiver for the Mortgaged Property by any court at the request of Beneficiary or by agreement with Trustor, or the entering into possession of any part of the Mortgaged Property by such receiver, shall not be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof. Upon the occurrence of any Event of Default, this shall constitute a direction to and full authority to each lessee under any lease and each guarantor of any lease to pay all Rents and Profits to Beneficiary without proof of the Event of Default relied upon. Trustor hereby irrevocably authorizes each lessee and guarantor to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any Rents and Profits due or to become due.

             (b) Trustor shall not execute any lease or other occupancy agreement of any part of the Mortgaged Property unless such lease or agreement is made at market terms on forms previously approved by Beneficiary, and shall at all times fully perform the obligations of the lessor under all such leases. Trustor shall not execute any further assignment of any of the Rents and Profits or any interest therein or suffer or permit any such assignment to occur by operation of law. Trustor shall at any time or from time to time, upon request of Beneficiary, transfer and assign to Beneficiary in such form as may be satisfactory to Beneficiary, Trustor's interest in any lease, subject to and upon the condition, however, that if an Event of Default is not existing hereunder, Trustor shall have a license to collect and receive all Rents and Profits under such lease upon accrual, but not prior thereto, as set forth in Section 1.06 (a). Whenever requested by Beneficiary, Trustor shall furnish to Beneficiary a certificate of Trustor setting forth the names of all lessees under any leases the terms of their respective leases, the space occupied, the rents payable thereunder, and the dates through which any and all rents have been paid.

             (c) Without the prior written consent of Beneficiary, Trustor shall not (i) accept prepayments of rent exceeding one month under any leases of any part of the Mortgaged Property other than in the ordinary course of business; (ii) consent to the assignment or subletting of the whole or any portion of any lessee's interest under any lease other than in the ordinary course of business; (iii) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any such leases; or (iv) in any other manner impair Beneficiary's rights and interest with respect to the Rents and Profits.

             (d) Beneficiary shall have the right to assign Trustor's right, title and interest in any leases to any subsequent holder of this Deed of Trust or any participating interest therein or to any person acquiring title to all or any part of the Mortgaged Property through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to Beneficiary. Upon the occurrence and during the continuation of any Event of Default, Beneficiary shall have the right to execute new leases of any part of the Mortgaged Property, including leases that extend beyond the term of this Deed of Trust. Upon the occurrence and during the continuation of any Event of Default, Beneficiary shall have the authority, as Trustor's attorney-in-fact, such authority being coupled with an interest and irrevocable, to sign the name of Trustor and to bind Trustor on all papers and documents relating to the operation, leasing and maintenance of the Mortgaged Property.

             (e) If any part of any automobile parking areas included within the Mortgaged Property is taken by condemnation or before such areas are otherwise reduced, Trustor shall use its commercially reasonable efforts to provide parking facilities in kind, size and location to comply with all leases, and before making any contract for such substitute parking facilities, Trustor shall furnish to Beneficiary satisfactory assurance of completion thereof, free of liens and in conformity with all governmental zoning, land use and environmental regulations.

        1.07 SECURITY AGREEMENT. This Deed of Trust is intended to be a security agreement pursuant to the Uniform Commercial Code for (i) any and all items of personal property specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code and which are not herein effectively made part of the real property, and (ii) any and all items of property specified above as part of the Mortgaged Property which, under applicable law, constitute fixtures and may be subject to a security interest under
Section 9-313 of the Uniform Commercial Code; and Trustor hereby grants Beneficiary a security interest in said property, and in all additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing the Secured Obligations. Trustor agrees to execute and deliver financing and continuation statements covering said property from time to time and in such form as Beneficiary may require to perfect and continue the perfection of the Beneficiary's lien or security interest with respect to said property. Trustor shall pay all costs of filing such statements and renewals and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require. Upon the occurrence and during the continuation of any Event of Default hereunder, Beneficiary shall have the rights and remedies of a secured party under the Uniform Commercial Code, as well as all other rights and remedies available at law or in equity, and, at Beneficiary's option, Beneficiary may also invoke the remedies provided in Article III of this Deed of Trust as to such property.

        1.08 FURTHER ENCUMBRANCES OR SALES.

             (a) If the Trustor shall take any of the following actions, except as provided in the Credit Agreement, without the prior written consent of Beneficiary being first had and obtained, such action shall constitute an Event of Default hereunder and under the Credit Agreement: if Trustor shall execute or deliver any pledge, security agreement, deed to secure debt mortgage, deed of trust or other instrument of hypothecation, covering all or any portion of the Mortgaged Property or any interest therein, or if Trustor shall sell, contract to sell, lease with option to purchase, convey, transfer or otherwise dispose of all or any portion of the Mortgaged Property or any interest therein (including, without limitation, any condominium estate or unit therein), whether voluntarily or involuntarily, by operation of law or otherwise (including, without limitation, any foreclosure sale or deed in lieu of foreclosure under any mortgage or deed of trust the lien of which is junior to the lien of this Deed of Trust, whether or not Beneficiary has approved such mortgage or deed of trust).

             (b) Notwithstanding Section 1.08(a), Trustor may from time to time replace items of personal property and fixtures constituting a part of the Mortgaged Property, provided that: (i) the replacements for such items of personal property or fixtures are of equivalent value and quality; (ii) Trustor has good and clear title to such replacement property free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors or any other third parties in or to such replacement property have been expressly subordinated at no cost to Beneficiary to the lien of this Deed of Trust in a manner satisfactory to Beneficiary; and (iii) at the option of Beneficiary, Trustor provides at no cost to Beneficiary a satisfactory opinion of counsel to the effect that this Deed of Trust constitutes a valid and subsisting first lien on and security interest in such replacement property and is not subject to being subordinated or the priority thereof affected under any applicable law.

        1.09 PRESERVATION AND MAINTENANCE OF MORTGAGED PROPERTY. Trustor shall keep the Mortgaged Property and every part thereof in good condition and repair, and shall not, except for ordinary wear and tear, permit or commit any waste, impairment, or deterioration of the Mortgaged Property, or commit, suffer or permit any act upon or use of the Mortgaged Property in material violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted and whether foreseen or unforeseen, or in violation of any covenants, conditions or restrictions affecting the Mortgaged Property, or bring or keep any article upon any of the Mortgaged Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Trustor on or with respect to any part of the Mortgaged Property, and Trustor further shall do all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general. Trustor shall underpin and support, when necessary, any building, structure or other improvement situated on the Mortgaged Property and shall not remove or demolish any building on the Mortgaged Property. Except as otherwise provided in the Credit Agreement, Trustor shall complete or restore and repair promptly and in a good workmanlike manner any building, structure or improvement which may be constructed, damaged or destroyed thereon and pay when due all claims for labor performed and materials furnished therefor, whether or not insurance or other proceeds are available to cover in whole or in part the costs of any such completion, restoration or repair; provided, however, that Trustor shall not demolish, remove, expand or extend any building, structure or improvement on the Mortgaged Property, nor construct, restore, add to or alter any such building, structure or improvement, nor consent to or permit any of the foregoing to be done, without in each case obtaining the prior written consent of Beneficiary thereto. Trustor shall notify Beneficiary immediately in writing of any damage to the Mortgaged Property in excess of $100,000.00.

        Trustor shall not drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Mortgaged Property or any part thereof without first obtaining Beneficiary's written consent.

        Trustor shall faithfully abide by, perform and discharge in all material respects each and every obligation, covenant, requirement, or condition with respect to the Mortgaged Property, or portion thereof.

        1.10 OFFSET CERTIFICATES. Trustor, within ten (10) days after request, shall furnish a written statement duly acknowledged of all amounts due on any indebtedness secured hereby, and stating whether any offsets or defenses exist against the Secured Obligations and covering such other matters with respect to any such indebtedness as Beneficiary may reasonably require.

        1.11 TRUSTEE'S COSTS AND EXPENSES; GOVERNMENTAL CHARGES. Trustor shall pay all costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties hereunder, including without limitation the cost of any trustee's sale guaranty or other title insurance coverage ordered in connection with any sale or foreclosure proceedings hereunder, and shall pay all taxes (except federal and state income taxes) or other governmental charges or impositions imposed by any governmental authority on Trustee or Beneficiary by reason of its interest in the Credit Agreement or this Deed of Trust.

        1.12 PROTECTION OF SECURITY; COSTS AND EXPENSES.

        Trustor agrees that, at any time and from time to time, it will execute and deliver all such further documents and do all such other acts and things as Beneficiary may reasonably request in writing in order to protect the security and priority of the lien created hereby. Trustor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee, and shall pay all costs and expenses, including without limitation cost of evidence of title and reasonable attorneys' fees (including, without limitation, the reasonable allocated cost of internal counsel), in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust or to enforce or establish any other rights or remedies of Beneficiary hereunder. If Trustor fails to perform any of the covenants or agreements contained in this Deed of Trust, or if any action or proceeding is commenced which affects Beneficiary's interest in the Mortgaged Property or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings or any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, then Beneficiary or Trustee may, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereunder, make such appearances, disburse such sums and take such action as Beneficiary or Trustee deems necessary or appropriate to protect Beneficiary's interest, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Mortgaged Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of either Beneficiary or Trustee appears to be prior or superior hereto. Trustor further agrees to pay all reasonable expenses of Beneficiary (including reasonable fees and disbursements of counsel) incident to the protection of the rights of Beneficiary hereunder, or to enforcement or collection of payment of any Secured Obligation, whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Trustor, or otherwise. Any amounts disbursed by Beneficiary or Trustee pursuant to this Section shall be a Secured Obligation secured by this Deed of Trust and each of the Loan Documents as of the date of disbursement and shall bear interest at the post-maturity interest rate provided for in Section 2.09(c) of the Credit Agreement. All such amounts shall be payable by Trustor immediately without demand. Nothing contained in this Section shall be construed to require Beneficiary or Trustee to incur any expense, make any appearance, or take any other action. Attorneys' fees of Beneficiary reimbursable hereunder shall include, without limitation, all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

        1.13 FIXTURE FILING. This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Mortgaged Property is located with respect to any and all fixtures included within the term "Mortgaged Property" as used herein and with respect to any goods or other personal property that may now be or hereafter become such fixtures.

                                  ARTICLE II

                                EVENTS OF DEFAULT

        The occurrence of any Event of Default, as such term is defined in the Credit Agreement, shall constitute an event of default ("Event of Default") hereunder.

                                  ARTICLE III

                                    REMEDIES

        Upon the occurrence of any Event of Default, Trustee and Beneficiary shall have the following rights and remedies:

        3.01 ACCELERATION. Beneficiary may declare the entire indebtedness secured hereby (if not then due and payable), including, without limitation, any unpaid draws under the Letters of Credit, and unless such Letters of Credit have been surrendered to the Issuing Lender for cancellation, the aggregate contingent obligation of [COMPANY/TRUSTOR] to pay to the Issuing Lender the stated amount of the Letters of Credit then outstanding which could at any time be drawn under the Letters of Credit (even if such amount is not then able to be drawn pursuant to the terms of such Letters of Credit) as provided in the Credit Agreement, and accrued and unpaid interest thereon, to be due and payable immediately, without notice of intention to accelerate, notice of acceleration or notice of any kind or nature whatsoever, demand or presentment, all of which are hereby expressly waived by Trustor.

        3.02 ENTRY. Irrespective of whether Beneficiary exercises the option provided in Section 3.01 above, Beneficiary in person or by agent or by court-appointed receiver may enter upon, take possession of, manage and operate the Mortgaged Property or any part thereof and do all things necessary or appropriate in Beneficiary's sole discretion in connection therewith, including without limitation making and enforcing, and if the same be subject to modification or cancellation, modifying or cancelling leases upon such terms or conditions as Beneficiary deems proper, obtaining and evicting tenants, and fixing or modifying rents, contracting for and making repairs and alterations, and doing any and all other acts which Beneficiary deems proper to protect the security hereof; and either with or without so taking possession, in its own name or in the name of Trustor, sue for or otherwise collect and receive the Rents and Profits, including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. Upon request of Beneficiary, Trustor shall assemble and make available to Beneficiary at the site of the real property covered hereby any of the Mortgaged Property which has been removed therefrom. The entering upon and taking possession of the Mortgaged Property, or any part thereof, and the collection of any Rents and Profits and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice or default hereunder or invalidate any act done pursuant to any such default or notice, and, notwithstanding continuance in possession of the Mortgaged Property or any part thereof by Beneficiary, Trustor or a receiver, and the collection, receipt and application of the Rents and Profits, Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law or in equity upon or after the occurrence of a default, including without limitation the right to exercise the power of sale. Any of the actions referred to in this Section may be taken by Beneficiary irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the Secured Obligations.

        3.03 JUDICIAL ACTION. Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof and shall have the right to join Trustor as a party in any such action.

        3.04 POWER OF SALE. The Trustee, at the request of Beneficiary, shall sell at public venue the Mortgaged Property or any part thereof or any interest therein, to the highest bidder, for cash, all in accordance with and as required by the Texas Property Code, as then amended. Any notices, postings and filings required by the Texas Property Code, as then amended, may be performed or given by Trustee or Beneficiary or by any agent acting in their or its behalf, unless the Texas Property Code, as then amended, requires otherwise. Trustor designates as Trustor's address for the purposes of such notice, the address set out on page 1 of this Deed of Trust, and each other debtor, if any, obligated to pay the debts secured hereby agrees that such address shall likewise constitute such other debtor's address for such notice, unless a different address is designated by such other debtor; no change of such address or designation of a different address shall be binding on Beneficiary until fifteen (15) days after Beneficiary has received notice of such change sent to Beneficiary by certified mail, postage prepaid, return receipt requested, addressed to Beneficiary at the address for Beneficiary set out herein (or to such other address as Beneficiary may have designated by notice given as above provided to Trustor and such other debtors). Any change of address of Beneficiary shall be effective fifteen (15) business days after written notice thereof addressed to Trustor and sent by certified mail, postage prepaid, return receipt requested, has been deposited in the care and custody of the United States Postal Service. In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property. Where the Mortgaged Property consists of real and personal property or fixtures, whether or not such personal property is located on or within the real property, Beneficiary may elect in its discretion to exercise its rights and remedies against any or all of the real property, personal property, and fixtures in such order and manner as is now or hereafter permitted by applicable law. Should Beneficiary elect to sell any portion of the Mortgaged Property which is real property or which is personal property or fixtures that Beneficiary has elected to sell together with real property in accordance with the laws governing a sale of real property, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell said real property or part thereof at public auction to the highest bidder for cash in lawful money of the United States or in such other manner as Beneficiary shall direct which is not prohibited by applicable law. Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor. If the Mortgaged Property consists of several lots, parcels or items of property, Beneficiary may: (i) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Beneficiary deems in its best interest. Any person, including Trustor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the Secured Obligations, including, without limitation, any unpaid draws under the Letters of Credit, and unless such Letters of Credit have been surrendered to the Issuing Lender for cancellation, the aggregate contingent obligation of [COMPANY/TRUSTOR] to pay to the Issuing Lender the stated amount of the Letters of Credit then outstanding which could at any time be drawn under the Letters of Credit (even if such amount is not then able to be drawn pursuant to the terms of such Letters of Credit) as provided in the Credit Agreement. Should Beneficiary desire that more than one sale or other disposition of the Mortgaged Property be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in the Beneficiary's best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Mortgaged Property not sold until all Secured Obligations have been fully paid. In the event Beneficiary elects to dispose of the Mortgaged Property through more than one sale, Trustor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by Trustee in connection with such sale or sales, together with interest on all such advances made by Trustee at the lower of the post-maturity interest rate provided for in Section 2.00(c) of the Credit Agreement or the maximum rate permitted by law to be charged by Trustee. Beneficiary may sell the Mortgaged Property for any amount it deems acceptable, whether or not such amount is equal to the Secured Obligations, or otherwise. Trustor authorizes and empowers Trustee, upon any sale hereunder, to execute and deliver to the purchaser or purchasers a good and sufficient deed or deeds conveying the property so sold, with covenant of general warranty binding on Trustor and Trustor's legal representatives, successors and assigns, whereupon such purchaser or purchasers shall be let into immediate possession.

        The recitals contained in any deed(s) or other instrument(s) given in connection with any such foreclosure sale and/or any affidavit(s) of a person(s) knowledgeable of the facts as to compliance with the requirements of such sale, shall be prima facie evidence of such facts and it shall not be necessary to prove in any court the existence of such facts. All prerequisites and requirements of any sale or sales shall be conclusively presumed to have been performed and all persons subsequently dealing with the property so conveyed, including without limitation, the purchaser(s) thereof, shall be fully protected in relying upon the truthfulness of such recitals or affidavits.

        Upon any foreclosure sale hereunder, Trustor shall immediately surrender and deliver possession to the purchaser. If Trustor fails to do so, Trustor shall be a tenant at will of the purchaser and such purchaser shall have the right to bring an action of forcible entry and detainer.

        3.05 PROCEEDS OF SALE. The proceeds of any sale made under or by virtue of this Article III, together with all other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this Article III or otherwise, shall be applied as follows:

             FIRST: To the payment of the costs and expenses of sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to the payment of all expenses, liabilities and advances made or incurred by Trustee under this Deed of Trust, together with interest on all advances made by Trustee at the lower of the post-maturity interest rate provided for in
Section 2.09(c) of the Credit Agreement or the maximum rate permitted by law to be charged.

             SECOND: To the payment of any and all sums expended by Beneficiary under the terms hereof, not then repaid with accrued interest at the post-maturity rate provided for in Section 2.09(c) of the Credit Agreement or the maximum rate permitted by law.

             THIRD: To the payment of all other Secured Obligations, including, without limitation, the aggregate contingent obligation of [COMPANY/TRUSTOR] to pay to the Issuing Lender the stated amount of the Letters of Credit then outstanding which could at any time be drawn under the Letters of Credit (even if such amount is not then able to be drawn pursuant to the terms of such Letters of Credit) as provided in the Credit Agreement.

             FOURTH: The remainder, if any, to the person or persons legally entitled thereto.

        3.06 WAIVER OF MARSHALLING. Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any of the Secured Obligations marshalled upon any foreclosure of this Deed of Trust or of any other security for any of the Secured Obligations.

        3.07 REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided, by each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary. If there exists additional security for the performance of the Secured Obligations, Beneficiary, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine. Any application of any amounts or any portion thereof held by Beneficiary at any time as additional security hereunder to any Secured Obligations shall not extend or postpone the due dates of any payments due from Trustor hereunder or under the Credit Agreement, any Future Advances or any of the Loan Documents, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

                                  ARTICLE IV

                                 MISCELLANEOUS


        4.01 SEVERABILITY. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        4.02 CERTAIN CHARGES. Trustor agrees to pay Beneficiary for each statement of Beneficiary as to the Secured Obligations furnished at Trustor's request, the maximum fee allowed by law, or if there be no maximum fee, then such reasonable fee as is charged by Beneficiary as of the time said statement is furnished. Trustor further agrees to pay the charges of Beneficiary for any other service rendered Trustor, or on its behalf, connected with this Deed of Trust or the indebtedness secured hereby, including without limitation the delivery to an escrow holder of a request for reconveyance of this Deed of Trust, transmitting to an escrow holder moneys secured hereby, changing its records pertaining to this Deed of Trust and the Secured Obligations to show a new owner of the Mortgaged Property, and replacing an existing policy of insurance held hereunder with another such policy.

        4.03 NOTICES. All notices given hereunder or in connection herewith shall be given or made, and shall be effective, in accordance with the provisions governing notices set forth in the Credit Agreement, except that service of any notice of default or notice of sale provided or required by law shall, if mailed, be deemed effective on the date of mailing.

        4.04 TRUSTOR NOT RELEASED. Extension of the time for payment or modification of the terms of payment of any Secured Obligation granted by Beneficiary to any successor in interest of Trustor shall not operate to release, in any manner, the liability of the original Trustor. Beneficiary shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the Secured Obligations by reason of any demand made by the original Trustor. Without affecting the liability of any person, including Trustor, for the payment of any Secured Obligation, or the lien of this Deed of Trust on the remainder of the Mortgaged Property for the full amount of any such indebtedness and liability unpaid, Beneficiary and Trustee are respectively empowered as follows: Beneficiary may from time to time and without notice
(a) release any person liable for the payment of any of the Secured Obligations, (b) extend the time or otherwise alter the terms of payment of any of the Secured Obligations, (c) accept additional real or personal property of any kind as security therefor, whether evidenced by deeds of trust, mortgages, security agreement or any other instruments of security or
(d) alter, substitute or release any property securing the any Secured Obligation; Trustee may, at any time, and from time to time, upon the written request of Beneficiary (e) consent to the making of any map or plat of the Mortgaged Property or any part thereof, (f) join in granting any easement or creating any restriction thereon, (g) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge hereof, or (h) reconvey, without any warranty, all or part of the Mortgaged Property.

        4.05 INSPECTION. Beneficiary may at any reasonable time or times make or cause to be made entry upon and inspection of the Mortgaged Property or any part thereof in person or by agent.

        4.06 INDEMNITY. Without limiting any applicable indemnification provisions of the Credit Agreement or set forth in any Environmental Indemnity Agreement, Trustor hereby agrees to indemnify, defend, and hold harmless Beneficiary and each of the Lenders, and their respective officers, directors, shareholders, partners, agents, successors and assigns (collectively, the "Indemnified Parties"), from and against any and all claims, demands, liabilities, losses, lawsuits, judgments and costs and expenses ("Liabilities") (including, without limitation, attorneys' fees and costs, including reasonably allocated costs of in-house counsel) which Beneficiary or any of the other Indemnified Parties may incur as a result of, or in connection with, this Deed of Trust or the exercising of Beneficiary's rights hereunder, INCLUDING WITHOUT LIMITATION LIABILITIES RESULTING FROM THE NEGLIGENCE OF BENEFICIARY, but excluding Liabilities resulting from Beneficiary's gross negligence or willful misconduct.

        4.07 STATUTE OF LIMITATIONS. The pleading of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust is hereby waived to the fullest extent permitted by law.

        4.08 INTERPRETATION. Wherever used in this Deed of Trust, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word "Trustor" shall mean and include both Trustor and any subsequent owner or owners of the Mortgaged Property, and the word "Beneficiary" shall mean and include not only Bank of America National Trust and Savings Association, as Agent for the Lenders, but also any successor to Beneficiary under the Credit Agreement, and any pledgee of or participants in the indebtedness incurred pursuant to the Credit Agreement. Whenever the context requires, the singular includes the plural and vice versa and each gender includes each other gender. The captions and headings of the Articles and Sections of this Deed of Trust are for convenience only and are not to be used to interpret, define or limit the provisions hereof.

        4.09 CONSENT; DELEGATION TO SUB-AGENTS. The granting or withholding of consent by Beneficiary to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions. Wherever a power of attorney is conferred upon Beneficiary hereunder, it is understood and agreed that such power is conferred with full power of substitution, and Beneficiary may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more sub-agents.

        4.10 SUCCESSORS AND ASSIGNS. All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to bind and inure to the benefit of, the heirs, administrators, executors, legal representatives, successors and assigns of Trustor and the successors in trust of Trustee and the endorsees, transferees, successors and assigns of Beneficiary.

        4.11 GOVERNING LAW. This Deed of Trust, including the creating of this Deed of Trust, the perfection of the lien or security interest in the Mortgaged Property, and the rights and remedies of Beneficiary, and Trustee as provided herein, shall be governed by and construed in accordance with the internal laws of the state of Texas, without regard to principles of conflicts of law. The Credit Agreement and the indebtedness arising thereunder (including, without limitation, the right to hold Trustor liable for any deficiency remaining after foreclosure or to bring suit upon the indebtedness secured hereby without having first proceeded against the Mortgaged Property or other collateral therefor) shall be governed by and construed in accordance with the internal laws of the State of Colorado, without regard to principles of conflicts of law.

        4.12 SUBSTITUTION OF TRUSTEE. Beneficiary may remove Trustee at any time or from time to time, with or without cause, and appoint a successor trustee, and upon such appointment, all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Beneficiary shall have full power to appoint, at any time and without any formality other than by written instrument executed by Beneficiary, a substitute trustee, and, if desired by Beneficiary, several substitute trustees in succession, each of whom shall succeed to all the estate, rights, powers and duties of Trustee named herein, and no notice of such appointment need be given to Trustor or to any other person or filed for record in any public office. Such appointment may be executed by Beneficiary or any agent of Beneficiary and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any executive officer of Beneficiary.

        Neither Trustee nor any substitute trustee shall be liable to Trustor for any reason or under any theory, except for fraud or intentional misconduct done in bad faith, actually proved by Trustor. Trustor agrees to indemnify, defend and hold harmless Trustee and any substitute trustee for any liability or cause of action involving Trustee or any substitute trustee arising out of the indebtedness secured hereby, this Deed of Trust or the Mortgaged Property, including, without limitation, environmental liability and liability resulting from the negligence or gross negligence of Trustee or any substitute trustee.

        4.13 TIME OF ESSENCE; NO WAIVER. Time is declared to be of the essence in this Deed of Trust. No failure or delay by Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver, consent or approval of any kind by Beneficiary shall be effective unless contained in a writing signed and delivered by such party. No notice to or demand on Trustor in any case shall entitle Trustor to any other notice or demand in similar or other circumstances, nor shall such notice of demand constitute a waiver of the rights of Beneficiary to any other or further actions.

        4.14 DISPUTE ARBITRATION. Disputes arising under the Deed of Trust shall be governed by the arbitration provisions of Section 10.17 of the Credit Agreement.

        4.15 INTEREST. It is the intent of the parties hereto to comply strictly with applicable usury laws, if any; accordingly, notwithstanding any provision to the contrary herein or in any of the other documents securing the payment of the indebtedness hereby secured or otherwise relating thereto, in no event shall this Deed of Trust or such documents require or permit the payment, charging, taking, reserving, collection or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, collected or received in any of the documents securing the payment of such debts or otherwise relating thereto, or in any communication by Beneficiary or any other person to Trustor or any other party liable for payment thereof, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstances whatsoever the amount of interest contracted for, charged, taken, reserved, collected or received on the amount of principal actually outstanding from time to time shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither Trustor nor any other person or entity now or hereafter liable for the payment of the Secured Obligations shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Secured Obligations, or if the Secured Obligations have been or would be paid in full, refunded to the Trustor, and (iv) the provisions of this Deed of Trust, the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), and any other communication to the Trustor, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the loan, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every loan document, security instrument, and communication relating to the Secured Obligations.

        4.16 WAIVER. To the fullest extent not prohibited by law, Trustor hereby irrevocably and unconditionally waives and releases all benefits and rights that may accrue to Trustor by any present or future law (including, without limitation, Sections 51.003, 51.004 or 51.005 of the Texas Property
Code) which would permit Trustor and other persons against whom recovery of deficiencies is sought, or guarantors independently (even absent the initiation of deficiency proceeds against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of foreclosure and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Trustor agrees that this release and waiver creates an irrebuttable presumption that the proceeds received by the Trustee from any foreclosure sale conducted pursuant to the terms hereof (whether by credit or cash bid) are equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Trustor pursuant to the terms of the Note, any guarantors, and others against whom recovery of a deficiency is sought.

         Alternatively, in the event this waiver is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact's determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code, if applicable:

         (a) The Mortgaged Property shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure;

         (b) The valuation shall be based upon an assumption that the purchaser at foreclosure sale desires a prompt resale of the Mortgaged Property for cash (but no later than twelve months) following the foreclosure sale;

         (c) All reasonable closing costs customarily borne by the seller in a commercial real estate transaction should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, attorney's fees, and marketing costs;

         (d) The gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation utility expenses, property management fees, taxes and assessments (to the extent not accounted for in subparagraph (c) above), and other maintenance expenses; and

         (e) Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five (5) years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.

         THE WRITTEN INSTRUMENTS AND OTHER DOCUMENTS EVIDENCING, RELATING TO AND SECURING THE SECURED OBLIGATIONS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the undersigned executed this Deed of Trust as of the day and year first hereinabove written.


                                TRUSTOR:  [INSERT NAME OF APPLICABLE TRUSTOR]

                                     By:  ___________________,
                                          a __________ corporation,
                                          [General Partner]

                                          By:________________________
                                          Name:______________________
                                          Its:_______________________

                                   EXHIBIT A

                         DESCRIPTION OF THE PROPERTY

         All that certain real property, together with all appurtenances thereto and all improvements now or hereafter located thereon, situated in the City of ________, County of _________, State of __________, and described as follows:

                                    EXHIBIT B

                               SCHEDULE OF LENDERS

         As of ________, the lenders party to the Credit Agreement are as follows:

                               ACKNOWLEDGEMENT

STATE OF _____________ )
                       )
COUNTY OF ____________ )



                      [INSERT APPLICABLE ACKNOWLEDGEMENT]

                                     ENDNOTE

         In connection with any request to include the Mortgaged Property as a "Borrowing Base Property" under the Credit Agreement, the form of Deed of Trust attached hereto shall be modified prior to execution to conform to comments from Agent's local counsel in the jurisdiction in which the Mortgaged Property is located (including without limitation applicable and customary provisions for such state with respect to method of foreclosure and other remedies, governing law, and usury), and such further additions or revisions required by Agent necessary or appropriate to reflect the Trustor's relationship to the obligations being secured under the Deed of Trust, including without limitation, entitling the document a "THIRD PARTY" Deed of Trust and the following provisions:

         Section ____ TRUSTOR'S THIRD PARTY WAIVERS.

         (a) RIGHTS OF BENEFICIARY. Trustor authorizes Beneficiary or any Bank to perform any or all of the following acts at any time in its sole discretion, all without notice to Trustor, without affecting Trustor's obligations under this Deed of Trust or any other Loan Documents and without affecting the Liens and encumbrances against the Mortgaged Property in favor of
Beneficiary:

              (i) Subject to the Credit Agreement, Beneficiary or any Bank may alter any terms of the Secured Obligations or any part thereof, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Secured Obligations or any part thereof.

              (ii) Beneficiary or any Bank may take and hold security for the Secured Obligations, accept additional or substituted security, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

              (iii) Beneficiary or any Bank may direct the order and manner of any sale of all or any part of any security now or later to be held for the Secured Obligations, and Beneficiary or any Bank may also bid at any such sale.

              (iv) Beneficiary or any Bank may apply any payments or recoveries from Company, Trustor or any other source, and any proceeds of any security, to the obligations under the Loan Documents in such manner, order and priority as Beneficiary or such Bank may elect.

              (v) Beneficiary or any Bank may release Company or any other Person of its liability for the Secured Obligations or any part thereof.

              (vi) Beneficiary or any Bank may substitute, add or release any one or more guarantors or endorsers.

              (vii) In addition to the Secured Obligations, Beneficiary or any Bank may extend other credit to Company, and may take and hold security for the credit so extended, all without affecting Trustor's liability hereunder or under the other Loan

         Documents and without affecting the liens and encumbrances against the Mortgaged Property hereunder or under the other Loan Documents.

         (b) ABSOLUTE OBLIGATIONS. Trustor expressly agrees that until all Secured Obligations are paid and performed in full and each and every term, covenant and condition of this Deed of Trust and each other Loan Document to which Trustor is a party is fully performed, Trustor shall not be released of its obligations, waivers and agreements set forth herein or in any other Loan Document nor shall the validity, enforceability or priority of the liens and encumbrances against the Mortgaged Property in favor of Beneficiary be affected in any manner by or because of:

              (i) Any act or event which might otherwise discharge, reduce, limit or modify Trustor's obligations hereunder or under the other Loan Documents or the liens and encumbrances against the Mortgaged Property in favor of Beneficiary;

              (ii) Any waiver, extension, modification, forbearance, delay or other act or omission of Beneficiary or any Bank or any failure to proceed promptly or otherwise as against Company, Trustor, or any other Person or any security;

              (iii) Any action, omission or circumstance which might increase the likelihood that Beneficiary or any Bank might enforce the rights granted under this Deed of Trust or under the other Loan Documents or which might affect the rights or remedies of Trustor as against Company; or

              (iv) Any dealings occurring at any time between Company and Agent or any Bank, whether relating to the Secured Obligations or otherwise.

         Trustor hereby expressly waives and surrenders any defense to the performance of the obligations under this Deed of Trust and under all other Loan Documents or to the enforcement of the liens and encumbrances against the Mortgaged Property in favor of Beneficiary based upon any of the foregoing acts, omissions, agreements, waivers or matters described in this subsection. It is the purpose and intent of this Deed of Trust that the obligations of Trustor under this Deed of Trust and under all other Loan Documents shall be absolute and unconditional under any and all circumstances.

         (c)  TRUSTOR'S WAIVERS.  Trustor waives:

              (i) All statutes of limitations as a defense to any action or proceeding brought against Trustor or the Mortgaged Property by Beneficiary or any Bank, to the fullest extent permitted by law;

              (ii) Any right it may have to require Beneficiary or any Bank to proceed against Company or any other Person, proceed against or exhaust any security held from Company or any Person, or pursue any other remedy in Beneficiary's or such Bank's power to pursue;

              (iii) Any defense based on any claim that Trustor's obligations exceed or are more burdensome than those of Company;

              (iv) Any defense:  (A) based on any legal disability of Company,
         (B) based on any release, discharge, modification, impairment or limitation of the liability of Company to Beneficiary or any Bank from any cause, whether consented to by Beneficiary or arising by operation of law, (C) arising out of or able to be asserted as a result of any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of Company or any of its affiliates , or any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case as undertaken under any U.S. Federal or State law (each of the foregoing described in this clause (C) being referred to herein as an "Insolvency Proceeding"); or (D) arising from any rejection or disaffirmance of the Secured Obligations, or any part thereof, or any security held therefor, in any such Insolvency Proceeding;

              (v) Any defense based on any action taken or omitted by Beneficiary or any Bank in any Insolvency Proceeding involving Company, including any election to have Beneficiary's or such Bank's claim allowed as being secured, partially secured or unsecured, any extension of credit by Beneficiary or any Bank to Company in any Insolvency Proceeding, and the taking and holding by Beneficiary or such Bank of any security for any such extension of credit;

              (vi) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intention to accelerate, notices of acceleration, notices of acceptance of this Deed of Trust or any other Loan Document and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind; and

              (vii) Any defense based on or arising out of any defense that Company or any of its affiliates may have to the payment or performance of the Secured Obligations.

         (d)  WAIVERS OF SUBROGATION AND OTHER RIGHTS.

              (i) Upon any Event of Default, in its sole discretion, without prior notice to or consent of Trustor, Beneficiary or any Bank may elect to: (A) foreclose either judicially or nonjudicially against any Collateral for the Secured Obligations, (B) accept a transfer of any such Collateral for the Secured Obligations in lieu of foreclosure,
         (C) subject to the Credit Agreement, compromise or adjust the Secured Obligations or any part thereof or make any other accommodation with Company or any Person, or (D) exercise any other remedy against Company or any Collateral for the Secured Obligations. No such action by Beneficiary or any Bank shall release or limit Beneficiary's or the Banks' rights hereunder or under the other Loan Documents, even if the effect of the action is to deprive Trustor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Company or any other Person for any sums paid to Beneficiary or such Bank, whether contractual or arising by operation of law or otherwise. Trustor understands and acknowledges that if Beneficiary forecloses judicially or nonjudicially against any real property security for the Secured Obligations other than the Mortgaged
         Property (herein, "Other Mortgagor Property"), such foreclosure could impair or destroy any right or ability that Trustor may have to seek reimbursement, contribution or indemnification from the Company or others based on any right Trustor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Trustor under this Deed of Trust. Trustor further understands and acknowledges that such potential impairment or destruction of Trustor's rights, if any, may entitle Trustor to assert a defense to this Deed of Trust. By executing this Deed of Trust, Trustor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that Trustor will be liable under this Deed of Trust even though Beneficiary may foreclose judicially or nonjudicially against any Other Mortgagor Property; (ii) agrees that Trustor will not assert that defense in any action or proceeding which Beneficiary or any Bank may commence to enforce this Deed of Trust; and (iii) acknowledges and agrees that Beneficiary and each Bank is relying on this waiver in providing the Facility and that this waiver is a material part of the consideration which Beneficiary and each Bank is receiving therefor. Trustor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Beneficiary or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Secured Obligations.

              (ii) Regardless of whether Trustor may have made any payments to Beneficiary, Trustor forever waives: (A) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Company on account of the Mortgaged Property encumbered by this Deed of Trust, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise; (B) all rights to enforce any remedy that Beneficiary or any Bank may have against Company or any Person granting collateral for the Secured Obligations; and (C) all rights to participate in any Collateral now or later to be held by Beneficiary.

         (e) REVIVAL AND REINSTATEMENT. If Beneficiary or any Bank is required to pay, return or restore to Company or any other Person any amounts previously paid under the Loan Documents because of any Insolvency Proceeding of Company, any stop notice or any other reason, the obligations of Trustor shall be reinstated and revived and the rights of Beneficiary and such Bank shall continue with regard to such amounts, all as though they had never been paid.

         (f) ELECTION OF REMEDIES. Without limiting the foregoing, Trustor waives all rights and defenses arising out of an election of remedies by the Beneficiary or any Bank even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Secured Obligation, has destroyed the Trustor's rights of subrogation and reimbursement against Company by operation of law or otherwise.

         (g) ADDITIONAL OBLIGATIONS. Trustor's obligations under this Deed of Trust are in addition to Trustor's obligations under any other existing or future agreements, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Beneficiary with any required consent of the Banks. Beneficiary may exercise its remedies hereunder, without first proceeding against Company, any other Person or any Collateral that Beneficiary may hold, and without pursuing any other remedy. Beneficiary's rights under this Deed of Trust shall not be exhausted by any action by Beneficiary until all Secured Obligations have been paid and performed in full.

         (h) CONSIDERATION. Trustor acknowledges: that it expects to benefit from the Banks' extension of the credit under the Loan Documents to Company because of its relationship to Company; that it is receiving substantial benefits (which are reasonably equivalent consideration for Trustor's execution hereof) from the transaction of which that extension of indebtedness forms a part; and that it is executing this Deed of Trust in consideration of those benefits.

         (i) RIGHTS OF AGENT AND BANK. As between Agent and the Banks only, nothing contained in this Section __ shall alter the rights and obligations among Agent and the Banks set forth in the Credit Agreement.

                                   EXHIBIT E

                               FORM OF PROMISSORY NOTE

                                                                       [1]
$[1]                                                                   [1]

FOR VALUE RECEIVED, AIMCO Properties, L.P., a Delaware limited partnership (the "Company"), promises to pay to the order of [3] ("Lender") the principal
amount of   [4]   ($   [3]   ) or, if less, the aggregate amount of Loans (as
such term and all other capitalized terms used but not defined herein are defined in the Credit Agreement referred to below) made by the Lender to the Company pursuant to the Credit Agreement referred to below, outstanding on the Revolving Facility Maturity Date or, if the Company duly converts the Revolving Facility to the Term Loan pursuant to the Credit Agreement, on the Term Loan Maturity Date.

         The Company also promises to make principal payments and interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Payment Office. Until notified of the transfer of this Note, the Company shall be entitled to deem the Lender or such person who has been so identified by the transferor in writing to the Company as the holder of this Note, as the owner and holder of this Note. The Lender and any subsequent holder of this Note agrees that before disposing of this Note, or any part hereof, it will make a notation hereon of all principal payments previously made hereunder of the date to which interest hereon has been paid on the schedule attached hereto, if any; PROVIDED, HOWEVER, that the failure to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Company hereunder with respect to payments of principal or interest on this Note.

         This Note is referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of May 5, 1997 (the "CREDIT AGREEMENT") among the Company, the lenders from time to time party thereto, and Bank of America National Trust and Savings Association, as Agent (the "Agent"). The Credit Agreement, among other things, (i) provides for the making of loans (the "LOANS") by the Lender to the Company from time to time in an aggregate amount first above mentioned, the indebtedness of the Company resulting from each such Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for

______________
[1]  Insert amount of the Lender's Commitment in numbers.
[2]  Insert date of Initial Loan.
[3]  Insert name of Lender.
[4]  Insert amount of the Lender's Commitment in words.

mandatory and optional prepayments on account of principal hereof and certain principal payments prior to the maturity hereof upon the terms and conditions therein specified.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         The Company promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Company hereby waives diligence, presentment, and protest, and except as provided in the Credit Agreement, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         This Note shall be governed by, and construed in accordance with, the laws of the state of Colorado without giving effect to its choice of law doctrine.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the date and place first above written.


                                   AIMCO PROPERTIES, L.P.,
                                   a Delaware limited partnership

                                   By:  AIMCO-GP, INC.,
                                        a Delaware corporation,
                                        its general partner

                                   By:. . . . . . . . . . . . . . . . . .
                                   Name: ________________________________
                                   Its: . . . . . . . . . . . . . . . . .

                             TRANSACTIONS ON NOTE



----------------------------------------------------------------------------------------------------
                    AMOUNT OF       AMOUNT OF                               INTEREST
                      LOAN          PRINCIPAL       PRINCIPAL    INTEREST      PAID        NOTATION
     DATE             MADE            PAID           BALANCE       PAID      THROUGH       MADE BY
=====================================================================================================


                                  EXHIBIT F

                       NOTICE OF CONVERSION/CONTINUATION

                           __________________, 199___

Bank of America National Trust
  and Savings Association, as Agent
CRESD #1357
555 South Flower Street, 6th Floor
Los Angeles, California  90071
Attn: Unit Manager

Re: Amended and Restated Credit Agreement dated as of May 5, 1997 (as the same may be amended, modified or supplemented from time to time, the "Agreement"), by and among AIMCO PROPERTIES, L.P., a Delaware limited partnership (the "Company"), the lenders from time to time party to the Agreement (the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as one of the Lenders, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent")

Ladies and Gentlemen:

               Reference is made to the Agreement. Capitalized terms used in this Notice of Conversion/Continuation without definition have the meanings specified in the Agreement.

               Pursuant to Section 2.04 of the Agreement, the Company hereby elects to convert or continue the loans described in attached SCHEDULE 1 (the "Loans"). In connection therewith, the Company and the undersigned Responsible Officers of the Company hereby certify that:

            (1) COLLATERAL VALUE. The Outstanding Amount shall not, after giving effect to the conversion/continuation of the Loan, exceed the Borrowing Base;

            (2) REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company contained in the Loan Documents, including those contained in Article V of the Agreement, are true and correct in all material respects as of the date hereof and shall be true and correct on the date of the continuation/conversion of the Loan, both before and after giving effect to such continuation/conversion; PROVIDED, HOWEVER, that the representations and warranties of the Company set forth in
Section 5.08 of the Agreement shall be deemed to be made with respect to the financial statements most recently delivered to the Agent and the Lenders pursuant to Section 6.01 of the Agreement;

            (3) NO DEFAULT/EVENT OF DEFAULT. No Default or Event of Default exists as of the date hereof or will result from the continuation/conversion of the Loan; and

            (4) NO MATERIAL ADVERSE EFFECT. No act, omission, change or event which has a Material Adverse Effect has occurred since the Closing Date.

                                     AIMCO PROPERTIES, L.P., a Delaware limited partnership

                                     By:  AIMCO-GP, INC.
                                          a Delaware corporation,
                                            its general partner

                                          By:_________________________________
                                          Name: ______________________________
                                          Its:________________________________

                                          By:_________________________________
                                          Name: ______________________________
                                          Its:________________________________

                                                                    SCHEDULE 1
                                          to Notice of Conversion/Continuation


                        LOAN TO BE CONVERTED OR CONTINUED

A. All conversions and continuations must be of a Loan, or portion thereof, in a principal amount of $1,000,000 or a multiple of $100,000 in excess thereof.

B. Conversions/continuations to a LIBOR Loan under paragraphs (2) and (3) below are not permitted if, after giving effect to thereto, (a) there would be more than five (5) different LIBOR Loans in effect, or (b) the aggregate outstanding principal amount of all LIBOR Loans would be reduced to be less than $1,000,000.

          (1)    CONVERSION OF A LIBOR LOAN INTO A BASE RATE LOAN.

                 The following LIBOR Loan to a Base Rate Loan:

     Amount:                                          $ . . . . . . . . . . .
     Requested Conversion Date:                       . . . . . . . . . . . .
                 (must be a Business Day at least two (2)
                 Business Days after date of notice)
     Last day of current Interest Period:              ______________________

          (2)    CONVERSION OF A BASE RATE LOAN INTO A LIBOR LOAN.

                 The following Base Rate Loan to a LIBOR Loan:

     Amount:                                          $ . . . . . . . . . . .
     Requested Conversion Date:                       . . . . . . . . . . . .
                 (must be a Business Day at least three
                 (3) Business Days after date of notice)
     Requested Interest Period:                       . . . . . . . . . . . .
     (1, 2, 3, or 6 months)

          (3)    CONTINUATION OF A LIBOR LOAN INTO A SUBSEQUENT INTEREST
                 PERIOD.

                 The following LIBOR Loan into a subsequent Interest Period:

     Amount:                                          $ . . . . . . . . . . .
     Last day of current Interest Period:             . . . . . . . . . . . .
                 (must be a Business Day at least three
                 (3) Business Days after date of notice)
     Requested Interest Period:                       . . . . . . . . . . . .
     (1, 2, 3, or 6 months)

                                  EXHIBIT G

                              PAYMENT GUARANTY

              This Payment Guaranty ("Guaranty") is made as of May 5, 1997, by APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation, AIMCO-GP, INC., a Delaware corporation, AIMCO-LP, INC., a Delaware corporation, AIMCO HOLDINGS, L.P., a Delaware limited partnership, AIMCO HOLDINGS QRS, INC., a Delaware corporation, AIMCO SOMERSET, INC., a Delaware corporation, and AIMCO/OTC QRS, INC., a Delaware corporation (each of the foregoing is referred to herein as "Guarantor") in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as the agent for itself and the lenders ("Lenders") from time to time party to the Revolving Credit Agreement (as hereinafter defined) and also as the agent for itself and the lenders from time to time party to the Bridge Loan Agreement (as defined below) (in such capacity, the "Agent").

                              FACTUAL BACKGROUND

              Guarantor is executing this Guaranty (i) to induce the Lenders to make a $100,000,000 revolver to term credit facility available to AIMCO Properties L.P., a Delaware limited partnership (the "Company") in accordance with the Amended and Restated Credit Agreement (the "Revolving Credit Agreement"), dated of even date herewith, by and among Company, BofA (as Agent (as defined under the Revolving Credit Agreement) and as a Lender) and the other Lenders from time to time party thereto and (ii) to induce the Lenders to make a $25,000,000 bridge loan facility available to the Company in accordance with the Credit Agreement (Bridge Loan) (the "Bridge Loan Agreement"), dated of even date herewith, by and among the Company, BofA (as Agent (as defined under the Bridge Loan Agreement) and as a Lender) and the other Lenders from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings set forth in the Revolving Credit Agreement. As used herein, the term "Facility" shall refer individually to each of the credit facilities available to the Company under the Revolving Credit Agreement and the Bridge Loan Agreement and shall refer collectively to all such credit facilities.

                                   GUARANTY

              1. GUARANTY OF LOAN. Guarantor absolutely, unconditionally and irrevocably guaranties to Agent and the Lenders the full payment of the Indebtedness (as hereinafter defined), and unconditionally agrees to pay to Agent and the Lenders the full amount of the Indebtedness. This is a guaranty of payment, not of collection. If Company defaults in the payment when due of the Indebtedness or any part of it, Guarantor shall in lawful money of the United States pay to Agent and the Lenders, on demand, all sums due and owing on the Indebtedness, including all interest, charges, fees and other sums, costs and expenses.

              2. LOAN. In this Guaranty, the term "Indebtedness" is broadly defined to mean and include all primary, secondary, direct, indirect, fixed and contingent obligations of Company to pay principal, interest, prepayment charges, breakage costs, late charges, loan fees and any other fees, charges, sums, costs and expenses which may be owing at any time under the Loan Documents (as such term is defined both in the Revolving Credit Agreement and in the Bridge Loan Agreement), and shall include, without limitation, all liabilities and obligations of the Company with respect to Letters of Credit issued under the Revolving Credit
Agreement, as any or all of such obligations may from time to time be modified, amended, extended or renewed. If the amount outstanding under the Indebtedness is determined by a court of competent jurisdiction or in any arbitration proceeding described in Section 10.17 of the Revolving Credit Agreement, that determination shall be conclusive and binding on Guarantor, regardless of whether Guarantor was a party to the proceeding in which the determination was made or not.

              3. RIGHTS OF AGENT AND THE LENDERS. Guarantor authorizes Agent or any Lender to perform any or all of the following acts at any time in its sole discretion, all without notice to Guarantor and without affecting Guarantor's obligations under this Guaranty:

                   (a) Agent or the Requisite Lenders may alter any terms of the Indebtedness or any part of it, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Indebtedness or any part of it.

                   (b) Agent or any Lender may take and hold security for the Indebtedness or this Guaranty, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security in accordance with the terms of the Indebtedness.

                   (c) Agent or any Lender may direct the order and manner of any sale of all or any part of any security now or later to be held for the Indebtedness or this Guaranty, and Agent or any Lender may also bid at any such sale.

                   (d) Agent or any Lender may apply any payments or recoveries from Company, Guarantor or any other source, and any proceeds of any security, to Company's obligations under the Loan Documents in such manner, order and priority as Agent or such Lender may elect, whether or not those obligations are guarantied by this Guaranty or secured at the time of the application.

                   (e) Agent or any Lender may release Company of its liability for the Indebtedness or any part of it.

                   (f) Agent or any Lender may substitute, add or release any one or more Guarantors, other guarantors or endorsers.

                   (g) In addition to the Indebtedness, Agent or any Lender may extend other credit to Company, and may take and hold security for the credit so extended, all without affecting Guarantor's liability under this Guaranty.

              4. GUARANTY TO BE ABSOLUTE. Guarantor expressly agrees that until the Indebtedness is paid and performed in full and each and every term, covenant and condition of this Guaranty is fully performed, Guarantor shall not be released by or because of:

                   (a) Any act or event which might otherwise discharge, reduce, limit or modify Guarantor's obligations under this Guaranty;

                   (b) Any waiver, extension, modification, forbearance, delay or other act or omission of Agent or any Lender, or its failure to proceed promptly or otherwise as against Company, Guarantor or any security;

                   (c) Any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of Guarantor as against Company;

                   (d) Any dealings occurring at any time between Company and Agent or any Lender, whether relating to the Indebtedness or otherwise; or

                   (e)  Any action of Agent or any Lender described in
Section 3 above.

                   Guarantor hereby acknowledges that absent this Section 4, Guarantor might have a defense to the enforcement of this Guaranty as a result of one or more of the foregoing acts, omissions, agreement, waivers or matters. Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Guaranty that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances.

              5.   GUARANTOR'S WAIVERS.  Guarantor waives:

                   (a) All statutes of limitations as a defense to any action or proceeding brought against Guarantor by Agent or any Lender, to the fullest extent permitted by law;

                   (b) Any right it may have to require Agent or any Lender to proceed against Company, proceed against or exhaust any security held from Company, or pursue any other remedy in Agent's or any Lender's power to pursue;

                   (c) Any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Company;

                   (d) Any defense based on: (i) any legal disability of Company, (ii) any release, discharge, modification, impairment or limitation of the liability of Company to Agent or any Lender from any cause, whether consented to by Agent or any Lender or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") and (iii) any rejection or disaffirmance of the Indebtedness, or any part of it, or any security held for it, in any such Insolvency Proceeding;

                   (e) Any defense based on any action taken or omitted by Agent or any Lender in any Insolvency Proceeding involving Company, including any election to have Agent's or that Lender's claim allowed as being secured, partially secured or unsecured, any extension of credit by Lender to Company in any Insolvency Proceeding, and the taking and holding by Agent or any Lender of any security for any such extension of credit;

                   (f) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by Agent or any Lender to Guarantor expressly provided for in Section 1;

                   (g) Any defense based on or arising out of any defense that Company may have to the payment or performance of the Indebtedness or any part of it; and

                   (h) Any defense based on or arising out of any action of Agent or any Lender described in Sections 3 or 4 above.

              6.   WAIVERS OF SUBROGATION AND OTHER RIGHTS.

                   (a) During the existence of an Event of Default by Company, Agent or any Lender, without prior notice to or consent of Guarantor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Indebtedness, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Indebtedness or any part of it or make any other accommodation with Company or Guarantor, or (iv) exercise any other remedy against Company or any security. No such action by Agent or any Lender shall release or limit the liability of Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Company for any sums paid to Agent or any Lender, whether contractual or arising by operation of law or otherwise. Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Agent or any Lender or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Indebtedness.

                   (b) Regardless of whether Guarantor may have made any payments to Lender, Guarantor hereby waives: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from Company for any sums paid to Agent or any Lender, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (ii) all rights to enforce any remedy that Lender may have against Company, and (iii) all rights to participate in any security now or later to be held by Agent or any Lender for the Indebtedness, in each case until the full and indefeasible payment and performance of all Indebtedness, and all obligations of the Guarantors hereunder.

                   (c) Guarantor waives all rights and defenses arising out of an election of remedies by the Agent or any Lender, even though that election of remedies may affect Guarantor's rights of subrogation and reimbursement against the Company by the operation of law or otherwise. In addition, Guarantor waives all rights and defenses that Guarantor may have because the Company's indebtedness is secured by real property. This means, among other things:

                          (1)  Agent and the Lenders may collect from
Guarantor without first foreclosing on any real or personal property collateral pledged by the Company.

                          (2)  If Agent forecloses on any real property
collateral pledged by the Company:

                               (A)  The amount of the indebtedness may be
reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                               (B)  Agent and the Lenders may collect from
Guarantor even if Agent or any Lender, by foreclosing on the real property collateral, has destroyed or affected any right Guarantor may have to collect from the Company.

              This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Company's indebtedness is secured by real property.

              7. REVIVAL AND REINSTATEMENT. If Agent or any Lender is required to pay, return or restore to Company or any other person any amounts previously paid on the Indebtedness because of any Insolvency Proceeding of Company, any stop notice or any other reason, the obligations of Guarantor shall be reinstated and revived and the rights of Agent and such Lender shall continue with regard to such amounts, all as though they had never been paid.

              8. INFORMATION REGARDING BORROWER. Before signing this Guaranty, Guarantor investigated the financial condition and business operations of Company and such other matters as Guarantor deemed appropriate to assure itself of Company's ability to discharge its obligations under the Loan Documents. Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Company's ability to pay and perform its obligations to the Agent and the Lenders. Neither Agent nor any Lender has any duty to disclose to Guarantor any information which such party may have or receive about Company's financial condition, business operations, or any other circumstances bearing on its ability to perform.

              9. SUBORDINATION. Any rights of Guarantor, whether now existing or later arising, to receive payment on account of any indebtedness (including interest) owed to it by Company or any Subsidiary thereof or to receive any payment from Company or any such Subsidiary other than those payments or distributions permitted under Sections 7.08(b) and 7.09 of the Revolving Credit Agreement shall at all times be subordinate as to lien and time of payment and in all other respects to the full and prior repayment of the Indebtedness. Guarantor shall not be entitled to enforce or receive payment of any sums hereby subordinated until the Indebtedness has been paid and performed in full and any such sums received in violation of this Guaranty shall be received by Guarantor in trust for the Agent and the Lenders.

              10. FINANCIAL INFORMATION. Guarantor shall keep true and correct financial books and records, using generally accepted accounting principles consistently applied, or such other accounting principles as the Requisite Lenders in their reasonable judgment may find acceptable from time to time. Guarantor represents, warrants and covenants to Agent and the Lenders that all financial information with respect to the Guarantor delivered or to be delivered to Agent and the Lenders by the Company with respect to Guarantor under Section 6.01 of the Revolving Credit Agreement is or shall be true and correct and fairly presents or will fairly present the financial position of the Guarantor for the applicable period. Guarantor shall promptly provide Agent and the Lenders with any additional audited financial information that Guarantor may obtain, and such other information concerning its affairs and properties as Agent or any Lender may reasonably request, including, without limitation, signed copies of any tax returns if requested Agent or the Lenders.

              11. GUARANTOR'S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants that:

                   (a) All financial statements delivered to Agent or the Lenders were or will be prepared in accordance with generally accepted accounting principles, or such other accounting principles as may be acceptable to the Requisite Lenders at the time of their preparation, consistently applied;

                   (b) There has been no material adverse change in Guarantor's financial condition since the dates of the statements most recently furnished to Agent and the Lenders; and

                   (c) All representations and warranties given on behalf of or with respect to Guarantor contained in Article V of the Revolving Credit Agreement, in Article V of the Bridge Loan Agreement and in any other Loan Document or certification made in connection with the Revolving Credit Agreement or Bridge Loan Agreement are true and correct.

              12. COVENANTS OF GUARANTOR. Guarantor covenants and agrees that it shall comply with and perform all covenants given on behalf of or with respect to Guarantor (whether expressly or as a Subsidiary) contained in Articles VI and VII of the Revolving Credit Agreement, Articles VI and VII of the Bridge Loan Agreement and in all other Loan Documents.

              13.  INTENTIONALLY OMITTED.

              14.  REFERENCE AND ARBITRATION.

                   (a) MANDATORY ARBITRATION. Any controversy or claim between or among the parties, including those arising out of or relating to this Guaranty or the Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in Los Angeles,

California, in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Guaranty, and under the Commercial Rules of the American Arbitration Association (the "AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                   (b) PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision of this Section 14 shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration.

              15. AUTHORIZATION; NO VIOLATION. Guarantor is authorized to execute, deliver and perform under this Guaranty, which is a valid, binding, and enforceable obligation of Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditor's rights generally. The execution, delivery and performance of this Guaranty are not in violation of any applicable law, regulation or ordinance, or any order or ruling of any court or governmental agency applicable to the Guarantor. The Guaranty does not conflict with, or constitute a breach or default under, any agreement to which Guarantor is a party.

              16. ADDITIONAL AND INDEPENDENT OBLIGATIONS. Guarantor's obligations under this Guaranty are in addition to its obligations under any future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by Agent and consented to by the Lenders. Guarantor's obligations under this Guaranty are independent of those of Company on the Indebtedness. Agent or the Lenders may bring a separate action, or commence a separate arbitration proceeding against Guarantor without first proceeding against Company, any other person or any security that Agent or any Lender may hold, and without pursuing any other remedy. None of Agent's or any Lender's rights under this Guaranty shall be exhausted by any action by Agent or any Lender until the Indebtedness has been paid and performed in full in cash.

              17. NO WAIVER; CONSENTS; CUMULATIVE REMEDIES. Each waiver by Agent or the Lenders must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from Agent's or any Lender's delay in exercising or failure to exercise any right or remedy against Company, Guarantor or any security. Consent by Agent or the Lenders to any act or omission by Company or Guarantor shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for Agent's or the Lenders' consent to be obtained in any future or other instance. All remedies of Agent and each Lender against Company and Guarantor are cumulative.

              18. NO RELEASE. Except as otherwise provided in Section 1, Guarantor shall not be released, in whole or in part, from its obligations under this Guaranty except by a writing signed by Agent and all the Lenders.

              19. HEIRS, SUCCESSORS AND ASSIGNS; PARTICIPATIONS. The terms of this Guaranty shall bind and benefit the heirs, legal representatives, successors and assigns of Agent, the Lenders and Guarantor; provided, however, that Guarantor may not assign this Guaranty, or assign or delegate any of its rights or obligations under this Guaranty, without the prior written consent of Agent in each instance. Without notice to or the consent of Guarantor, Agent and any Lender may disclose any and all information in its possession concerning Guarantor, this Guaranty and any security for this Guaranty to any actual or prospective purchaser of any securities issued or to be issued by Agent or such Lender, and to any actual or prospective purchaser or assignee of any participation or other interest in the Indebtedness and this Guaranty.

              20.  NOTICES.

                   (a) DELIVERY. All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed or delivered to its address specified on the signature pages hereof, or to such other address as shall be designated by such party in a written notice to the other party.

                   (b) RECEIPT. All such notices and communications shall, when transmitted by overnight delivery, telegraphed, telecopied by facsimile, telexed or cabled, be effective when delivered for overnight delivery or to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, or if delivered, upon delivery.

                   (c) RELIANCE. Agent and each Lender shall be entitled to rely on the authority of any person purporting to be a person authorized by Guarantor to give such notice, and neither Agent nor any Lender shall have any liability to Guarantor or any other person on account of any action taken or not taken by Agent or such Lender in reliance upon such telephonic or facsimile notice. The obligation of Guarantor hereunder shall not be affected in any way or to any extent by any failure by Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by Agent or a Lender of a confirmation which is at variance with the terms understood by Agent or such Lender to be contained in the telephonic or facsimile notice.

              21. RULES OF CONSTRUCTION. In this Guaranty, the word "Company" includes both the named Company and any other person who at any time assumes or otherwise becomes primarily liable for all or any part of the obligations of the named Company on the Indebtedness. The word "person" includes any individual, company, trust or other legal entity of any kind.
If this Guaranty is executed by more than one person, the word "Guarantor" includes all such persons. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Guaranty. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

              22. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to its choice of law rules.

              23. COSTS AND EXPENSES. If any lawsuit or arbitration is commenced which arises out of, or which relates to this Guaranty, the Loan Documents or the Indebtedness, the prevailing party shall be entitled to recover from each other party such sums as the court or arbitrator may adjudge to be reasonable attorneys' fees (including allocated costs for services of in-house counsel) in the action or proceeding, in addition to costs and expenses otherwise allowed by law. In all other situations, including any Insolvency Proceeding, Guarantor agrees to pay all of the Agent's and each Lender's costs and expenses, including attorneys' fees (including allocated costs for services of the Agent's and each Lender's in-house counsel) which may be incurred in any effort to collect or enforce the Indebtedness or any part of it or any term of this Guaranty. Without limiting any rights of the Agent or Lenders under the Revolving Credit Agreement or the Bridge Loan Agreement, all amounts of any kind due and payable under this Guaranty (whether for principal, interest, and other costs under the Indebtedness, or for costs, fees, and expenses for which the Guarantors are directly responsible hereunder, or otherwise) shall accrue interest from the time the Agent or the Lenders make demand therefor hereunder until paid in full in cash to such Agent or the Lenders at the Base Rate, as defined in the Revolving Credit Agreement, plus three (3%) percentage points, except to the extent that any such amounts are then accruing interest under the Indebtedness, in which case such Base Rate plus 3% interest rate shall not be applied if the effect would be to compound the interest to which such obligations are subject to under the Indebtedness.

              24. CONSIDERATION. Guarantor acknowledges that it expects to benefit from Lenders' extension of the Facility to Company because of its relationship to Company, because such Facility is essential to the business of the Company and because a portion of the Indebtedness will be available for the Company to pay certain expenses intended to be incurred by Guarantor in connection with the conduct by Guarantor of its business. Guarantor is executing this Guaranty in consideration of these anticipated benefits.

              25. INTEGRATION; MODIFICATIONS. This Guaranty (a) integrates all the terms and conditions mentioned in or incidental to this Guaranty, (b) supersedes all oral negotiations and prior writings with respect to its subject matter, and (c) is intended by Guarantor, Agent and the and Lenders as the final expression of the agreement with respect to the terms and conditions set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by Guarantor, Agent and the Lenders. No representation, understanding, promise or condition shall be enforceable against any party hereto unless it is contained in this Guaranty. This Guaranty may not be modified except in a writing signed by both Agent (with the consent of the Requisite Lenders) and Guarantor. No course of prior dealing, usage of trade, parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. As between Agent and the Lenders only, nothing contained in this Guaranty shall alter the rights and obligations among Agent and the Lenders set forth in the Credit Agreement.

              26. MISCELLANEOUS. The illegality or unenforceability of one or more provisions of this Guaranty shall not affect any other provision. Time is of the essence in the performance of this Guaranty by Guarantor. The obligations of each Guarantor under this Guaranty shall be joint and several.

     Guarantors:
     APARTMENT INVESTMENT AND
     MANAGEMENT COMPANY,
     a Maryland corporation

     By:
     Peter K. Kompaniez
     Vice Chairman

     AIMCO-GP, INC.,
     a Delaware corporation

     By:
     Peter K. Kompaniez
     Vice President

     AIMCO-LP, INC.,
     a Delaware corporation

     By:
     Peter K. Kompaniez
     Vice President

     AIMCO HOLDINGS, LP,
     a Delaware limited partnership
     By:  AIMCO HOLDINGS QRS, INC.,
          a Delaware corporation,
          General Partner

     By:
     Peter K. Kompaniez
     Vice President
     AIMCO HOLDINGS QRS, INC.,
     a Delaware corporation

     By:
     Peter K. Kompaniez
     Vice President

                                            Address Where Notices to Guarantors
                                            are to be Sent:
     AIMCO SOMERSET, INC.,                  1873 South Bellaire Street
     a Delaware corporation                 17th Floor
                                            Denver, Colorado  90071
     By:
        Peter K. Kompaniez
        Vice President


                                            Address Where Notices to Agent
                                            are to be Sent:
                                            BANK OF AMERICA NATIONAL TRUST
                                             AND SAVINGS ASSOCIATION
     AIMCO/OTC QRS, INC.,                   555 South Flower Street, 6th Floor
     a Delaware corporation                 Los Angeles, California  90071
                                            Att'n:  Manager - Unit #1357

     By:
     Peter K. Kompaniez                     Addresses Where Notices to the
     Vice President                         Lenders are to be Sent:
                                            Per the Credit Agreement

                                  EXHIBIT H

                         LETTER OF CREDIT APPLICATION

                               [see attached]

                                  EXHIBIT I

                    BORROWING BASE PROPERTY CLOSING CERTIFICATE
                 (PURSUANT TO SECTION 2.13 OF THE CREDIT AGREEMENT)


              Reference is made to Section 2.13 of the Amended and Restated Credit Agreement dated as of May 5, 1997 (as the same may be amended, supplemented or modified from time to time, the "Credit Agreement") among AIMCO Properties, L.P., a Delaware limited partnership ("Company"), the lenders from time to time party to the Credit Agreement (the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as one of the Lenders, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent") for the Lenders. All capitalized terms used but not defined herein having the meanings set forth in the Credit Agreement. The Company represents, warrants, certifies and covenants in favor of the Agent and the Lenders as follows:

              1. All conditions precedent set forth in Section 2.13(a)(iii) of the Credit Agreement with respect to the addition of the properties identified on SCHEDULE 1 attached hereto (the "New Properties") (other than those based solely upon the approval of the Agent, the Requisite Lenders or the Lenders) have been satisfied with respect to the New Properties.

              2. All financial and operating information delivered to the Agent and the Lenders pursuant to Section 2.13(a)(ii), subject to audit, is complete and correct to the knowledge of the Company and sets forth in detail the calculation of the Revolving Facility Debt Service Coverage-Based Principal Limit with the addition of the New Properties.

              3. None of the New Properties, if included in the Collateral, would be required to be excluded as Collateral pursuant to Section 2.13(b) of the Credit Agreement.

              4. The representations and warranties of the Company and the REIT contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct as of the date hereof.

              5. No Default or Event of Default exists or would result from the proposed borrowing.

              6. There has occurred since December 31, 1996, no act, omission, change or occurrence which would have a Material Adverse Effect.

               IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Certificate on behalf of the Company as of _________, 1997

                          AIMCO PROPERTIES, L.P., a
                          Delaware limited partnership

                                         By:  AIMCO-GP, INC.
                                              a Delaware corporation,
                                              its general partner

                                              By:  . . . . . . . . . . . . .
                                              Name:  . . . . . . . . . . . .
                                              Its: . . . . . . . . . . . . .

                                              By:  . . . . . . . . . . . . .
                                              Name:  . . . . . . . . . . . .
                                              Its: . . . . . . . . . . . . .

                                  SCHEDULE 1
                                     to
                       Certificate of AIMCO Properties, L.P.


                             BORROWING BASE PROPERTY

                                  EXHIBIT J

                            OPINION REQUIREMENTS

                                [see attached]

                                  EXHIBIT K

                            COMPLIANCE CERTIFICATE

                              ____________, 1997

Bank of America National Trust and
  Savings Association, as Agent
 CRESG #1357
 555 South Flower Street, 6th Floor
 Los Angeles, California  90071
 Attn: Unit Manager


       Re: Amended and Restated Credit Agreement, dated as of May 5, 1997 (as amended, modified, supplemented, restated, or renewed from time to time, the "Credit Agreement"), by and between AIMCO PROPERTIES, L.P., a Delaware limited partnership (the "Company"), the lenders from time to time party to the Credit Agreement (the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as one of the Lenders, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as Agent for the Lenders ("Agent")

Ladies and Gentlemen:

       Reference is made to the Credit Agreement. Each initially capitalized term not defined in this Compliance Certificate (including the schedules and other attachments hereto, this "Certificate") shall have the meaning ascribed to such term in the Credit Agreement.

       Pursuant to Section 6.02(b) of the Credit Agreement, the undersigned hereby certifies to Agent and each of the Lenders that, to the best of the undersigned's knowledge after diligent inquiry, the information furnished in the attached schedules, including, without limitation, each of the calculations in attached SCHEDULE 1 and the related attachments with respect to (a) the covenants of the Company in Sections 7.09 and 7.16 of the Credit Agreement and (b) the Borrowing Base is true, correct and complete in all material respects as of the last day of the fiscal period subject to the financial statements being delivered to the Lender pursuant to Section 6.01 of the Credit Agreement together with this Certificate (such statements the "Financial Statements" and the periods covered thereby the "Reporting Periods") and for such Reporting Period.

       The undersigned hereby further certifies to Agent and each of the Lenders that, to the best of the undersigned's knowledge after diligent inquiry:

            (1) REVIEW OF FINANCIAL CONDITION. The undersigned has reviewed the terms of the Credit Agreement, including, without limitation, the representations and warranties set forth in Article V thereof and the covenants set forth in Article VI and VII thereof, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Company, the REIT, and their respective Subsidiaries during the Reporting Periods. The Financial Statements accurately present the financial position of the Company, the REIT, and their respective Subsidiaries as of the date thereof and for the Reporting Periods covered thereby.

            (2) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company, the REIT, and their respective Subsidiaries contained in the Loan Documents, including those contained in Article V of the Agreement, are true and correct in all material respects as of the date hereof and were true and correct at all times during the Reporting Periods;

            (3) COVENANTS. During the Reporting Period, the Company, the REIT, and their respective Subsidiaries observed and performed all of their respective covenants and other agreements under the Loan Documents, and satisfied each of the conditions contained therein to be observed, performed or satisfied by the Company, the REIT, and their respective Subsidiaries;

            (4) NO DEFAULT; EVENT OF DEFAULT. [Except as expressly set forth in attached SCHEDULE 2,] no Default or Event of Default exists as of the date hereof or existed at any time during the Reporting Period. [SCHEDULE 2 sets forth a true, correct and complete description of the nature and period of existence of each Default or Event of Default that exists as of the date hereof or existed at any time during the Reporting Periods and the actions that the Company, the REIT, or their respective Subsidiaries have taken, are taking and propose to take with respect thereto];

            (5) NO EXCLUDED COLLATERAL. No adjustment in the Borrowing Base is required under Section 2.13(b) of the Agreement; and

            (6) MINIMUM AVAILABILITY. If an outstanding balance exists under the Bridge Loan Agreement, an aggregate amount of at least $2,500,000 (i) remains undrawn under the Credit Agreement but available for borrowing thereunder, or (ii) is held by the Company in the form of Cash Equivalents not subject to any Lien.

       IN WITNESS WHEREOF, this Certificate is executed by the undersigned this ____ day of ____________, 19__.

                                       AIMCO PROPERTIES, L.P., a Delaware
                                       limited partnership



                                       By:  AIMCO-GP, Inc.,
                                            a Delaware corporation
                                            Its general partner

                        By: _________________________________________________

Name:  _______________________________
Title: _______________________________

                        By: _________________________________________________

Name:  _______________________________
Title: _______________________________

                                                                    SCHEDULE 1
                                                     to Compliance Certificate

                                COVENANT COMPLIANCE

                            As of __________________, 199_
                      and for the period from _____________, 199_
                               to _____________, 199_

FINANCIAL COVENANTS

     NET WORTH (SECTION 7.16(A)) AS OF ___________, 199__
           [Net Worth not to be less than $400,000,000 plus 75% of Net Issuance Proceeds of equity securities since Closing Date]

Gross Asset Value

     Net Operating Income
     from all apartment
     projects 100% owned
     by the Company or
     the Wholly-Owned
     Subsidiaries from
     the commencement of
     the then current
     year through the end
     of the most recent
     quarter                                       (A-1) $____________

     Annualization of (A-1)
     (Insert fraction used
     here:  _______)                               (A-2) $____________

     Item (A-2) capitalized
     at the Apartment Property
     Cap Rate (9.60%)                              (A-3) $____________

     Company's or
     Subsidiaries' share
     of Net Operating
     Income from all
     apartment projects
     not 100% owned by
     the Company or any
     Subsidiary from the
     commencement of the
     then current year
     through the end of
     the most recent
     quarter                                       (A-4) $____________

     Annualization of (A-4)

     4) (Insert fraction                           (A-5) $____________
     used here:  _______)

     Item (A-5)
     capitalized at the
     Apartment Property
     Cap Rate (9.60%)                              (A-6) $____________

     Unconsolidated net
     income of Management
     Entities for the                              (A-7) $______________
     period from the
     commencement date of
     the then current
     year through the end
     of the most recent
     quarter

     Annualization of (A-7)
     (insert fraction
     used here:                                    (A-8) $______________
     __________)

     Item (A-8)
     multiplied by 6.5                             (A-9) $______________

     Unconsolidated net
     income of
     Unconsolidated
     Partnerships for the
     period from the
     commencement date of
     the then current
     year through the end
     of the most recent
     quarter                                       (A-10) $_____________

     Annualization of
     (A-10) (insert fraction
     here: __________)                             (A-11)
                                                   $_____________

     Item (A-11)
     multiplied by 6.5                             (A-12)
                                                   $______________
     Acquisition Sub's
     share of EBITDA of
     NHP for the period
     from the
     commence-
     ment date of the then
     current
     year through the end
     of the most recent
     quarter                                       (A-13)
                                                   $______________

     Annualization of (A-13)
     (insert fraction
     here: __________)                             (A-14)
                                                   $______________

     Item (A-14)
     multiplied by 6.0                             (A-15)
                                                   $______________

     All cash (including
     Restricted Cash) and
     the fair market
     value of all Cash
     Equivalents held as
     of the last day of
     such quarter                                  (A-16)            $

Total Gross Asset Value
(sum of Items (A-3), (A-6),
(A-9), (A-2), (A-15) and
(A-16))                                            (A-17) $______________

Liabilities (as determined in
accordance with GAAP) of the
Company, the REIT, and their
respective Subsidiaries on a
consolidated basis                                (B)$____________

Net Worth ((A-17) minus (B))                      (C-1) $____________

Net Issuance Proceeds from all
Stock and Units issued since
the Closing Date (___, 1997),
multiplied by 75%                                 (C-2) $____________

Covenant compliance? (Item
(C-1) must not be less than
                                                   (C-3) _______ (yes or no)

$400,000,000 plus item (C-2))


        CONSOLIDATED TOTAL INDEBTEDNESS TO GROSS ASSET VALUE (SECTION 7.16(B))
                              AS OF _____________ , 199__
                            [not to exceed 60% at any time]


Total Indebtedness

All outstanding Indebtedness (including
its share of Indebtedness of partnerships and joint ventures) and in the case of letters of credit Indebtedness available to be drawn, of the Company, the REIT, and their respective Subsidiaries
                                                   (D-1) $____________

Acquisition Sub's Pro Rata Share (__%) of all outstanding Indebtedness (including its share of Indebtedness of partnerships and joint ventures) and in the case of letters of credit
Indebtedness available to be drawn, of NHP.


                                                   (D-2) $

     Consolidated Total Indebtedness               (D-3) $___________

     Gross Asset Value (A-17)                      (E)   $___________

Ratio of Total Indebtedness to Gross
Asset Value ((D-3) divided by (E))
                                                   (F)   $____________

Covenant compliance? (Item (F) must
be less than or equal to 60%)                      (G) ______ (yes or no)


  CONSOLIDATED EBITDA-TO-INTEREST RATIO (SECTION 7.16(C)) FOR THE PERIOD FROM
         _________ , 199__ TO __________, 199__
         [not to be less than 2.00:1.00 for any fiscal quarter or year]

EBITDA with respect to the
REIT and its Subsidiaries
(on a consolidated basis)

    Net Income (or Net
    Loss)(without giving effect
    to extraordinary gains or
    losses)                                        (H-1) $____________

    Interest Expense                               (H-2) $____________

    Real estate depreciation                       (H-3) $____________

    Amortization expenses
     relating to intangibles                       (H-4) $____________

    Accrued income taxes                           (H-5) $____________

EBITDA for REIT and its Subsidiaries (sum          (H-6) $____________
of Items (H-1)+(H-2)+(H-3)+(H-4)+(H-5))

EBITDA with respect
to NHP (on a consolidated
basis)

    Net Income (or Net
    Loss)(without giving effect
    to extraordinary gains or
    losses) for NHP                                (H-7) $____________

    Interest Expense for NHP                       (H-8) $____________

    Real estate depreciation                       (H-9) $____________
    for NHP

    Amortization expenses
     relating to intangibles
     for NHP                                       (H-10) $____________

    Accrued income taxes for                       (H-11) $____________
    NHP

EBITDA for NHP (sum of Items (H-7) + (H-8) +
(H-9) + (H-10) + (H-11))                           (H-12) $____________

Acquisition Sub's Pro Rata Share (___%)
of EBITDA for NHP (H-12)                           (H-13) $____________

Consolidated EBITDA ((H-6) + (H-13))               (I)    $____________

Imputed Capital Expenditures

  For any four consecutive
  quarters, an amount equal
  to the average number of
  apartment units owned by the
  Company, its Subsidiaries
  and the REIT during such
  period                                           (J-1) _____________

  Item (I-1), multiplied by
  $300, and for any period
  less than four consecutive
  quarters, an appropriate
  proration of such amount                         (J-2) $____________

Consolidated EBITDA less
Imputed Capital Expenditures
(Item (I) minus Item (J-2))                             (K)
                                                   $___________

Net Interest Expense for
REIT, Company and
Subsidiaries                                       (K-1)
                                                   $____________

Acquisition Sub's Pro Rata
Share (__%) of Net Interest
Expense for NHP                                    (K-2)
                                                   $____________

Consolidated Interest Expense                      (K-3) $____________

Consolidated
EBITDA-to-Interest Ratio
(Item (K) divided by Item
(K-3))                                             (L) _____________

Covenant compliance? (Item
(L) must not be less than
2.00:1.00)                                         (M) ______ (yes or no)


   CONSOLIDATED EBITDA-TO-FIXED CHARGES RATIO (SECTION 7.16(D)) FOR THE PERIOD
          FROM
          _________ , 199__ TO __________, 199__
          [not to be less than 1.80:1.00 for any fiscal quarter or year]

Consolidated EBITDA minus
Imputed Capital Expenditures
(Item (K))                                         (N) $_____________

Consolidated Interest
Expense (Item (K-3))                               (O) $_____________

Amortization

   Scheduled Amortization of
   the Company, its Subsidiaries,
   and the REIT (i.e., current
   portion (due within 12 months)
   of all regularly scheduled
   amortization payments due under
   long-term fully amortizing
   mortgage Indebtedness)                          (P-1) $______________

   Acquisition Sub's Pro
   Rata Share (__%) of
   Scheduled Amortization
   of NHP                                          (P-2) $______________

Consolidated Scheduled
Amortization (sum of
(Items (P-1)+(P-2))                                (P-3) $______________

Dividends payable and
carried over on preferred
stock of the REIT                                  (P-4) $______________

Consolidated EBITDA-to-
Fixed Charges Ratio (Item

(N)divided by the sum of                          (Q) ________________
Items (O)+(P-3)+(P-4))

Covenant Compliance? (Item (Q)
must not be less than
1.80:1.00)                                         (R) _______  (yes or no)


      DISTRIBUTIONS (SECTION 7.09) FOR THE PERIOD FROM
             _________ , 199__ TO __________, 199__ (four consecutive quarters)
             [not to exceed 80% of Funds From Operations]

Funds From Operations

  With respect to the Company,
  the REIT, and their Subsidiaries
  on a consolidated basis, net
  income calculated in accordance
  with GAAP, excluding gains or
  losses from debt restructuring
  and sales of property, plus real
  estate depreciation and
  amortization, plus amortization
  associated with the purchase of
  property management companies,
  and after adjustments for
  unconsolidated partnerships and
  joint ventures                                   (S-1) $_______________

  80% of Item (S-1)                                (S-2) $_______________

Distributions (as defined in
Section 7.09 of the Credit
Agreement) made to Persons
other than Company, REIT and
Wholly-Owned Subsidiaries                          (T) $________________

Total distributions (as defined
in Section 7.09 of the Credit
Agreement) of the Company and
Subsidiaries during any 12 month
period (Item (T)) shall not
exceed 80% of Funds from Operations
(Item (S-2))                                       (U) ________ (yes or no)

If greater in order to maintain REIT
status,  explain                                   _____________________

     NON-CORE ASSETS (SECTION 7.08(a)(vi))
          [not to exceed 25% of Carrying Value of all assets]

Carrying Value of cash and cash
equivalents, multi-family apartment
projects owned in fee simple, ownership
interests in permitted Subsidiaries
and Management Entities, NHP
Interests                                             (V-1) $ ____________

Carrying Value of all assets owned
by the REIT, the Company, and
their Subsidiaries                                    (V-2) $ ____________

Covenant compliance? Item (V-2)
minus Item (V-1) must not exceed
25% of Item (V-2)                                     (W) _________(yes or no?)

BORROWING BASE AS OF __________, 199___

Revolving Facility Borrowing Base(1)
Revolving Availability:
Revolving Commitment                 (_________)
Bridge Loans outstanding             (_________)
Funded Intra-Company Debt               (_________)
Total                                $ _________      (X-1)$ ____________


Value of Collateral (based on appraisal) - totals of
Columns (B-1) and (B-2) from Table 1 attached         (X-2) $ _________

Value of Collateral (based on coverage) - Totals of
Column (C) from Table 1 attached                      (X-3) $ _________

Revolving Facility Borrowing Base (lesser of (X-1),
(X-2) or (X-3))                                       (X-4) $ _________

Outstanding Advances plus outstanding Letter of
Credit Liability                                      (Y)   $ _________

Covenant Compliance?  (Item (Y) may not exceed
Item (X-4))                                           (Z) ______ (yes or no)
                                                          -----------------
                                                          -----------------

                                                                     SCHEDULE 2
                                                      to Compliance Certificate

                          DEFAULTS; EVENTS OF DEFAULT

                               ____________, 199_

Condition(s) or event(s) constituting a Default or Event of Default:
_______________________
______________________________________________________________________________







PERIOD OF EXISTENCE:
-------------------








Remedial actions taken or proposed to be taken with respect to each such Default or Event of Default: ___________________________________________________________

                                    TABLE 1
                           TO COMPLIANCE CERTIFICATE

                       REVOLVING FACILITY BORROWING BASE

                     For period ending __________, 19 ____


         (A)                        (B-1)                 (B-2)             (C)

                         Applicable Advance Rate(2)
                         --------------------------
Name of Borrowing Base    of Appraised Value (less                               Loan Amount @
----------------------    ------------------------                               -------------
      Property               assessment liens)          Pledged Cash    Applicable Coverage Factor(1)
      --------               -----------------          ------------    -----------------------------


1.
2.
3.
4.

       Total
       Revolving Facility Borrowing Base equals the lesser of:
       (1)   Revolving Availability
       (2)  Sum of (B-1) plus (B-2) for all Borrowing Base Properties
       (3)  Sum of (C) for all Borrowing Base Properties


                                   TABLE 2
                          TO COMPLIANCE CERTIFICATE

                          TERM LOAN BORROWING BASE

                   For period ending __________, 19 ____

Term Loan Borrowing Base equals the lesser of the following:

(A)  Outstanding Balance of the
Revolving Facility on the Conversion
Date*                                                         $_________________


(B)  Maximum Term Loan
Amount under Section 4.03 of the
Credit Agreement*                                             $_________________


(C)  Lesser of Term Loan Limit
or Term Loan Amount for each of
the Borrowing Base Properties*                                $_________________


(D)  Aggregate Commitment,
minus the outstanding amount of
any Funded Intra-Company Debt                                 $_________________


*as further reduced by the
cumulative amortization payments
required to be made through such
date under Section 2.06(c)

                                   EXHIBIT L


                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


                             _________________, 1997

     This ASSIGNMENT AND ACCEPTANCE AGREEMENT ("Agreement") is entered into by _______________________________________________________________, as Assignor
("Assignor") and _____________________________________________________ as
Assignee ("Assignee"). Capitalized terms used in this Agreement without definition have the meanings specified in the Revolving Credit Agreement described below.




RECITALS

     A. Assignor is party to the Amended and Restated Credit Agreement dated as of May 5, 1997 (as the same may be amended, modified or supplemented from time to time, the "Revolving Credit Agreement"), among AIMCO PROPERTIES, L.P., a Delaware limited partnership (the "Company"), the Lenders, including BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as one of the Lenders, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent") for the Lenders;

     B. Pursuant to the Revolving Credit Agreement, Assignor has committed to make loans ("Revolving Loans") to the Company and to participate in Letter of Credit Liability in an aggregate amount not to exceed $__________ ("Assignor's Revolving Commitment") and the Lenders have committed to make loans to the Company and to participate in Letter of Credit Liability, in an aggregate amount not to exceed the current $__________ (the "Aggregate Revolving Commitment" thereunder);

     C. As of the date hereof, Assignor has made Revolving Loans to the Company under the Credit Agreement in the aggregate principal outstanding amount of $___________ ("Assignor's Outstanding Revolving Loans") and has participated in Letter of Credit Liability in the amount of $____________, and the Lenders have made Revolving Loans to the Company under the Revolving Credit Agreement in the aggregate principal outstanding amount of $_________ and have participated in Letter of Credit Liability in the aggregate amount of $____________;

     D. Assignor is party to the Amended and Restated Credit Agreement (Bridge Loan) dated as of May 5, 1997 (as the same may be amended, modified or supplemented from time to time, the "Bridge Loan Agreement"), among the Company, the Lenders, and the Agent;

     E. Pursuant to the Bridge Loan Agreement, Assignor has committed to make loans ("Bridge Loans") to the Company in an aggregate amount not to exceed $__________, ("Assignor's Bridge Commitment") and the Lenders have committed to make loans to the Company, in an aggregate amount not to exceed $25,000,000 (the "Aggregate Bridge Commitment");

     F. As of the date hereof, Assignor has made Bridge Loans to the Company under the Bridge Loan Agreement in the aggregate principal outstanding amount of $___________ ("Assignor's Outstanding Bridge Loans" and collectively with Assignor's Outstanding Revolving Loans, "Assignor's Outstanding Loans"), the Lenders have made Bridge Loans to the Company under the Bridge Loan Agreement in the aggregate principal outstanding amount of $_________ and the Lenders have made Bridge Loans to the Company under the Bridge Loan Agreement in the aggregate principal outstanding amount of $ ___________; and

     G. Assignor wishes to assign to Assignee [part of] the rights and obligations of Assignor under the Revolving Credit Agreement in respect of Assignor's Revolving Commitment in an amount equal to $____________ and in respect of Assignor's Bridge Commitment in an amount equal to $___________, together with a portion equal to Assignee's Percentage Share (as defined below) of Assignor's Outstanding Loans and the Letter of Credit Liability (the "Assigned Amount") on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.   ASSIGNMENT AND ACCEPTANCE.

          (a) Subject to the terms and conditions of this Agreement, upon the Effective Date (as hereinafter defined) (i) Assignor hereby sells, transfers and assigns to Assignee, and (ii) Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Agreement), _____________% (the "Assignee's Percentage Share") of (A) Assignor's Revolving Commitment (representing ___________% of the $__________ current Aggregate Revolving Commitment of all Lenders), (B) the existing Letter of Credit Liability, (C) Assignor's Bridge Commitment (representing ____% of the $25,000,000 Aggregate Bridge Commitment of all Lenders), and (D) all related rights, benefits, obligations, liabilities and indemnities of Assignor under and in connection with the Revolving Credit Agreement and the Bridge Loan Agreement.

          (b) With effect on and after the Effective Date (as defined in Section 5), Assignee shall be a party to the Revolving Credit Agreement and the Bridge Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Revolving Credit Agreement and the Bridge Loan Agreement with a Revolving Commitment equal to $__________ and a Bridge Commitment of $_____________. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Revolving Credit Agreement and the Bridge Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that, as of the Effective Date, the Revolving Commitment of Assignor shall be reduced by an amount equal to $____________ and that the Bridge Commitment of Assignor shall be reduced by an amount equal to $____________, and Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement and the Bridge Loan Agreement to the extent such obligations have been assumed by Assignee.

          (c) After giving effect to the assignment and assumption, on the Effective Date, Assignee's Revolving Commitment will be $_____________, its Bridge Commitment will be $____________ and Assignee's Revolving and Bridge Commitment Percentages will each be _____________%.

          (d) After giving effect to the assignment and assumption, on the Effective Date, Assignor's Commitment will be $______________, its Bridge Commitment will be $____________ and Assignor's Revolving and Bridge Commitment Percentages will each be ______________%.

     2.   PAYMENTS.

     As consideration for the sale, assignment and transfer contemplated in
Section 1, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $_____________, representing Assignee's Percentage Share of the principal amount of Assignor's Outstanding Loans, and shall assume all Assignee's Revolving Commitment Percentage of all Letter of Credit Liability.

     3.   REALLOCATION OF PAYMENTS.

     Any interest, fees and other payments accrued to the Effective Date with respect to the Assignor's Revolving Commitment and Bridge Loan Commitment and Assignor's Outstanding Loans shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will (a) hold in trust for the other party, any interest, fees and other amounts which it may receive to which the other party is entitled, pursuant to the preceding sentences and
(b) promptly upon receipt, pay to the other party any such amounts which it may receive.

     4.   INDEPENDENT CREDIT DECISION.

     Assignee (a) acknowledges that it has received a copy of the Revolving Credit Agreement and the Bridge Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.01 of each of the Revolving Credit Agreement and the Bridge Loan Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; and (b) agrees that it will, independently and without reliance upon Assignor, any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Revolving Credit Agreement and the Bridge Loan Agreement.

     5.   EFFECTIVE DATE; NOTICES.

          (a) As between Assignor and Assignee, the effective date for this Agreement shall be ___________199__ (the "Effective Date"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective
Date:

               (i) this Agreement shall be executed and delivered by Assignor and Assignee;

               (ii) Assignee shall pay to Assignor all amounts due to Assignor under this Agreement;

               (iii) to the extent required under Section 10.08(a) of each of the Revolving Credit Agreement and the Bridge Loan Agreement, the consent of the Agent and the Company shall have been duly obtained (or, in the case of the Company, been deemed obtained) and shall be in full force and effect as of the Effective Date;

               (iv) Assignee shall have complied with Section 3.01(f) of each of the Revolving Credit Agreement and the Bridge Loan Agreement (if applicable); and

          (b) Promptly following the execution of this Agreement, Assignor shall deliver to the Company and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form of attached SCHEDULE 1.

     6.   AGENT.

          (a) Assignee hereby acknowledges such powers delegated to the Agent pursuant to the terms of the Credit Agreement and the Bridge Loan Agreement.

          (b) Assignee shall assume no duties or obligations held by the Agent under the Revolving Credit Agreement or the Bridge Loan Agreement.

     7.   WITHHOLDING TAX.

     Assignee agrees to comply with Section 3.01(f) of each of the Revolving Credit Agreement and the Bridge Loan Agreement (if applicable).

     8.   REPRESENTATIONS AND WARRANTIES.

          (a) Assignor represents and warrants that (i) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Revolving Credit Agreement and the Bridge Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance;
(iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim;

          (b) Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to:

      (i) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Revolving Credit Agreement, the Bridge Loan Agreement, any other Loan Document (as defined in both the Revolving Credit Agreement and the Bridge Loan Agreement), or any other instrument or document furnished in connection therewith;

      (ii) any statements, warranties or representations made in or in connection with the Revolving Credit Agreement, the Bridge Loan Agreement, any other Loan Document, or any other instrument or document furnished in connection therewith; or

      (iii) the solvency, financial condition or financial statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Revolving Credit Agreement, the Bridge Loan Agreement, any other Loan Document, or any other instrument or document furnished in connection therewith.

          (c) Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertakings or filings required by the Revolving Credit Agreement or the Bridge Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

      9.   FURTHER ASSURANCES.

      Assignor and Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

      10.  MISCELLANEOUS.

           (a) Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

           (b) All payments made hereunder shall be made without any set-off or counterclaim.

           (c) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

           (d) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

           (e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ______________. PROVIDED HOWEVER THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

        ______________________________________, Assignor

              By:_______________________________________
              Name _____________________________________
              Title: ___________________________________

              Address:



        ________________________________________, Assignee

        By:_______________________________________
        Name _____________________________________
        Title: ______________________________________
          Address:

                                                                     SCHEDULE 1
                                                   to Assignment and Acceptance

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE

                          ________________, 199__


Bank of America National Trust and
Savings Association, as Agent
CRESG #1357
555 South Flower Street, 6th Floor
Los Angeles, California  90071
Attention:  Unit Manager

AIMCO Properties, L.P.,
a Delaware limited partnership
1873 South Bellaire Street, 17th Floor
Denver, Colorado 80222
Attention:  Peter Kompaniez, Vice Chairman

               Re: Amended and Restated Credit Agreement, dated as of ___________1997 (as the same may be amended, modified or supplemented from time to time, the "Revolving Credit Agreement"), and Amended and Restated Credit Agreement (Bridge Loan), dated as of ________, 1996 (as the same may be amended, modified or supplemented from time to time, the "Bridge Loan Agreement"), among AIMCO PROPERTIES, L.P., a Delaware limited partnership (the "Company"), the lenders from time to time party to the Credit Agreement (the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as one of the Lenders, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent") for the Lenders.

Ladies and Gentlemen:

          Reference is made to the Revolving Credit Agreement and Bridge Loan Agreement. Capitalized terms used in this Notice of Assignment and Acceptance without definition have the meanings specified in the Revolving Credit Agreement.
          1. We hereby give notice to the Company and to the Agent of the assignment by _____________________ ("Assignor") ______________________
("Assignee") of __________% of the right, title and interest of Assignor in and to the Revolving Credit Agreement and the Bridge Loan Agreement, including, without limitation, the right, title and interest of Assignor in and to:

               (A) Assignor's Commitment under and as such term is defined in the Revolving Credit Agreement (the "Revolving Commitment") (representing ___________% of the $__________ current Aggregate Revolving Commitment of all Lenders),

               (B) Assignor's Commitment Percentage of the outstanding loans under the Revolving Credit Agreement (representing an amount equal to $____________ as of the Effective Date), (C) the existing Letter of Credit Liability,

               (C) Assignor's Commitment under and as such term is defined in the Bridge Loan Agreement (the "Bridge Commitment") (representing ____% of the $25,000,000 Aggregate Bridge Commitment of all Lenders),

               (D) Assignor's Commitment Percentage (as such term is defined in the Bridge Loan Agreement) of the outstanding loans under the Bridge Loan Agreement (representing an amount equal to $____________ as of the Effective
Date), and

               (E) all related rights, benefits, obligations, liabilities and indemnities of Assignor under and in connection with the Revolving Credit Agreement and the Bridge Loan Agreement.

          Before giving effect to the assignment and assumption, on the Effective Date, Assignor's Revolving Commitment was $______________, its Bridge Commitment was $____________ and Assignor's Revolving and Bridge Commitment Percentages were each ______________%. After giving effect to the assignment and assumption, on the Effective Date, Assignor's Commitment will be $______________, its Bridge Commitment will be $____________ and Assignor's Revolving and Bridge Commitment Percentages will each be ______________%. After giving effect to the assignment and assumption, on the Effective Date, Assignee's Revolving Commitment will be $_____________, its Bridge Commitment will be $____________ and Assignee's Revolving and Bridge Commitment Percentages will each be _____________%.

          2. Assignee agrees that, upon receiving the consent of the Agent and the Company to such assignment, Assignee will be bound by the terms of the Revolving Credit Agreement and the Bridge Loan Agreement as fully and to the same extent as if Assignee were the Lender originally holding the interest so assigned to it under the Revolving Credit Agreement and the Bridge Loan Agreement.

          3.   The following administrative details apply to Assignee:

          (A)  Notice Address:

               Assignee name:
               Address:


               Att'n:
               Telephone:
               Telecopier:

(B)  Payment Instructions:

     ABA No.
     Account No.
     At:


     Reference:
     Att'n:

          IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                     Very truly yours,

                                     [Assignor]


                                      By:
                                         ---------------------------

                                      Title:
                                            ------------------------


                                      [Assignee]


                                      By:
                                         ---------------------------

                                      Title:
                                            ------------------------


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent


By:
   ------------------------------

Title:
      ---------------------------

[Add Company's Signature Block if Company's Consent is required]

AIMCO PROPERTIES, L.P., a Delaware  limited partnership

By:  Aimco - GP, Inc., a Delaware corporation
     Its General Partner

By:
   ------------------------------

Title:
      ---------------------------

                                 EXHIBIT M

                                  FORM OF
                         ADDITIONAL LENDER AGREEMENT

     THIS ADDITIONAL LENDER AGREEMENT (the "Additional Lender Agreement") is made and dated as of ___________ __, 19__ by ____________________________
_______________________________________ (the "Additional Lender"),  BANK OF
AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as "Agent" under the Agreement referred to in Recital A below (in such capacity, the "Agent"), and AIMCO PROPERTIES, L.P. (the "Company").


                                  RECITALS

     A. The Additional Lender desires to become a "Lender" under (1) that certain Amended and Restated Credit Agreement dated as of May 5, 1997 (as amended, extended and restated from time to time, the "Revolving Credit Agreement"), by and among the Agent, the Lenders currently participating therein (the "Existing Lenders"), the Issuing Lender named therein, and the Company and
(2) the Bridge Loan Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in both the Revolving Credit Agreement and in the Bridge Loan Agreement.

     B. Pursuant to Section 2.01(a)(iv) of the Revolving Credit Agreement and Section __ of the Bridge Loan Agreement, the Additional Lender has agreed to become a Lender under the Revolving Credit Agreement and in the Bridge Loan Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                 AGREEMENT

1. The Additional Lender hereby acknowledges and agrees that from and after _________ ___, ____ (the "Adjustment Date") it will be a "Lender" under the Revolving Credit Agreement and in the Bridge Loan Agreement and the other Loan Documents with all the rights and benefits and with all the obligations of the Existing Lenders thereunder. With limiting the generality of the foregoing, on the Adjustment Date the Lender shall fund its Commitment Percentage of the outstanding Revolving Loans in accordance with Section ___ of the Revolving Credit Agreement, and its full Bridge Commitment Percentage of the outstanding Bridge Loans in accordance with Section __ of the Bridge Loan Agreement.

2. The Company hereby agrees to pay to the Additional Lender a facility fee in an amount of one percent (1.0%) of the Revolving Commitment (as defined in the Revolving Credit Agreement) of such Additional Lender on the Adjustment Date.

3. Additional Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Revolving Credit Agreement and the Bridge Loan Agreement are required to be performed by it as a Lender. No reduction in the Commitements of the Existing Lenders shall result from this Additional Lender Agreement.

4. Any interest, fees and other payments accrued to the Adjustment Date with respect to the any of the Existing Lenders' Revolving Commitments and Bridge Loan Commitments and any outstanding amounts due under the Revolving Credit Agreement and the Bridge Loan Agreement shall be for the account of the Exisitng Lenders.

5. Additional Lender (a) acknowledges that it has received a copy of the Revolving Credit Agreement and the Bridge Loan Agreement and the
    Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 6.01 of each of the Revolving Credit Agreement and the Bridge Loan Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Additional Lender Agreement; and (b) agrees that it will, independently and without reliance upon the Agent or any of the Existing Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Revolving Credit Agreement and the Bridge Loan Agreement.

6. Additional Lender hereby acknowledges such powers delegated to the Agent pursuant to the terms of the Credit Agreement and the Bridge Loan Agreement.

7. Additional Lender shall assume no duties or obligations held by the Agent under the Revolving Credit Agreement or the Bridge Loan
    Agreement.

8. Additional Lender agrees to comply with Section 3.01(f) of each of the Revolving Credit Agreement and the Bridge Loan Agreement (if applicable).

9. Additional Lender represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Additional Lender Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Additional Lender Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Additional Lender Agreement; and apart from any agreements or undertakings or filings required by the Revolving Credit Agreement or the Bridge Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Additional Lender Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Additional Lender, enforceable against Additional Lender in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Additional Lender.

10. Additional Lender hereby agrees to execute and deliver such other instruments, and take such other action, as either party or any Existing Lender may reasonably request in connection with the transactions contemplated by this Additional Lender Agreement.

11. Any amendment or waiver of any provision of this Additional Lender Agreement shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Additional Lender Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

12. Additional Lender shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Additional Lender Agreement.

13. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ______________. PROVIDED HOWEVER THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

15. The Domestic Lending Office of the Additional Lender shall initially be as set forth beneath its signature below.

16. This Additional Lender Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of _______.

17. This Additional Lender Agreement shall be effective when executed by each of the parties hereto and acknowledged and agreed to by the Agent under the Agreement in the space provided below.

EXECUTED as of the date and year first above written.

ADDITIONAL LENDER:                    [____________NAME___]


                                      By:
                                         ------------------------------

                                      Title:
                                            ---------------------------

                                      Address:
                                              -------------------------

                                      Attn:
                                           ----------------------------


COMPANY:                              AIMCO PROPERTIES, L.P.

                                      By:
                                         ------------------------------

                                      Title:
                                            ---------------------------


AGENT:                                             [Illegible]

                                      By:
                                         ------------------------------

                                      Title:
                                            ---------------------------

[1]  Insert place of delivery of Note.
 1 Adjustments are required to the certificate if the Revolving Facility is converted to the Term Loan.
 2   Applicable advance rate: 75% (until ______________, 1997); 60%
     thereafter.
 3   Applicable coverage factor: 1.20 (until ____________, 1997); 1.30 thereafter.